FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-180779-11

MSBAM 2014-C18

Free Writing Prospectus
Structural and Collateral Term Sheet

$1,033,193,668
(Approximate Total Mortgage Pool Balance)

$910,501,000
(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.
as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
Bank of America, National Association
CIBC Inc.
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2014-C18

September 11, 2014

MORGAN STANLEY	BofA MERRILL LYNCH

Co-Lead Bookrunning Manager CIBC World Markets	Co-Lead Bookrunning Manager Drexel Hamilton
Co-Managers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-180779) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Free Writing Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Free Writing Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Free Writing Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Free Writing Prospectus and the Prospectus attached thereto as Exhibit A. The information contained herein will be more fully described in the Free Writing Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Free Writing Prospectus its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Structural Overview

Offered Certificates

Class	Expected Ratings (DBRS/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)(8)	Certificate Principal to Value Ratio(7)(8)
Class A-1	AAA(sf)/AAA(sf)/Aaa(sf)	$36,300,000		30.000%	(4)	2.95	1-58	16.1%	45.3%
Class A-2	AAA(sf)/AAA(sf)/Aaa(sf)	$288,600,000		30.000%	(4)	4.91	58-61	16.1%	45.3%
Class A-SB	AAA(sf)/AAA(sf)/Aaa(sf)	$67,800,000		30.000%	(4)	7.28	61-113	16.1%	45.3%
Class A-3	AAA(sf)/AAA(sf)/Aaa(sf)	$115,000,000		30.000%	(4)	9.69	113-119	16.1%	45.3%
Class A-4	AAA(sf)/AAA(sf)/Aaa(sf)	$215,535,000		30.000%	(4)	9.88	119-119	16.1%	45.3%
Class X-A	AAA(sf)/AAA(sf)/Aaa(sf)	$767,146,000	(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class A-S(11)	AAA(sf)/AAA(sf)/Aaa(sf)	$43,911,000		25.750%	(4)	9.95	119-120	15.2%	48.0%
Class B(11)	AA(sf)/AA(sf)/Aa3(sf)	$81,364,000		17.875%	(4)	9.96	120-120	13.8%	53.1%
Class PST(11)	A(low)(sf)/A-(sf)/NR	$187,266,000		11.875%	(4)	9.96	119-120	12.8%	57.0%
Class C(11)	A(low)(sf)/A-(sf)/NR	$61,991,000		11.875%	(4)	9.96	120-120	12.8%	57.0%

Privately Offered Certificates(12)

Class	Expected Ratings (DBRS/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-B	AAA(sf)/AAA(sf)/NR	$191,141,000	(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-C	AAA(sf)/B-(sf)/NR	$43,910,000	(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-D	NR/NR/NR	$30,996,667	(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class D	BBB(low)(sf)/BBB-(sf)/NR	$47,786,000		7.250%	(4)	10.01	120-121	12.2%	60.0%
Class E	BB(low)(sf)/BB-(sf)/NR	$25,829,000		4.750%	(4)	10.04	121-121	11.9%	61.6%
Class F	B(low)(sf)/B-(sf)/NR	$18,081,000		3.000%	(4)	10.04	121-121	11.6%	62.8%
Class G	NR/NR/NR	$30,996,667		0.000%	(4)	11.55	121-142	11.3%	64.7%

(1)
Ratings shown are those of DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “Ratings” in the other free writing prospectus, which is expected to be dated September 12, 2014 (the “Free Writing Prospectus”), to which the prospectus dated October 1, 2013 (the “Prospectus”) is attached as Exhibit A. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Free Writing Prospectus.

(2)
The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates (other than the Class V, Class 300 and Class R Certificates) and to the other statistical data contained herein and in the Free Writing Prospectus. In addition, the notional amounts of the Class X-A, Class X-B, Class X-C and Class X-D Certificates may vary depending upon the final pricing of the classes of certificates and/or trust components whose certificate principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B, Class X-C or Class X-D Certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the closing date.

(3)
The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates in the aggregate. The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C Certificates and the Class PST Certificates represents the approximate credit support for the underlying Class C trust component.

(4)
The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) less a specified percentage, which percentage may be zero. The Class PST Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PST components. The pass-through rates for the Class A-S Certificates, the Class A-S trust component and the Class PST Component A-S will, at all times, be the same. The pass-through rates for the Class B Certificates, the Class B trust component and the Class PST Component B will, at all times, be the same. The pass-through rates for the Class C Certificates, the Class C trust component and the Class PST Component C will, at all times, be the same.

(5)
The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of the mortgage loans; (iii) payment in full on the stated maturity date or, in the case of any mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date. See the structuring assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Free Writing Prospectus.

(Footnotes continued on next page)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Structural Overview

(6)
Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than any Class 300 Certificates and the Exchangeable Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than any Class 300 Certificates and the Exchangeable Certificates) and trust components, and the denominator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than any Class 300 Certificates and the Exchangeable Certificates) and trust components, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)
Certificate Principal to Value Ratio for any class of principal balance certificates (other than any Class 300 Certificates and the Exchangeable Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than any Class 300 Certificates and the Exchangeable Certificates) and trust components, if any, that are senior to such class, and the denominator of which is the total initial principal balance of all the principal balance certificates (other than any Class 300 Certificates and the Exchangeable Certificates) and trust components. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(8)
Certificate Principal UW NOI Debt Yield for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than any Class 300 Certificates and the Exchangeable Certificates) and trust components, and the denominator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than any Class 300 Certificates and the Exchangeable Certificates) and trust components that are senior to such trust component. Certificate Principal to Value Ratio for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than any Class 300 Certificates and the Exchangeable Certificates) and trust components that are senior to such trust component, and the denominator of which is the total initial principal balance of all the principal balance certificates (other than any Class 300 Certificates and the Exchangeable Certificates) and trust components. The Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio of the Class PST Certificates are equal to the respective amounts for the Class C Certificates.

(9)
The Class X-A, Class X-B, Class X-C and Class X-D Certificates will not have certificate principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B, Class X-C and Class X-D Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will equal the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-S trust component outstanding from time to time. The notional amount of the Class X-B Certificates will equal the aggregate certificate principal balance of the Class B and Class C trust components and the Class D Certificates outstanding from time to time. The notional amount of the Class X-C Certificates will equal the aggregate certificate principal balance of the Class E and Class F Certificates outstanding from time to time. The notional amount of the Class X-D Certificates will equal the aggregate certificate principal balance of the Class G Certificates outstanding from time to time.

(10)
The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-S trust component as described in the Free Writing Prospectus. The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the weighted average of the pass-through rates of the Class B and Class C trust components and the Class D Certificates as described in the Free Writing Prospectus. The pass-through rate on the Class X-C Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the weighted average of the pass-through rates of the Class E and Class F Certificates as described in the Free Writing Prospectus. The pass-through rate on the Class X-D Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the pass-through rate of the Class G Certificates as described in the Free Writing Prospectus.

(11)
The Class A-S, Class B, Class PST and Class C Certificates are “Exchangeable Certificates.” On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”), which will have outstanding principal balances on the closing date of $43,911,000, $81,364,000 and $61,991,000, respectively. The trust components will be held in the grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. The Class A-S, Class B, Class PST and Class C Certificates will, at all times, represent undivided beneficial ownership interests, held through the grantor trust, in one or more of such trust components. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components, and such portions of those trust components are respectively referred to in this Term Sheet as the Class PST Component A-S, Class PST Component B and Class PST Component C (collectively, the “Class PST Components”). Following any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates or any exchange of Class PST Certificates for Class A-S, Class B and Class C Certificates as described in the Free Writing Prospectus, the percentage interests of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components that are represented by the Class A-S, Class B, Class PST and Class C Certificates will be increased or decreased accordingly. The initial certificate principal balance of each class of the Class A-S, Class B and Class C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange. The initial certificate principal balance of the Class PST Certificates shown in the table is equal to the aggregate of the initial certificate principal balances of the Class A-S, Class B and Class C Certificates shown in the table and represents the maximum certificate principal balance of the Class PST Certificates that could be issued in an exchange; such initial certificate principal balance is not included in the aggregate certificate principal balance of the offered certificates set forth on the cover page of this Term Sheet. The certificate principal balances of the Class A-S, Class B and Class C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PST Certificates issued on the closing date. Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Exchangeable Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus.

* For purposes of the foregoing chart, the Class A-Senior Certificates includes the Class X-A Certificates, which are also offered certificates, in regards to payments of interest.

** For purposes of the foregoing chart, the Class X-B, Class X-C and Class X-D Certificates have the same payment priority as the Class A-Senior Certificates in regards payments of interest. The foregoing chart does not address the Class V Certificates (which represent interests in excess interest in respect of anticipated repayment date loans) or Class 300 Certificates (which represent interests in the 300 North LaSalle B note, which is an asset of the issuing entity, but is not included in the mortgage pool that backs the offered certificates).

(Footnotes continued on next page)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Structural Overview

(12)
Not offered pursuant to the Prospectus, the Free Writing Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class 300-A, Class 300–B, Class 300-C, Class 300-D and Class 300-E Certificates (collectively, the “Class 300 Certificates”), which are not shown in the chart above. The Class 300 Certificates represent an interest solely in the 300 North LaSalle B note, in which no class represented in the chart above has any interest. The privately offered certificates also include the Class V and Class R Certificates, which do not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V Certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R Certificates represent the beneficial ownership of the residual interest in each of the three real estate mortgage investment conduits, as further described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Structural Overview

Issue Characteristics

Offered Certificates:
$910,501,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of nine principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class PST and Class C) and one interest-only class (Class X-A)

Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-Managers:	CIBC World Markets Corp. and Drexel Hamilton, LLC
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association and CIBC Inc.
Rating Agencies:	DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Rialto Capital Advisors, LLC
Certificate Administrator/ Certificate Registrar/Custodian:	U.S. Bank National Association

Trustee:	U.S. Bank National Association
Trust Advisor:	Park Bridge Lender Services LLC
Initial Controlling Class Representative:	RREF II CMBS AIV, LP or another affiliate of Rialto Capital Advisors, LLC

Cut-off Date:
September 1, 2014. For purposes of the information contained in this term sheet (this “Term Sheet”), scheduled payments due in September 2014 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on September 1, 2014, not the actual day on which such scheduled payments were due

Expected Pricing Date:	Week of September 15, 2014
Expected Closing Date:	Week of September 29, 2014
Determination Dates:	The 11th calendar day of each month (if the 11th calendar day is not a business day, the next succeeding business day), commencing in October 2014
Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in October 2014
Rated Final Distribution Date:	The Distribution Date in October 2047
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Class A-S, Class B, Class PST and Class C Certificates will evidence an interest in the grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A); $100,000 for the Class X-A Certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of certificates is SMMEA eligible.
Analytics:
The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Free Writing Prospectus.

Bloomberg Ticker:	MSBAM 2014-C18 <MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:
On each distribution date, certificateholders will be entitled to receive distributions of interest and principal from funds received with respect to the mortgage loans and available for distribution. Funds available for distribution on the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including, without limitation, all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (including trustee fees and custodian fees) and expenses, special servicer compensation, trust advisor fees (together with certain trust advisor consulting fees), CREFC® License Fees and expenses as set forth below. Distributions to certificateholders on each distribution date out of payments (or advances in lieu thereof) and other collections on the mortgage loans will be in an amount equal to each class’s interest and principal entitlement, subject to:

(i) payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except (x) in respect of the distribution of interest among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C and Class X-D Certificates, which will have the same senior priority and be distributed pro rata and (y) in respect of the distribution of interest among the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates”);

(ii) if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificates, first, to the Class A-SB Certificates, until the principal balance of such class has been reduced to the planned principal balance for the related distribution date set forth on Appendix VII to the Free Writing Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, in that order (or pro rata among such classes if the principal balance of all other classes of certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to such other classes, or if the aggregate appraisal reduction equals or exceeds the aggregate principal balance of the Class A-S through Class G Certificates (including the Class PST Certificates)), until the principal balance of each such class has been reduced to zero, then, to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates” until the principal balance of each such class has been reduced to zero, and then to the Class D, Class E, Class F and Class G Certificates, in that order, until the principal balance of each such class has been reduced to zero; and

(iii) the allocation of trust advisor expenses, (a) first, to reduce payments of interest on the Class D Certificates, the Class C trust component and the Class B trust component, in that order, (b) second, to reduce payments of principal on the Class D Certificates, the Class C trust component, the Class B trust component and the Class A-S trust component, in that order, and (c) third, to reduce payments of principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates on a pro rata basis.

No trust advisor expenses (which do not include the trust advisor fee) will be allocated to or otherwise borne by the Class E Certificates or the Control Eligible Certificates. As a result, none of the classes of such certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses.

Trust advisor expenses allocated to the Class A-S trust component, the Class B trust component and the Class C trust component will be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates.”

Notwithstanding any of the foregoing to the contrary, the Class 300 Certificates will only be entitled to distributions from amounts collected on the 300 North LaSalle B note, and no other class of certificates will be entitled to distributions made in respect of the 300 North LaSalle B note.

Interest and Principal Entitlements:
Interest distributable on any class of certificates (other than the Exchangeable Certificates and the Class V and Class R Certificates) or trust component on any distribution date, with various adjustments described under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, represents all unpaid interest accrued with respect to that class of certificates or trust component through the end of the interest accrual period that corresponds to that distribution date. Interest accrues with respect to each such interest-bearing certificate and each trust component during each interest accrual period at the applicable pass-through rate for, and on the principal balance or notional amount, as applicable, of that certificate or trust component outstanding immediately prior to, the distribution date that corresponds to that interest accrual period. However, as described in “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, there are circumstances relating to the timing of prepayments in which the interest entitlement with respect to any certificate or trust component for a distribution date could be less than one full month’s interest at the pass-through rate on the certificate’s or trust component’s principal balance or notional amount. In addition, certain specified trust fund expenses, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon), and the rights of such parties and of the certificate administrator, the custodian and, subject to certain limitations, the trust advisor to the payments of compensation and reimbursement of certain costs and expenses will be prior to a certificateholder’s right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive reimbursement of trust advisor expenses will be prior to the right of the holders of the Class B, Class PST, Class C and Class D Certificates to receive payments of interest, and to the right of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class PST, Class C and Class D Certificates to receive payments of principal.

The amount of principal available to be distributed on the classes entitled to principal (other than any Class 300 Certificates) on a particular distribution date will, in general, be equal to the sum of: (i) the principal portion

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Structural Overview

of all scheduled payments, other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date; (ii) all principal prepayments and the principal portion of balloon payments received during the related collection period; (iii) the principal portion of other collections on the mortgage loans received during the related collection period, for example liquidation proceeds, condemnation proceeds, insurance proceeds and income on other “real estate owned” (“REO”); and (iv) the principal portion of proceeds of mortgage loan repurchases received during the related collection period; subject to certain adjustments described in the Free Writing Prospectus relating to the payment or reimbursement of nonrecoverable advances, workout-delayed reimbursement amounts and trust advisor expenses, and exclusive of any late collections of principal received during the related collection period for which there is an outstanding advance, and provided that the foregoing will be exclusive of payments (or advances made in lieu thereof) and other collections of principal on the 300 North LaSalle B note. The Class V, Class R, Class X-A, Class X-B, Class X-C and Class X-D Certificates will not be entitled to principal distributions.

Allocations and Distributions on the Exchangeable Certificates:
On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”), which will have outstanding principal balances on the closing date of $43,911,000, $81,364,000 and $61,991,000, respectively. The trust components will be held in the grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest, held through the grantor trust, in a percentage of the outstanding principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest, held through the grantor trust, in the remaining percentages of the outstanding principal balances of the Class A-S, Class B and Class C trust components, which portions of these trust components are respectively referred to in this Term Sheet as the “Class PST Component A-S,” “Class PST Component B” and “Class PST Component C” (collectively, the “Class PST Components”).

Distributions of principal and interest will be made sequentially with respect to the trust components in alphabetic order of class designation after all required distributions of interest and principal have been made with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C and Class X-D Certificates.

Interest, principal, prepayment premiums, yield maintenance charges, voting rights and any losses (including, without limitation, as a result of trust advisor expenses) or collateral support deficits that are allocated to the Class A-S, Class B or Class C trust component will be distributed or allocated, as applicable, as between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B or Class PST Component C, as applicable (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C trust component, as applicable. For a complete description of the allocations and distributions with respect to the Class A-S trust component, the Class B trust component and the Class C trust component (and correspondingly the Class A-S, Class B, Class PST and Class C Certificates and the Class PST Component A-S, Class PST Component B and Class PST Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus. See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanges of Exchangeable Certificates:
If you own Class A-S, Class B and Class C Certificates, you will be able to exchange them for a proportionate interest in the Class PST Certificates, and vice versa, as described in the Free Writing Prospectus. You can exchange your Exchangeable Certificates by notifying the certificate administrator. Holders of Class PST Certificates will be entitled to receive principal and interest that would otherwise be payable on the applicable proportion of the Class A-S, Class B and Class C Certificates exchangeable therefor. Any such allocations of principal and interest as between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates. The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

Special Servicer Compensation:
The special servicer is entitled to a special servicing fee payable from general collections on the mortgage loans (and any related B note or serviced companion loan). The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan that is a specially serviced mortgage loan (and any related B note or serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be 0.25% per annum or, if such rate would result in a special servicing fee that would be less than $1,000 in any given month, such higher rate as would result in a special servicing fee equal to $1,000 for such month. Any primary servicing fee or sub-servicing fee will be paid by the special servicer out of the fees described above. The special servicer is also entitled to additional fees and amounts, including, without limitation, income on the amounts held in certain permitted investments. The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan or REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan, subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan or REO property and subject to certain adjustments and exceptions as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation.”

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Free Writing Prospectus, although there may be a higher (or no) cap on liquidation and workout fees.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Structural Overview

Prepayment Premiums/Yield Maintenance Charges:
On any distribution date, prepayment premiums or yield maintenance charges collected in respect of each mortgage loan during the related collection period will be distributed by the certificate administrator on the classes of certificates or trust components as follows: to each class of principal balance certificates (other than the Exchangeable Certificates, any Class 300 Certificates and the Class E, Class F and Class G Certificates) and each trust component then entitled to distributions of principal on such distribution date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class or trust component on that distribution date, and the denominator of which is the total amount distributed as principal to all classes of principal balance certificates (other than the Exchangeable Certificates and any Class 300 Certificates) and trust components on that distribution date, (b) the Base Interest Fraction for the related principal prepayment and that class or trust component and (c) the amount of the prepayment premium or yield maintenance charge collected in respect of such principal prepayment during the one month period ending on the related determination date. Any prepayment premiums or yield maintenance charges relating to the mortgage loans collected during the related collection period and remaining after those distributions described above (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates, as follows: first, to holders of the Class X-A Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the classes of certificates and/or trust components whose certificate principal balances comprise the notional amount of the Class X-A Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to all classes of principal balance certificates (other than the Exchangeable Certificates and any Class 300 Certificates) and trust components, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; second, to holders of the Class X-B Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the classes of certificates and/or trust components whose certificate principal balances comprise the notional amount of the Class X-B Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to all classes of principal balance certificates (other than the Exchangeable Certificates and any Class 300 Certificates) and trust components, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; third, to holders of the Class X-C Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the classes of certificates and/or trust components whose certificate principal balances comprise the notional amount of the Class X-C Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to all classes of principal balance certificates (other than the Exchangeable Certificates and any Class 300 Certificates) and trust components, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; and fourth, to the holders of the Class X-D Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A, Class X-B and Class X-C Certificates. Distributions of prepayment premiums and yield maintenance charges made on the Class A-S trust component, the Class B trust component and the Class C trust component will be distributed to the Class A-S, Class B and Class C Certificates and the Class PST Components (and correspondingly the Class PST Certificates) as described above in “Allocations and Distributions on the Exchangeable Certificates.” No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G, Class V or Class R Certificates.

The “Base Interest Fraction,” with respect to any principal prepayment of any mortgage loan that provides for payment of a prepayment premium or yield maintenance charge, and with respect to any class of principal balance certificates (other than the Exchangeable Certificates, any Class 300 Certificates and the Class E, Class F and Class G Certificates) or trust component, is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates or trust component, as applicable, and (ii) the applicable discount rate and (B) whose denominator is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided that under no circumstances will the Base Interest Fraction be greater than one. If the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided that if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, but is less than the pass-through rate on the subject class of certificates or trust component, then the Base Interest Fraction shall be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Prepayment premiums and yield maintenance charges received in respect of the 300 North LaSalle loan pair will be distributed to the related holders of the 300 North LaSalle Mortgage Loan, the 300 North LaSalle serviced companion loan and the 300 North LaSalle B note pursuant to the related intercreditor agreement. Prepayment premiums and yield maintenance charges received in respect of the 300 North LaSalle serviced companion loan will be distributed to the related holders of such serviced companion loan. Prepayment premiums and yield maintenance charges received in respect of the 300 North LaSalle B note will be distributed to the related holders of the Class 300 Certificates and will not be allocated to any other classes of certificates. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 300 North LaSalle Loan Pair” in the Free Writing Prospectus.

Collateral Support Deficits:	On each distribution date, immediately following the distributions made to the certificateholders on that date, the certificate administrator will be required to calculate the amount, if any, by which (1) the aggregate stated principal balance of pool of the mortgage loans (which does not include the 300 North LaSalle B note),

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Structural Overview

including any mortgage loans as to which the related mortgaged properties have become REO properties, expected to be outstanding immediately following that distribution date, is less than (2) the aggregate principal balance of the principal balance certificates (other than any Class 300 Certificates) after giving effect to distributions of principal on that distribution date and the allocation of any excess trust advisor expenses to reduce the principal balances of the principal balance certificates (other than any Class 300 Certificates) that are not Class E Certificates or Control Eligible Certificates on that distribution date (any such deficit, a “Collateral Support Deficit”).

On each distribution date, the certificate administrator will be required to allocate any Collateral Support Deficit to the respective classes of principal balance certificates (other than the Exchangeable Certificates and any Class 300 Certificates) and the trust components in the following order: to the Class G Certificates, the Class F Certificates, the Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component, and the Class A-S trust component, in that order, in each case in reduction of and until the remaining principal balance of that class of certificates or trust components has been reduced to zero. Following the reduction of the principal balances of all such classes of certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, pro rata (based upon their respective principal balances), until the remaining principal balances of those classes of certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated to the respective certificates of such class in proportion to the percentage interests evidenced by the respective certificates. Collateral Support Deficit allocated to the Class A-S, Class B and Class C trust components will, in turn, be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described above in “Allocations and Distributions on the Exchangeable Certificates.”

A/B Whole Loans and Loan Pairs:
The mortgaged property identified on Appendix I to the Free Writing Prospectus as 300 North LaSalle secures (1) on a senior pari passu basis (a) a mortgage loan (the “300 North LaSalle mortgage loan”) with an outstanding principal balance as of the cut-off date of $100,000,000, representing approximately 9.7% of the initial pool balance, and (b) two (2) pari passu promissory notes that have an aggregate outstanding principal balance as of the cut-off date of $130,600,000 (collectively, the “300 North LaSalle serviced companion loan”), which promissory notes are pari passu in right of payment with the 300 North LaSalle mortgage loan, are not included in the issuing entity and are currently held by Bank of America, National Association, and (2) on a subordinate basis relative to the 300 North LaSalle mortgage loan and the related serviced companion loan, a B note with an outstanding principal balance as of the cut-off date of $244,400,000 (the “300 North LaSalle B note”), which B note is subordinate in right of payment to the 300 North LaSalle mortgage loan and the 300 North LaSalle serviced companion loan and is included in the issuing entity but is not included in the mortgage pool. The Class 300 Certificates represent an interest solely in the 300 North LaSalle B note, in which no other class of certificates has any interest. The 300 North LaSalle mortgage loan, the 300 North LaSalle serviced companion loan and the 300 North LaSalle B note are collectively referred to herein as a “loan pair.” The 300 North LaSalle loan pair will be serviced pursuant to the pooling and servicing agreement for this transaction.

The 300 North LaSalle mortgage loan will be pooled together with the other mortgage loans, and interest and principal received in respect thereof will be available to make distributions in respect of each class of certificates other than the Class 300 and Class V Certificates. Payments of interest and principal, as applicable, received in respect of (i) the 300 North LaSalle serviced companion loan will be distributed to the holders thereof and (ii) the 300 North LaSalle B note will be available to make distributions in respect of the Class 300 Certificates. As used herein, the term “mortgage loan” does not include the 300 North LaSalle serviced companion loan or the 300 North LaSalle B note.

No other mortgage loans have a companion loan or B note associated with them, and all of the mortgage loans are being serviced under the pooling and servicing agreement. Accordingly, there are no other “loan pairs” and there are no “A/B whole loans,” “non-serviced loan combinations,” “non-serviced mortgage loans” or “non-serviced companion loans” related to the issuing entity. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations herein include the related pari passu serviced companion loan (and, in the case of the 300 North LaSalle mortgage loan, such calculations exclude the related subordinate B note).

Non-Serviced Loan Combinations:
All of the mortgage loans will be serviced pursuant to the pooling and servicing agreement for this transaction. Accordingly, there are no non-serviced loan combinations, non-serviced mortgage loans, non-serviced companion loans or non-serviced mortgage loan pooling and servicing agreements related to the issuing entity.

Appraisal Reductions:
The occurrence of certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan) (“Appraisal Events”) will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in the Free Writing Prospectus.

Any appraisal reduction in respect of any non-serviced mortgage loan generally will be calculated in accordance with the related non-serviced mortgage loan pooling and servicing agreement, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

Notwithstanding the foregoing, if an appraisal is required to be obtained in accordance with the applicable pooling and servicing agreement (including with respect to any non-serviced mortgage loan) but is not

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Structural Overview

obtained within one hundred twenty (120) days following the applicable Appraisal Event, then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I advances, the appraisal reduction will equal 25% of the stated principal balance of the related mortgage loan; provided that, upon receipt of an appraisal, the appraisal reduction for such mortgage loan will be recalculated generally in accordance with the preceding paragraphs.

If any mortgage loan is part of an A/B whole loan, a loan pair or a non-serviced loan combination, any appraisal reduction will be calculated in respect of such A/B whole loan, loan pair or non-serviced loan combination taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related B note and then to the related A note. With respect to a loan pair or non-serviced loan combination, any such appraisal reduction will be allocated between the mortgage loan and the related serviced companion loan or non-serviced companion loan, respectively, on a pro rata basis by unpaid principal balance (and, in the case of the 300 North LaSalle loan pair, such allocation will occur after the allocation of appraisal reductions first to the 300 North LaSalle B note, which will be applied to the Class 300 Certificates in reverse sequential order).

If an appraisal reduction exists for, or is allocable to, any mortgage loan or the 300 North LaSalle B note, the interest portion of the amount required to be advanced on that mortgage loan or B note, as applicable, will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of that mortgage loan or B note, as applicable. This will reduce the funds available to pay interest on the certificates or trust components, as applicable, then outstanding.

For a discussion of how appraisal reductions are calculated and allocated, see “Description of the Offered Certificates—Appraisal Reductions” in the Free Writing Prospectus.

Control Rights:
During any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Subordinate Control Period” means any period when the aggregate principal balance of the Class F Certificates (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) is at least 25% of the initial aggregate principal balance of that class.

During any Collective Consultation Period, the controlling class representative will not have any consent rights, but the controlling class representative and the trust advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Collective Consultation Period” means any period when both (i) the aggregate principal balance of the Class F Certificates (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class), is less than 25% of the initial aggregate principal balance of the Class F Certificates and (ii) the aggregate principal balance of that class (without regard to any appraisal reductions allocable to such class), is at least 25% of the initial aggregate principal balance of that class.

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the trust advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Senior Consultation Period” means a period when the aggregate principal balance of the Class F Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate principal balance of that class.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of an A/B whole loan, loan pair or non-serviced loan combination, the controlling class representative’s consent and/or consultation rights with respect thereto may be limited as described in the Free Writing Prospectus. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in the Free Writing Prospectus.

The controlling class representative (during any Subordinate Control Period) will be entitled to vote the 300 North LaSalle Voting Rights associated with the 300 North LaSalle mortgage loan, but otherwise the controlling class representative will not have any consent or consultation rights with respect to the actions of the special servicer in respect of the 300 North LaSalle loan pair.

A/B Whole Loan, Loan Pair and Non-Serviced Loan Combination Control Rights:
The existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period will not limit any control and/or consultation rights of the holder of any related B note or companion loan.

See “Risk Factors—Risks Related to the Offered Certificates—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Notwithstanding any of the foregoing to the contrary, neither the 300 North LaSalle serviced companion loan nor the Class 300 certificateholders (as owners of the beneficial interest of the 300 North LaSalle B note) will have any control or consultation rights in respect of the 300 North LaSalle loan pair; however, the special servicer with respect to such loan pair may be replaced upon a vote of the holders of the promissory notes comprising the 300 North LaSalle loan pair. See “Appointment and Termination of Special Servicer” below.

Control Eligible Certificates:	The “Control Eligible Certificates” will be the Class F and Class G Certificates.
Controlling Class Representative/ Controlling Class:	The controlling class representative will be the representative appointed by more than 50% of the Controlling Class (by principal balance). The “Controlling Class” will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Structural Overview

25% of the initial aggregate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class, then the Controlling Class will be the most senior class of Control Eligible Certificates. A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth above under “Control Rights.” The Controlling Class on the closing date will be the Class G Certificates.

The initial controlling class representative is expected to be RREF II CMBS AIV, LP or another affiliate of Rialto Capital Advisors, LLC.

Appraised-Out Class:
Any class of Control Eligible Certificates, the aggregate principal balance of which (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) has been reduced to less than 25% of its initial aggregate principal balance, is referred to as an “Appraised-Out Class.”

Appraisal Remedy:
The holders of the majority (by principal balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal for any mortgage loan (other than with respect to the 300 North LaSalle mortgage loan and any non-serviced mortgage loan) for which an Appraisal Event has occurred prepared by an MAI appraiser on an “as-is” basis acceptable to the special servicer in accordance with the Servicing Standard. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable appraisal reduction is warranted and, if so warranted, will recalculate such appraisal reduction based upon such second appraisal. If required by any such recalculation, any applicable Appraised-Out Class will have its related principal balance notionally restored to the extent required by such recalculation of the appraisal reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect. However, until an Appraised-Out Class is restored as the Controlling Class, the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class (or, if all classes of Control Eligible Certificates are Appraised-Out Classes, the most senior class of Control Eligible Certificates), if any, will be the Controlling Class. The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan, subject to certain exceptions regarding a material change in circumstance. No certificateholders of an Appraised-Out Class will have appraisal remedies in respect of the 300 North LaSalle mortgage loan or a non-serviced mortgage loan under the pooling and servicing agreement for this transaction.

Sale of Defaulted Loans:
Defaulted serviced mortgage loans will be sold in a process similar to the sale process for REO property, as described under “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in the Free Writing Prospectus. There will be no “fair market value purchase option,” and the controlling class representative will have no right of first refusal with respect to the sale of defaulted loans. Non-serviced mortgage loans that become defaulted loans may be sold pursuant to a similar process under the related pooling and servicing agreement governing the servicing thereof.

In addition, with respect to the 300 North LaSalle mortgage loan, if such mortgage loan becomes a defaulted mortgage loan and the special servicer determines to sell such mortgage loan, the special servicer will be required to sell such mortgage loan together with the related serviced companion loan and B note as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the pooling and servicing agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 300 North LaSalle Loan Pair” in the Free Writing Prospectus.

Appointment and Termination of Special Servicer:
The controlling class representative will appoint the initial special servicer (but not with respect to the 300 North LaSalle loan pair or any non-serviced mortgage loan). At any time during the Subordinate Control Period, the special servicer (other than with respect to the 300 North LaSalle loan pair and any non-serviced mortgage loan) may be replaced by the controlling class representative. During any Collective Consultation Period and any Senior Consultation Period, the special servicer (other than with respect to the 300 North LaSalle loan pair and any non-serviced mortgage loan) will be subject to termination without cause if certificateholders evidencing not less than 25% of voting rights request a vote of certificateholders to replace the special servicer. The certificate administrator would present the proposal to all certificateholders, and replacement would be conditioned on receipt, within one hundred eighty (180) days thereafter, of approval of the termination from holders of 75% of the voting rights of the certificates. The holders initiating such vote will be responsible for the fees and expenses of the issuing entity in connection with the replacement.

The holder of the 300 North LaSalle B note will not have the right to replace the special servicer with respect to the 300 North LaSalle loan pair on its own; however, holders of not less than 25% of the 300 North LaSalle Voting Rights may request a vote of the holders of the 300 North LaSalle Voting Rights to replace the special servicer for the 300 North LaSalle loan pair and may (under a procedure similar to that described above with respect to a certificateholder vote to replace the special servicer with respect to the other mortgage loans) replace the special servicer with respect to the 300 North LaSalle loan pair upon approval of the termination by holders of not less than 75% of the 300 North LaSalle Voting Rights. The voting rights allocable to the 300 North LaSalle mortgage loan will be exercisable by (i) the controlling class representative during any Subordinate Control Period and (ii) certificateholders evidencing not less than 50% of the voting rights of the principal balance certificates (other than Class 300 Certificates) during any Collective Consultation Period or Senior Consultation Period. See “Servicing of the Mortgage Loans—The Special Servicer—Replacement of the Special Servicer Without Cause” in the Free Writing Prospectus.

During any Senior Consultation Period (or, with respect to the 300 North LaSalle loan pair, at any time such

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Structural Overview

loan pair is specially serviced), if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor will have the right to recommend the replacement of the special servicer with respect to the applicable mortgage loan or mortgage loans. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of a majority of the voting rights of the principal balance certificates (or, with respect to the 300 North LaSalle loan pair, a majority of the holders of the 300 North LaSalle Voting Rights).

For purposes of the voting rights described above, the Class A-S, Class B, Class PST and Class C Certificates will be allocated voting rights in accordance with their respective percentage interests in the applicable Class A-S, Class B and Class C trust components as described in the Free Writing Prospectus.

In addition, if any mortgage loan is part of an A/B whole loan, a loan pair (other than the 300 North LaSalle loan pair) or a non-serviced loan combination, to the extent set forth in the related intercreditor agreement, the related directing holder may have the right to replace the special servicer, with respect to the related A/B whole loan, loan pair or non-serviced loan combination to the extent set forth in the related intercreditor agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Servicing Standard:
Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the related B notes and serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Free Writing Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan or applicable portion thereof.

Defaulted Mortgage Loan Waterfall:
Amounts received by the issuing entity in respect of defaulted mortgage loans in connection with liquidation of any mortgage loan, net of unreimbursed advances and interest thereon, servicing compensation and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions. After the adjusted interest amount is so allocated, any remaining net proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.

Trust Advisor:
The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided that during any Subordinate Control Period with respect to any mortgage loan other than the 300 North LaSalle mortgage loan, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties. In addition, solely with respect to the 300 North LaSalle mortgage loan, if at any time such mortgage loan is a specially serviced mortgage loan or the related mortgaged property is an REO property, the trust advisor will be required to meet within sixty (60) days after the end of the related calendar year with representatives of the special servicer to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period and, solely with respect to the 300 North LaSalle mortgage loan, also during any Subordinate Control Period, based on (i) the trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans and REO properties. No such annual report will be required to be prepared or delivered with respect to any calendar year as to which no annual meeting has occurred or with respect to any calendar year during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.

Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) the trust advisor in connection with certain major decisions involving any serviced mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this Term Sheet and the Free Writing Prospectus and as set forth in the pooling and servicing agreement; provided that, with respect to matters relating to any A/B whole loan or loan pair (other than the 300 North LaSalle loan pair), the special servicer will only be required to consult the trust advisor with regard to such matters if the holder of the related B note or serviced companion loan, as applicable, is not (or is no longer) the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement; provided, further, that solely with respect to the 300 North LaSalle loan pair, the special servicer will be required to consult with the trust advisor with regard to such matters regardless of the existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period. The trust advisor will have no consultation rights with respect to any non-serviced

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Structural Overview

mortgage loan or any related non-serviced companion loan.

During any Subordinate Control Period, unless the 300 North LaSalle mortgage loan is a specially serviced mortgage loan or the related mortgaged property is an REO property, there will be no annual meeting between the trust advisor and the special servicer or any annual report prepared by the trust advisor, and the trust advisor will not distribute any report based on any review of the special servicer’s actions. In addition, other than with respect to the 300 North LaSalle mortgage loan (with respect to which the special servicer will be required to consult the trust advisor regardless of the existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period), the trust advisor will not be permitted to consult or consent with regard to any particular servicing actions or otherwise opine on the actions of the special servicer with respect to any mortgage loan during any Subordinate Control Period.

Trust Advisor Expenses:
The trust advisor will be entitled, on each distribution date, to reimbursement for any trust advisor expenses, including unreimbursed indemnification amounts and other expenses (which do not include trust advisor fees) payable to the trust advisor pursuant to the terms of the pooling and servicing agreement and, in the case of the 300 North LaSalle loan pair, the related intercreditor agreement. No trust advisor expenses (which do not include trust advisor fees) will be allocated to or otherwise borne by the Class E Certificates or the Control Eligible Certificates, and all trust advisor expenses will be allocated to reduce amounts due and owing to certain classes of the non-Control Eligible Certificates (other than the Class E Certificates) as described in the Free Writing Prospectus and above in this Term Sheet.

Termination and Replacement of Trust Advisor:
The trust advisor may be terminated or replaced without cause as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Trust Advisor—Termination of the Trust Advisor Without Cause.”

Deal Website:
The certificate administrator will be required to maintain a deal website which will include, among other items, (i) distribution date statements, (ii) CREFC® reports, (iii) summaries of final asset status reports, (iv) inspection reports, (v) appraisals, (vi) various special notices described in the Free Writing Prospectus, (vii) the “Investor Q&A Forum” and (viii) a voluntary “Investor Registry.” Investors may access the deal website following execution of an investor certification as described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	31	40	$473,698,999	45.8%
Bank of America, National Association	22	43	$425,044,892	41.1%
CIBC Inc.	12	17	$134,449,777	13.0%
Total:	65	100	$1,033,193,668	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$1,033,193,668
Number of Mortgage Loans:	65
Average Cut-off Date Balance per Mortgage Loan:	$15,895,287
Number of Mortgaged Properties:	100
Average Cut-off Date Balance per Mortgaged Property:	$10,331,937
Weighted Average Mortgage Rate:	4.502%
% of Pool Secured by 5 Largest Mortgage Loans:	36.2%
% of Pool Secured by 10 Largest Mortgage Loans:	52.8%
% of Pool Secured by ARD Loans(2):	1.1%
Weighted Average Original Term to Maturity (months)(2):	103
Weighted Average Remaining Term to Maturity (months)(2):	102
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	11.1%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	9.7%
% of Pool with Subordinate Mortgage Debt:	9.7%
% of Pool with Mezzanine Debt:	16.2%

Credit Statistics(3)

Weighted Average UW NOI DSCR:	1.89x
Weighted Average UW NOI Debt Yield:	11.3%
Weighted Average UW NCF DSCR:	1.76x
Weighted Average UW NCF Debt Yield:	10.6%
Weighted Average Cut-off Date LTV Ratio:	64.7%
Weighted Average Maturity Date LTV Ratio(2):	58.2%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months):	352
Weighted Average Remaining Amortization Term (months):	352
% of Pool Amortizing Balloon:	20.5%
% of Pool Interest Only followed by Amortizing Balloon:	58.3%
% of Pool Interest Only through Maturity(2):	21.2%
% of Pool Fully Amortizing:	0.0%

Lockboxes

% of Pool with Hard Lockboxes:	48.0%
% of Pool with Soft Lockboxes:	16.4%
% of Pool with Springing Lockboxes:	29.1%
% of Pool with No Lockboxes:	6.4%

Reserves

% of Pool Requiring Tax Reserves:	66.1%
% of Pool Requiring Insurance Reserves:	30.6%
% of Pool Requiring Replacement Reserves:	63.3%
% of Pool Requiring TI/LC Reserves(4):	49.5%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	61.3%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	29.0%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	0.0%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	9.7%

(1)
Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to September 2014.

(2)
With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(3)
With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all balance per SF/Unit, LTV, DSCR and Debt Yield calculations in this term sheet include the related pari passu companion loan (and, in the case of the 300 North LaSalle mortgage loan, such calculations exclude the related subordinate B note).

(4)	Based only on mortgage loans secured by retail, office, mixed use and industrial properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	MSMCH	TKG Retail Portfolio A	Various	Various	Retail	$106,575,000	10.3%	889,368	$119.83	1.85x	8.7%	72.7%	72.7%
2	BANA	300 North LaSalle(1)	Chicago	IL	Office	$100,000,000	9.7%	1,302,901	$176.99	2.87x	20.5%	27.1%	21.9%
3	BANA	Huntington Oaks Shopping Center	Monrovia	CA	Retail	$60,500,000	5.9%	252,526	$239.58	1.65x	8.1%	68.8%	68.8%
4	MSMCH	Ashford Hospitality Portfolio C1	Various	Various	Hospitality	$59,080,000	5.7%	534	$110,636.70	1.94x	13.2%	70.0%	60.9%
5	BANA	Bovet Office Center	San Mateo	CA	Office	$48,000,000	4.6%	224,549	$213.76	1.38x	8.9%	68.1%	65.9%
6	BANA	250 Munoz Rivera	Hato Rey	PR	Office	$40,000,000	3.9%	326,275	$122.60	2.02x	13.3%	66.3%	56.6%
7	BANA	Avion Business Park Portfolio	Chantilly	VA	Office	$38,400,000	3.7%	318,764	$120.47	1.49x	10.0%	81.4%	78.9%
8	MSMCH	Aspen Heights - Murfreesboro	Murfreesboro	TN	Multifamily	$33,550,000	3.2%	235	$142,765.96	1.23x	8.2%	70.9%	65.5%
9	MSMCH	Turnpike Shopping Center	Fairfax	VA	Retail	$31,000,000	3.0%	103,292	$300.12	1.27x	8.6%	71.9%	60.9%
10	MSMCH	9800 Wilshire Boulevard	Beverly Hills	CA	Office	$28,500,000	2.8%	49,805	$572.23	1.78x	8.4%	56.7%	56.7%
		Total/Wtd. Avg.				$545,605,000	52.8%			1.90x	11.7%	62.4%	58.4%

(1)
The 300 North LaSalle mortgage loan is part of the 300 North LaSalle loan pair, which is made up of the senior pari passu 300 North LaSalle mortgage loan, the 300 North LaSalle serviced companion loan and the subordinate 300 North LaSalle B note. The Cut-off Date Balance shown in the table above is that of the 300 North LaSalle mortgage loan only. For purposes of the information presented in this table with respect to the 300 North LaSalle mortgage loan, the debt service coverage ratios and loan-to-value ratios for such mortgage loan have been calculated based on the subject mortgage loan together with the related serviced companion loan and without regard to the related subordinate B note. The principal balance of the 300 North LaSalle B note as of the Cut-off Date is $244,400,000, the annual interest rate payable on such B note is 4.3983% and the UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV accounting for the 300 North LaSalle serviced companion loan and the 300 North LaSalle B note are equal to 1.70x, 9.9% and 55.8%, respectively.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Characteristics of the Mortgage Loans

Mortgage Loans with Additional Debt(1)
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Pooling and Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR	Combined UW NOI Debt Yield	Combined Cut-off Date LTV
2	BANA	300 North LaSalle	$100,000,000	$130,600,000	$230,600,000	MSBAM 2014-C18	Wells Fargo	Rialto	N/A(2)	2.87x	20.5%	27.1%

(1)
For purposes of the information presented in this table with respect to the 300 North LaSalle mortgage loan, the debt service coverage ratios and loan-to-value ratios for such mortgage loan have been calculated based on the subject mortgage loan together with the related serviced companion loan and without regard to the related subordinate B note. The principal balance of the 300 North LaSalle B note as of the Cut-off Date is $244,400,000, the weighted average annual interest rate payable on such B note is 4.3983% and the UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV accounting for the 300 North LaSalle serviced companion loan and the 300 North LaSalle B note are equal to 1.70x, 9.9% and 55.8%, respectively.

(2)
The 300 North LaSalle loan pair will be serviced pursuant to the MSBAM 2014-C18 pooling and servicing agreement. No class of certificateholders or representative thereof will have any control rights in respect of the 300 North LaSalle loan pair. Such loan pair will be administered by the master servicer and the special servicer under the MSBAM 2014-C18 pooling and servicing agreement in accordance with the servicing standard, and the special servicer in respect of such loan pair may be removed or replaced upon a vote of the requisite percentage of the holders of the promissory notes comprising the 300 North LaSalle loan pair with the requisite percentage of 300 North LaSalle voting rights. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 300 North LaSalle Loan Pair” in the Free Writing Prospectus.

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Loan per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
3	BANA	Huntington Oaks Shopping Center	$60,500,000	$239.58	$10,500,000	1.65x	8.1%	68.8%	1.22x	6.9%	80.7%
4	MSMCH	Ashford Hospitality Portfolio C1	$59,080,000	$110,636.70	$8,440,000	1.94x	13.2%	70.0%	1.56x	11.5%	80.0%
11	BANA	Louisiana and Mississippi Retail Portfolio	$28,500,000	$60.38	$5,000,000	1.52x	11.5%	68.0%	1.21x	9.8%	79.9%
15	MSMCH	Shoregate Towers	$19,600,000	$48,395.06	$2,000,000	1.52x	9.4%	72.6%	1.26x	8.5%	80.0%

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
3	BANA	Huntington Oaks Shopping Center	Monrovia	CA	Retail	$60,500,000	5.9%	252,526	$239.58	1.65x	8.1%	68.8%	68.8%	WBCMT 2006-C23
4	MSMCH	Ashford Hospitality Portfolio C1	Various	Various	Hospitality	$59,080,000	5.7%	534	$110,636.70	1.94x	13.2%	70.0%	60.9%	LBUBS 2006-C1, MLCFC 2006-1
7	BANA	Avion Business Park Portfolio	Chantilly	VA	Office	$38,400,000	3.7%	318,764	$120.47	1.49x	10.0%	81.4%	78.9%	JPMCC 2006-CB14
12	CIBC	1200 Lakes Drive	West Covina	CA	Retail	$28,000,000	2.7%	88,241	$317.31	1.45x	10.0%	74.9%	66.5%	COMM 2006-C7
13	MSMCH	Ashford Hospitality Portfolio C3	Various	GA	Hospitality	$24,980,000	2.4%	274	$91,167.88	1.67x	11.9%	66.8%	57.8%	LBUBS 2006-C1, JPMCC 2012-FL2
19	CIBC	Midwest Apartment Management Portfolio	Various	Various	Multifamily	$15,000,000	1.5%	404	$37,128.71	1.58x	10.6%	75.0%	68.9%	MSC 2007-T25
21	MSMCH	Ashford Hospitality Portfolio C2	Kennesaw	GA	Hospitality	$12,500,000	1.2%	176	$71,022.73	1.75x	12.5%	60.4%	52.2%	JPMCC 2012-FL2
23	BANA	75 Robin Hill	Goleta	CA	Industrial	$11,100,000	1.1%	128,827	$86.16	1.98x	13.1%	51.6%	44.4%	MSC 2005-HQ6
24	MSMCH	Crown Center	Fort Lauderdale	FL	Office	$11,000,000	1.1%	108,645	$101.25	1.44x	10.4%	71.0%	61.4%	LBUBS 2005-C1
30	BANA	Florline Commons	Baton Rouge	LA	Retail	$8,750,000	0.8%	179,775	$48.67	1.93x	13.1%	72.9%	65.4%	GCCFC 2006-FL4A
40	CIBC	Rosedale Village Mobile Home Park and RV Park	Bakersfield	CA	Manufact. Housing	$6,000,000	0.6%	328	$18,292.68	2.94x	13.6%	48.4%	48.4%	COMM 2004-LB4A
41	BANA	Alpine Vista Village	Loveland	CO	Manufact. Housing	$5,800,000	0.6%	122	$47,540.98	1.33x	8.2%	72.0%	66.1%	MLCFC 2006-2
43	MSMCH	Del Lago Apartments	Houston	TX	Multifamily	$5,625,000	0.5%	162	$34,722.22	1.44x	9.4%	71.2%	66.5%	CSMC 2006-C3
46	BANA	Kerney Spectrum	San Diego	CA	Retail	$5,200,000	0.5%	17,900	$290.50	N/A	11.2%	55.3%	55.3%	CGCMT 2004-C2
47	BANA	Storage Depot I	Scotts Valley	CA	Self Storage	$5,200,000	0.5%	527	$9,867.17	1.38x	8.7%	69.3%	56.4%	CSMC 2007-C5
52	MSMCH	Walgreens - Prairie Village, KS	Prairie Village	KS	Retail	$4,713,027	0.5%	14,820	$318.02	1.82x	10.8%	49.4%	39.8%	LBUBS 2004-C7
54	BANA	Walgreens - Norfolk, VA	Norfolk	VA	Retail	$4,344,731	0.4%	14,560	$298.40	1.39x	8.4%	71.2%	57.7%	LBUBS 2004-C7
61	BANA	South Mountain Plaza	Phoenix	AZ	Retail	$3,250,000	0.3%	43,276	$75.10	1.61x	12.6%	67.0%	50.0%	MSC 2005-HQ6
62	BANA	Walgreens - Las Vegas, NV	Las Vegas	NV	Retail	$2,950,000	0.3%	13,905	$212.15	1.60x	10.1%	59.2%	48.4%	MLMT 2004-KEY2
65	BANA	Rockledge Self Storage	Rockledge	FL	Self Storage	$2,115,000	0.2%	398	$5,314.07	1.71x	11.0%	70.5%	60.6%	BACM 2004-6
		Total				$314,507,759	30.4%

(1)
Includes mortgaged properties for which the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)
Class A-2 ($288,600,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
1	MSMCH	TKG Retail Portfolio A	Various	Retail	$106,575,000	10.3%	$106,575,000	36.9%	889,368	$119.83	1.85x	8.7%	72.7%	72.7%	59	59
5	BANA	Bovet Office Center	CA	Office	$48,000,000	4.6%	$46,429,650	16.1%	224,549	$213.76	1.38x	8.9%	68.1%	65.9%	35	59
7	BANA	Avion Business Park Portfolio	VA	Office	$38,400,000	3.7%	$37,242,914	12.9%	318,764	$120.47	1.49x	10.0%	81.4%	78.9%	36	60
11	BANA	Louisiana and Mississippi Retail Portfolio	Various	Retail	$28,500,000	2.8%	$26,450,524	9.2%	471,982	$60.38	1.52x	11.5%	68.0%	63.1%	0	60
12	CIBC	1200 Lakes Drive	CA	Retail	$28,000,000	2.7%	$24,879,157	8.6%	88,241	$317.31	1.45x	10.0%	74.9%	66.5%	0	60
15	MSMCH	Shoregate Towers	OH	Multifamily	$19,600,000	1.9%	$18,722,214	6.5%	405	$48,395.06	1.52x	9.4%	72.6%	69.3%	23	59
25	MSMCH	Brittnae Pines Apartments	NV	Multifamily	$10,575,580	1.0%	$9,741,841	3.4%	208	$50,844.13	1.28x	8.4%	65.1%	59.9%	0	58
29	MSMCH	Mesa Ridge Apartments	NV	Multifamily	$8,979,266	0.9%	$8,271,374	2.9%	168	$53,448.01	1.34x	8.8%	65.1%	59.9%	0	58
50	BANA	Sunrise Village	GA	Multifamily	$5,000,000	0.5%	$4,743,565	1.6%	120	$41,666.67	1.71x	10.5%	83.3%	79.1%	24	60
63	MSMCH	2130 W Fulton	IL	Office	$2,594,807	0.3%	$2,411,388	0.8%	38,967	$66.59	1.25x	9.3%	71.1%	66.1%	0	58
		Total/Wtd. Avg.			$296,224,653	28.7%	$285,467,626	98.9%			1.59x	9.4%	72.5%	69.9%	33	59

(1)
The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	38	$343,333,076	33.2%	4.592%	1.69x	9.6%	68.8%	64.3%
Anchored	18	$254,661,417	24.6%	4.553%	1.72x	9.3%	69.2%	66.3%
Unanchored	13	$38,988,377	3.8%	4.771%	1.65x	11.0%	68.1%	58.7%
Movie Theater	1	$28,000,000	2.7%	4.780%	1.45x	10.0%	74.9%	66.5%
Free-Standing	6	$21,683,282	2.1%	4.481%	1.67x	10.0%	57.5%	47.9%
Office	19	$343,031,807	33.2%	4.168%	1.96x	13.3%	56.8%	51.2%
CBD	5	$209,094,807	20.2%	3.893%	2.21x	15.2%	48.0%	42.6%
Suburban	11	$95,137,000	9.2%	4.616%	1.53x	10.6%	75.4%	68.4%
Urban	1	$28,500,000	2.8%	4.500%	1.78x	8.4%	56.7%	56.7%
Medical	2	$10,300,000	1.0%	4.700%	1.58x	11.1%	63.2%	53.0%
Hospitality	13	$147,978,779	14.3%	4.864%	1.83x	13.6%	67.5%	54.1%
Limited Service	10	$87,868,779	8.5%	4.811%	1.80x	12.8%	67.5%	57.0%
Extended Stay	2	$43,310,000	4.2%	5.051%	1.84x	15.4%	66.6%	45.6%
Full Service	1	$16,800,000	1.6%	4.657%	1.94x	13.2%	70.0%	60.9%
Multifamily	21	$139,835,007	13.5%	4.665%	1.41x	9.2%	71.4%	64.6%
Garden	17	$71,989,846	7.0%	4.586%	1.45x	9.6%	72.7%	64.5%
Student Housing	1	$33,550,000	3.2%	5.070%	1.23x	8.2%	70.9%	65.5%
High Rise	1	$19,600,000	1.9%	4.409%	1.52x	9.4%	72.6%	69.3%
Townhouse	1	$10,500,000	1.0%	4.400%	1.33x	8.1%	64.8%	59.3%
Mid-Rise	1	$4,195,161	0.4%	4.650%	1.89x	12.4%	62.6%	51.1%
Mixed Use	2	$25,200,000	2.4%	4.635%	1.38x	8.2%	71.3%	67.2%
Multifamily/Retail	2	$25,200,000	2.4%	4.635%	1.38x	8.2%	71.3%	67.2%
Manufactured Housing	2	$11,800,000	1.1%	4.527%	2.15x	11.0%	60.0%	57.1%
Manufactured Housing/Recreational Vehicle Community	1	$6,000,000	0.6%	4.480%	2.94x	13.6%	48.4%	48.4%
Manufactured Housing	1	$5,800,000	0.6%	4.575%	1.33x	8.2%	72.0%	66.1%
Industrial	1	$11,100,000	1.1%	4.652%	1.98x	13.1%	51.6%	44.4%
Flex/R&D	1	$11,100,000	1.1%	4.652%	1.98x	13.1%	51.6%	44.4%
Self Storage	4	$10,915,000	1.1%	4.658%	1.48x	9.7%	67.5%	55.4%
Self Storage	4	$10,915,000	1.1%	4.658%	1.48x	9.7%	67.5%	55.4%
Total/Wtd. Avg.	100	$1,033,193,668	100.0%	4.502%	1.76x	11.3%	64.7%	58.2%

(1)
All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
California	15	$262,185,273	25.4%	4.478%	1.63x	9.4%	64.8%	61.1%
California – Southern(2)	11	176,235,273	17.1%	4.583%	1.74x	9.7%	62.9%	59.7%
California – Northern(2)	4	85,950,000	8.3%	4.263%	1.39x	8.9%	68.7%	64.0%
Illinois	2	$102,594,807	9.9%	3.496%	2.83x	20.2%	28.2%	23.0%
Virginia	11	$90,644,731	8.8%	4.750%	1.42x	9.5%	75.1%	67.6%
Florida	7	$72,304,064	7.0%	4.719%	1.79x	12.3%	70.9%	61.2%
Pennsylvania	4	$64,025,000	6.2%	4.359%	1.77x	8.6%	73.6%	71.8%
Louisiana	17	$54,532,167	5.3%	4.937%	1.69x	11.4%	70.1%	64.2%
Colorado	3	$44,725,000	4.3%	4.318%	1.78x	8.6%	72.7%	71.9%
Georgia	6	$42,480,000	4.1%	4.786%	1.70x	11.9%	66.9%	58.6%
Puerto Rico	1	$40,000,000	3.9%	4.376%	2.02x	13.3%	66.3%	56.6%
North Carolina	4	$37,820,004	3.7%	4.628%	1.49x	10.0%	69.7%	61.0%
Tennessee	2	$37,745,161	3.7%	5.023%	1.30x	8.7%	69.9%	63.9%
Texas	5	$32,306,527	3.1%	4.596%	1.55x	10.5%	70.4%	58.8%
Nevada	3	$22,504,846	2.2%	4.672%	1.34x	8.8%	64.3%	58.4%
North Dakota	1	$20,000,000	1.9%	5.510%	1.72x	18.0%	62.7%	27.7%
Ohio	1	$19,600,000	1.9%	4.409%	1.52x	9.4%	72.6%	69.3%
Kentucky	1	$16,800,000	1.6%	4.657%	1.94x	13.2%	70.0%	60.9%
Indiana	2	$13,553,971	1.3%	4.520%	1.75x	13.2%	65.5%	54.7%
Mississippi	2	$11,221,611	1.1%	4.661%	1.92x	13.3%	69.3%	57.5%
Nebraska	5	$11,025,000	1.1%	4.600%	1.58x	10.6%	75.0%	68.9%
Connecticut	1	$8,000,000	0.8%	4.860%	1.47x	7.6%	67.5%	67.5%
Arizona	2	$7,389,977	0.7%	4.626%	1.59x	10.9%	62.4%	48.7%
Kansas	2	$6,933,027	0.7%	4.231%	1.87x	11.6%	57.1%	45.9%
Oklahoma	1	$6,627,500	0.6%	4.430%	1.64x	10.7%	72.0%	58.2%
Utah	1	$4,200,000	0.4%	4.610%	1.84x	8.7%	61.6%	61.6%
Iowa	1	$3,975,000	0.4%	4.600%	1.58x	10.6%	75.0%	68.9%
Total/Wtd. Avg.	100	$1,033,193,668	100.0%	4.502%	1.76x	11.3%	64.7%	58.2%

(1)
All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Collateral Statistics

Collateral Statistics(1)
Cut-off Date Balance ($)
	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
1 - 10,000,000	39	218,208,088	21.1
10,000,001 - 20,000,000	13	187,900,580	18.2
20,000,001 - 30,000,000	4	109,980,000	10.6
30,000,001 - 40,000,000	4	142,950,000	13.8
40,000,001 - 50,000,000	1	48,000,000	4.6
50,000,001 - 60,000,000	1	59,080,000	5.7
60,000,001 - 70,000,000	1	60,500,000	5.9
90,000,001 - 100,000,000	1	100,000,000	9.7
100,000,001 - 110,000,000	1	106,575,000	10.3
Total:	65	$1,033,193,668	100.0%
Min: $2,115,000	Max: $106,575,000	Avg: $15,895,287
State or Other Jurisdiction
	No. of	Aggregate
	Mortgaged	Cut-off Date	% of
	Properties	Balance ($)	Pool
California	15	262,185,273	25.4
California — Southern(2)	11	176,235,273	17.1
California — Northern(2)	4	85,950,000	8.3
Illinois	2	102,594,807	9.9
Virginia	11	90,644,731	8.8
Florida	7	72,304,064	7.0
Pennsylvania	4	64,025,000	6.2
Louisiana	17	54,532,167	5.3
Colorado	3	44,725,000	4.3
Georgia	6	42,480,000	4.1
Puerto Rico	1	40,000,000	3.9
North Carolina	4	37,820,004	3.7
Tennessee	2	37,745,161	3.7
Texas	5	32,306,527	3.1
Nevada	3	22,504,846	2.2
North Dakota	1	20,000,000	1.9
Ohio	1	19,600,000	1.9
Kentucky	1	16,800,000	1.6
Indiana	2	13,553,971	1.3
Mississippi	2	11,221,611	1.1
Nebraska	5	11,025,000	1.1
Connecticut	1	8,000,000	0.8
Arizona	2	7,389,977	0.7
Kansas	2	6,933,027	0.7
Oklahoma	1	6,627,500	0.6
Utah	1	4,200,000	0.4
Iowa	1	3,975,000	0.4
Total:	100	$1,033,193,668	100.0%
Property Type
	No. of	Aggregate
	Mortgaged	Cut-off Date	% of
	Properties	Balance ($)	Pool
Retail	38	343,333,076	33.2
Anchored	18	254,661,417	24.6
Unanchored	13	38,988,377	3.8
Movie Theater	1	28,000,000	2.7
Free-Standing	6	21,683,282	2.1
Office	19	343,031,807	33.2
CBD	5	209,094,807	20.2
Suburban	11	95,137,000	9.2
Urban	1	28,500,000	2.8
Medical	2	10,300,000	1.0
Hospitality	13	147,978,779	14.3
Limited Service	10	87,868,779	8.5
Extended Stay	2	43,310,000	4.2
Full Service	1	16,800,000	1.6
Multifamily	21	139,835,007	13.5
Garden	17	71,989,846	7.0
Student Housing	1	33,550,000	3.2
High Rise	1	19,600,000	1.9
Townhouse	1	10,500,000	1.0
Mid-Rise	1	4,195,161	0.4
Mixed Use	2	25,200,000	2.4
Multifamily/Retail	2	25,200,000	2.4
Manufactured Housing	2	11,800,000	1.1
Manufactured Housing/Recreational Vehicle Community	1	6,000,000	0.6
Manufactured Housing	1	5,800,000	0.6
Industrial	1	11,100,000	1.1
Flex/R&D	1	11,100,000	1.1
Self Storage	4	10,915,000	1.1
Self Storage	4	10,915,000	1.1
Total:	100	$1,033,193,668	100.0%

Mortgage Rate (%)
	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
3.001 - 3.500	1	100,000,000	9.7
4.001 - 4.500	22	370,746,267	35.9
4.501 - 5.000	36	439,662,593	42.6
5.001 - 5.500	5	102,784,807	9.9
5.501 - 6.000	1	20,000,000	1.9
Total:	65	$1,033,193,668	100.0%
Min: 3.450%	Max: 5.510%	Wtd Avg: 4.502%
Original Term to Maturity (mos.)
	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
60	10	296,224,653	28.7
84	1	5,625,000	0.5
120	53	700,344,015	67.8
144	1	31,000,000	3.0
Total:	65	$1,033,193,668	100.0%
Min: 60	Max: 144	Wtd Avg: 103
Remaining Term to Maturity (mos.)
	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
55 - 60	10	296,224,653	28.7
79 - 84	1	5,625,000	0.5
109 - 114	1	33,550,000	3.2
115 - 120	52	666,794,015	64.5
139 - 144	1	31,000,000	3.0
Total:	65	$1,033,193,668	100.0%
Min: 58	Max: 142	Wtd Avg: 102
Original Amortization Term (mos.)
	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
Interest Only	7	218,975,000	21.2
180	1	20,000,000	1.9
300	5	46,475,273	4.5
360	52	747,743,394	72.4
Total:	65	$1,033,193,668	100.0%
Min: 180	Max: 360	Non-Zero Wtd Avg: 352
Remaining Amortization Term (mos.)
	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
Interest Only	7	218,975,000	21.2
179 - 230	1	20,000,000	1.9
231 - 300	5	46,475,273	4.5
351 - 360	52	747,743,394	72.4
Total:	65	$1,033,193,668	100.0%
Min: 180	Max: 360	Non-Zero Wtd Avg: 352
Mortgage Loan Sellers
	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
Morgan Stanley Mortgage Capital Holdings LLC	31	473,698,999	45.8
Bank of America,
National Association	22	425,044,892	41.1
CIBC Inc.	12	134,449,777	13.0
Total:	65	$1,033,193,668	100.0%
Amortization Type
	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
Partial Interest Only	32	602,852,000	58.3
Interest Only	7	218,975,000	21.2
Amortizing Balloon	26	211,366,668	20.5
Total:	65	$1,033,193,668	100.0%

Cut-off Date LTV Ratio (%)
	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
20.1 - 30.0	1	100,000,000	9.7
40.1 - 50.0	3	27,213,027	2.6
50.1 - 60.0	7	61,484,981	6.0
60.1 - 70.0	27	429,956,030	41.6
70.1 - 80.0	25	371,139,630	35.9
80.1 - 90.0	2	43,400,000	4.2
Total:	65	$1,033,193,668	100.0%
Min: 27.1%	Max: 83.3%	Wtd Avg: 64.7%
Maturity Date LTV Ratio (%)
	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
20.1 - 30.0	2	120,000,000	11.6
30.1 - 40.0	1	4,713,027	0.5
40.1 - 50.0	9	59,562,226	5.8
50.1 - 60.0	22	220,745,044	21.4
60.1 - 70.0	28	478,198,371	46.3
70.1 - 80.0	3	149,975,000	14.5
Total:	65	$1,033,193,668	100.0%
Min: 21.9%	Max: 79.1%	Wtd Avg: 58.2%
UW DSCR (x)
	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
1.21 - 1.30	5	85,970,387	8.3
1.31 - 1.40	9	124,261,497	12.0
1.41 - 1.50	12	139,488,091	13.5
1.51 - 1.60	8	84,120,255	8.1
1.61 - 1.70	7	117,099,471	11.3
1.71 - 1.80	9	99,192,000	9.6
1.81 - 1.90	4	119,683,188	11.6
1.91 - 2.00	5	90,638,779	8.8
2.01 - 2.10	2	45,040,000	4.4
2.11 - 2.20	1	16,500,000	1.6
2.31 - 2.40	1	5,200,000	0.5
2.81 - 2.90	1	100,000,000	9.7
2.91 - 3.00	1	6,000,000	0.6
Total:	65	$1,033,193,668	100.0%
Min: 1.21x	Max: 2.94x	Wtd Avg: 1.76x
UW NOI Debt Yield (%)
	No. of	Aggregate
	Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool
7.6 - 8.0	2	16,250,000	1.6
8.1 - 8.5	9	189,470,311	18.3
8.6 - 9.0	7	209,691,766	20.3
9.1 - 9.5	4	32,813,834	3.2
9.6 - 10.0	7	102,684,981	9.9
10.1 - 10.5	6	34,419,064	3.3
10.6 - 11.0	6	38,240,801	3.7
11.1 - 11.5	3	39,900,000	3.9
11.6 - 12.0	2	29,980,000	2.9
12.1 - 12.5	5	44,612,132	4.3
12.6 - 13.0	1	3,250,000	0.3
13.1 - 13.5	5	121,150,000	11.7
13.6 - 14.0	4	39,128,779	3.8
14.1 - 14.5	1	6,562,000	0.6
14.6 - 15.0	1	5,040,000	0.5
17.6 - 18.0	1	20,000,000	1.9
20.1 - 20.5	1	100,000,000	9.7
Total:	65	$1,033,193,668	100.0%
Min: 7.6%	Max: 20.5%	Wtd Avg: 11.3%

(1)
All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)(4)

Prepayment Restrictions	September 2014	September 2015	September 2016	September 2017	September 2018
Locked Out	100.0%	100.0%	62.2%	60.9%	60.6%
Yield Maintenance Total	0.0%	0.0%	37.8%	39.1%	39.4%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,033,193,668	$1,029,316,701	$1,024,690,067	$1,016,742,452	$1,006,291,034
% Initial Pool Balance	100.0%	99.6%	99.2%	98.4%	97.4%

Prepayment Restrictions	September 2019	September 2020	September 2021	September 2022	September 2023
Locked Out	64.0%	68.8%	69.5%	69.7%	70.0%
Yield Maintenance Total	29.3%	31.2%	30.5%	30.3%	30.0%
Open	6.7%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$760,729,651	$696,085,086	$676,808,685	$662,210,948	$646,919,108
% Initial Pool Balance	73.6%	67.4%	65.5%	64.1%	62.6%

Prepayment Restrictions	September 2024	September 2025
Locked Out	0.0%	0.0%
Yield Maintenance Total	0.0%	0.0%
Open	100.0%	100.0%
TOTAL	100.0%	100.0%
Pool Balance Outstanding	$106,923,880	$26,750,527
% Initial Pool Balance	10.3%	2.6%

(1)	The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.

(2)	See description of Yield Maintenance under “Description of the Offered Certificates—Distributions of Prepayment Premiums and Yield Maintenance Charges” in the Free Writing Prospectus.

(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM1 and DEF/YM1 on Appendix I to the Free Writing Prospectus.

(4)	There may be limited exceptions to the indicated prepayment restrictions arising out of casualties, condemnations, property releases and the application of earnout reserves.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	TKG Retail Portfolio A

Mortgage Loan No. 1 – TKG Retail Portfolio A

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	TKG Retail Portfolio A

Mortgage Loan No. 1 – TKG Retail Portfolio A

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	TKG Retail Portfolio A

Mortgage Loan No. 1 – TKG Retail Portfolio A

Uintah Gardens

DALE STREET
RED ROCK AUTO
arc
ACE
PETCO
NAIL TECH
PERFECT TEETH
GATEHOUSE LANE
19TH STREET
KING Soopers
17TH STREET
Walgreens
KING SOOPER'S FUEL STATION
Great Clips
SUBWAY
GND INVESTMENT CO.
UINTAH STREET

Pecanland Crossings

MILLHAVEN ROAD
TARGET
PETCO
ROSS
BED BATH & BEYOND
dressbarn
rue21
PECANLAND MALL DRIVE
LifeWay
GameStop
H&R BLOCK
VIP NAILS
CATHERINE'S
WILLIS COMMUNICATIONS
MATTRESS Plus
DAVID'S BRIDAL
Charley's
IHOP
SONIC
20
N
Anchor / Major
Non Anchor / In-line
Not Part of the Collateral

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	TKG Retail Portfolio A

Mortgage Loan No. 1 – TKG Retail Portfolio A

TKG Retail Portfolio A
1 TKG Retail Portfolio A - Paxton Towne Center Harrisburg, PA
2 TKG Retail Portfolio A - Sheridan Crossing Westminster, CO
3 TKG Retail Portfolio A - Uintah Gardens Colorado Springs, CO
4 TKG Retail Portfolio A - Pecanland Crossings Monroe, LA
DENVER
Boulder
Lafayette
Broomfield
Thornton
Westminster
Arvada
Commerce City
Wheat Ridge
Lakewood
AURORA
Downtown
HARRISBURG
Paxtonia
Colonial Park
Progress
Enola
Camp Hill
Lower Allen
New Cumberland
Mechanicsburg
Steelton
Highspire
COLORADO SPRINGS
Black Forest
Monument
Gleneagle
Woodmoor
Cimarron Hills
Stratmoor
Security
Falcon
MONROE
West Monroe
Claiborne
Lakeshore
Brownsville-Bawcomville
Richwood

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	TKG Retail Portfolio A

Mortgage Loan No. 1 – TKG Retail Portfolio A

Mortgage Loan Information				Mortgaged Property Information(2)
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance:	$106,575,000			Location:	Various
Cut-off Date Balance:	$106,575,000			General Property Type:	Retail
% of Initial Pool Balance:	10.3%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	E. Stanley Kroenke			Year Built/Renovated:	Various
Mortgage Rate:	4.280%			Size:	889,368 SF
Note Date:	7/11/2014			Cut-off Date Balance per Unit:	$120
First Payment Date:	9/1/2014			Maturity Date Balance per Unit:	$120
Maturity Date:	8/1/2019			Property Manager:	TKG Management, Inc. (borrower affiliate)
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information(2)
IO Period:	60 months			UW NOI:	$9,254,460
Seasoning:	1 month			UW NOI Debt Yield:	8.7%
Prepayment Provisions:	LO (23); YM1 (33); O (4)			UW NOI Debt Yield at Maturity:	8.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.85x
Additional Debt Type:	N/A			Most Recent NOI(3):	$9,357,101 (7/31/2014)
Additional Debt Balance:	N/A			2nd Most Recent NOI(4):	$9,660,241 (12/31/2012)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(5):	$7,618,192 (12/31/2011)
Reserves(1)				Occupancy Rate:	97.1% (6/30/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.7% (12/31/2012)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(4):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$146,500,000 (4/13/2014-4/14/2014)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio:	72.7%
TI/LC:	$0	Springing	N/A	LTV Ratio at Maturity:	72.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$106,575,000	92.2%	Loan Payoff:	$114,695,172	99.2%
Borrower Cash:	$9,043,341	7.8%	Closing Costs:	$923,169	0.8%
Total Sources:	$115,618,341	100.0%	Total Uses:	$115,618,341	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Mortgaged Property Information and Underwriting and Financial Information are based on a combination or sum of all four retail centers that comprise the TKG Retail Portfolio A Property.

(3)
The July 31, 2014 financials represent July 31, 2014 TTM figures for Paxton Towne Center, Uintah Gardens and Pecanland Crossings, and for Sheridan Crossing, the July 31, 2014 data reflects 11 months, annualized.

(4)
Affiliates or associates of the TKG Retail Portfolio A Borrower purchased the properties constituting the TKG Retail Portfolio A Property separately during 2013 and the TKG Retail Portfolio A Borrower indicated that calendar year 2013 operating statements for the TKG Retail Portfolio A Property are not available. In addition, historical occupancy data is not available prior to 2012.

(5)	The 2011 statements provided by the TKG Retail Portfolio A Borrower do not include income or expenses associated with Pecanland Crossings.

The Mortgage Loan. The largest mortgage loan (the “TKG Retail Portfolio A Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $106,575,000, secured by first priority fee mortgages encumbering four anchored retail centers located in three states (collectively, the “TKG Retail Portfolio A Property”). The proceeds of the TKG Retail Portfolio A Mortgage Loan were primarily used to refinance four separate bank loans totaling approximately $114,695,172, secured by the individual retail centers that comprise the TKG Retail Portfolio A Property. The retail centers were purchased by affiliates or associates of the TKG Retail Portfolio A Borrower in 2013 for a combined purchase price of approximately $144,420,000.

The Borrower and the Sponsor. The borrowers are TKG Paxton Towne Center Development, L.P., a Missouri limited partnership, TKG Monroe Louisiana 2, LLC, a Delaware limited liability company, TKG Sheridan Crossing Development, L.L.C., a Delaware limited liability company, and TKG Uintah Gardens Development, L.L.C., a Delaware limited liability company (collectively, the “TKG Retail Portfolio A Borrower”), which are single purpose entities with independent directors. The TKG Retail Portfolio A Borrower is indirectly 100% owned by E. Stanley Kroenke, the sponsor and nonrecourse carve-out guarantor.

Mr. Kroenke was a Wal-Mart Stores, Inc. director from 1995 to 2000. As of September 2013, Mr. Kroenke was listed as number 84 on the “Forbes 400” list, with an estimated $5.3 billion net worth.

The Mortgaged Property. The TKG Retail Portfolio A Property consists of four anchored retail centers in three states, listed below in decreasing order of size by allocated loan amount. Paxton Towne Center located in Lower Paxton Township (Harrisburg), Pennsylvania, is a 444,432 SF retail center (including three ground lease tenants totaling approximately 124,679 SF) anchored by Kohl’s (ground lease tenant), Weiss Market, HH Gregg, Babies “R” Us (ground lease tenant), and Bed Bath & Beyond. In addition, Paxton Towne Center is shadow anchored by a 148,600 SF stand-alone Costco Wholesale Club (“Costco”) and a 124,400 SF Target, neither of which is collateral for the TKG Retail Portfolio A Mortgage Loan. Paxton Towne Center is subject to a condominium regime in which the TKG Retail Portfolio A Borrower has an approximately 60% ownership interest and the majority control of

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	TKG Retail Portfolio A

the condominium board of directors. The non-collateral shadow anchor tenants, Costco and Target, each own approximately 20.1% and 16.9% of the condominium regime, respectively. Sheridan Crossing, located in Westminster, Colorado, is a 132,549 SF retail center anchored by Big Lots (sublease from Steinmart), Sprouts Farmers Market, and Staples. Uintah Gardens, located in Colorado Springs, Colorado, is a 214,774 retail center anchored by King Soopers (Kroger). Pecanland Crossings, located in Monroe, Louisiana, is a 97,613 SF retail center anchored by Ross Dress for Less, Bed Bath & Beyond and Petco. In addition, Pecanland Crossings is shadow anchored by an adjacent 125,381 SF Target, which is not collateral for the TKG Retail Portfolio A Mortgage Loan.

Property Summary
Property	Location	Size (SF)	Occ. %	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Year Built/ Renovated	Appraised Value	Cut-off Date LTV	UW DSCR
Paxton Towne Center	Lower Paxton Twp., PA	444,432	95.0%	$55,775,000	52.3%	2000/N/A	$76,100,000	73.3%	1.82x
Sheridan Crossing	Westminster, CO	132,549	97.1%	$20,850,000	19.6%	1997/N/A	$30,000,000	69.5%	1.87x
Uintah Gardens	Colorado Springs, CO	214,774	100.0%	$18,075,000	17.0%	1972/2007	$24,400,000	74.1%	1.86x
Pecanland Crossings	Monroe, LA	97,613	100.0%	$11,875,000	11.1%	2003/N/A	$16,000,000	74.2%	1.94x
Total/Wtd. Avg.		889,368		$106,575,000	100%		$146,500,000	72.7%	1.85x

Major Portfolio Tenants.

Kohl’s (86,584 SF, 10% of portfolio NRA, 5% of portfolio underwritten base rent). Kohl’s Department Stores, Inc. (“Kohl’s”) leases land at Paxton Towne Center upon which it operates an 86,584 SF store. The lease began on August 13, 2000, and has a current expiration date of January 30, 2021, with fifteen five-year lease renewal options plus one four-year lease renewal option. The current annual base rent payable under the Kohl’s lease is $490,931. Kohl’s (NYSE: KSS) currently operates approximately 1,160 stores in 49 states.

King Soopers (77,771 SF, 9% of portfolio NRA, 3% of portfolio underwritten base rent). Dillon Companies, Inc., d/b/a King Soopers Grocery Store (“King Soopers”) leases 77,771 SF at Uintah Gardens, including a 3,957 SF fueling station, which the tenant constructed on land owned by the TKG Retail Portfolio A Borrower. The supermarket lease began on November 1, 1973 and was most recently extended in 2006 to September 30, 2026, with six five-year lease renewal periods. The fueling station lease began on May 31, 2006 and has a current expiration date of September 30, 2026, with six five-year lease renewal periods. The Dillon Companies, Inc. is owned by The Kroger Co. (NYSE: KR), which currently operates approximately 2,642 supermarkets and multi-department stores in 34 states and the District of Columbia under two dozen local banner names, as well as convenience stores, jewelry stores, fuel centers and food processing plants throughout the United States.

Weis Markets (65,043 SF, 7% of portfolio NRA, 7% of portfolio underwritten base rent). Weis Markets, Inc. (“Weis Markets”) leases 65,043 SF at Paxton Towne Center. The lease began on November 12, 2000 and has a current expiration date of November 30, 2020, with one five-year lease renewal option followed by one four-year and nine month lease renewal option. At the end of 2013, Weis Markets (NYSE: WMK) operated approximately 165 stores in five states, 122 of which were in Pennsylvania.

Bed Bath & Beyond (50,054 SF, 6% of portfolio NRA, 4% of portfolio underwritten base rent). Bed Bath & Beyond, Inc. (“Bed Bath & Beyond”) leases a total of 50,054 SF at Paxton Towne Center and Pecanland Crossings. The lease at Paxton Towne Center began on August 6, 2000 and has a current lease expiration date of January 31, 2021. The lease at Pecanland Crossings began on September 21, 2003 and has a current lease expiration date of January 31, 2024, with three five-year lease renewal options. Bed Bath & Beyond (NASDAQ: BBBY) currently operates over 1,400 stores.

Petco (42,979 SF, 5% of portfolio NRA, 5% of portfolio underwritten base rent). Petco Animal Supplies, Inc. (“Petco”) leases a total of 42,979 SF at Uintah Gardens, Paxton Towne Center, and Pecanland Crossings. The lease at Uintah Gardens began on March 15, 1993 and has a current lease expiration date of June 30, 2018, with one remaining five-year lease renewal option. The lease at Paxton Towne Center began on November 9, 2008, has a current expiration date of November 30, 2018. The lease at Pecanland Crossings began on December 29, 2003 and has a current expiration date of January 31, 2019, with two five-year lease renewal options. Petco is a private company that operates more than 1,000 pet supply stores in the United States.

The following tables present individual property summaries regarding anchor and major tenants at the four retail centers that comprise the TKG Retail Portfolio A Property:

Paxton Towne Center Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2013 Sales PSF
Anchor/Major Tenants
Kohl’s	BBB+/Baa1/BBB+	86,584	19%	$490,931	10%	$5.67	1/30/2021	N/A
Weis Markets	NR/NR/NR	65,043	15%	$682,952	14%	$10.50	11/30/2020	N/A
HH Gregg	NR/NR/NR	32,748	7%	$376,602	8%	$11.50	4/30/2020	$246
Babies “R” Us	CCC-/Caa2/B-	30,895	7%	$216,265	4%	$7.00	1/31/2017	N/A
Bed Bath & Beyond	NR/Baa1/A-	30,054	7%	$234,421	5%	$7.80	1/31/2021	N/A
Subtotal/Wtd. Avg.		245,324	55%	$2,001,171	40%	$8.16

Other Tenants		176,851	40%	$3,007,082	60%	$17.00
Vacant Space		22,257	5%	$0	0%	$0.00
Total/Wtd. Avg.		444,432	100%	$5,008,253	100%	$11.86

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	TKG Retail Portfolio A

Sheridan Crossing Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P) (1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2013 Sales PSF
Anchor/Major Tenants
Big Lots	NR/NR/BBB-	36,343	27%	$288,000	15%	$7.92	2/28/2019	N/A
Sprouts Farmers Market	NR/NR/BB-	27,470	21%	$453,255	23%	$16.50	5/31/2022	N/A
Staples	BBB-/Baa2/BBB-	23,485	18%	$305,305	15%	$13.00	5/30/2022	N/A
Subtotal/Wtd. Avg.		87,298	66%	$1,046,560	53%	$11.99

Other Tenants		41,405	31%	$934,991	47%	$22.58
Vacant Space		3,846	3%	$0	0%	$0.00
Total/Wtd. Avg.		132,549	100%	$1,981,551	100%	$15.40

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

Uintah Gardens Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P) (1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2013 Sales PSF
Anchor/Major Tenants
King Soopers	BBB/Baa2/BBB	77,771	36%	$332,500	19%	$4.28	9/30/2026	N/A
ARC Thrift Store	NR/NR/NR	35,858	17%	$329,176	19%	$9.18	9/30/2018	N/A
Petco	NR/B3/B	15,149	7%	$135,881	8%	$8.97	6/30/2018	N/A
Big 5 Sporting Goods	NR/NR/NR	14,800	7%	$151,848	9%	$10.26	1/31/2018	N/A
ACE Hardware	NR/NR/NR	14,641	7%	$109,808	6%	$7.50	6/30/2017	N/A
Walgreens	NR/Baa1/BBB	14,560	7%	$175,000	10%	$12.02	4/30/2027	N/A
Subtotal/Wtd. Avg.		172,779	80%	$1,234,213	71%	$7.14

Other Tenants		41,995	20%	$509,566	29%	$12.13
Vacant Space		0	0%	$0	0%	$0.00
Total/Wtd. Avg.		214,774	100%	$1,743,779	100%	$8.12

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

Pecanland Crossings Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P) (1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2013 Sales PSF
Anchor/Major Tenants
Ross Dress for Less	NR/NR/A-	30,187	31%	$331,694	26%	$10.99	1/31/2019	N/A
Bed Bath & Beyond	NR/Baa1/A-	20,000	20%	$180,000	14%	$9.00	1/31/2024	N/A
Petco	NR/B3/B	12,830	13%	$171,024	13%	$13.33	1/31/2019	N/A
Dress Barn	NR/NR/NR	8,000	8%	$124,000	10%	$15.50	12/31/2015	N/A
Rue 21	NR/NR/B-	6,000	6%	$96,000	7%	$16.00	1/31/2016	$206(2)
Subtotal/Wtd. Avg.		77,017	79%	$902,718	70%	$11.72

Other Tenants		20,596	21%	$393,644	30%	$19.11
Vacant Space		0	0%	$0	0%	$0.00
Total/Wtd. Avg.		97,613	100%	$1,296,362	100%	$13.28

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Rue 21 sales are based on March 31, 2014 TTM data.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	TKG Retail Portfolio A

The following table presents certain information relating to the aggregate lease rollover at the TKG Retail Portfolio A Property and is based on the underwritten rent rolls of each property comprising the TKG Retail Portfolio A Property:

Lease Rollover Schedule
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2014	2	3,350	$21.94	0%	0%	$73,510	1%	1%
2015	11	70,735	$17.39	8%	8%	$1,230,425	12%	13%
2016	14	67,441	$16.85	8%	16%	$1,136,101	11%	24%
2017	20	118,654	$13.87	13%	29%	$1,645,497	16%	41%
2018	8	93,249	$12.03	10%	40%	$1,122,101	11%	52%
2019	7	93,758	$11.52	11%	50%	$1,079,903	11%	63%
2020	3	101,387	$11.05	11%	62%	$1,120,686	11%	74%
2021	2	116,638	$6.22	13%	75%	$725,352	7%	81%
2022	2	50,955	$14.89	6%	81%	$758,560	8%	89%
2023	1	2,487	$24.00	0%	81%	$59,688	1%	89%
2024	2	24,000	$11.92	3%	84%	$286,000	3%	92%
2025	0	0	$0.00	0%	84%	$0	0%	92%
2026	4	106,051	$5.82	12%	95%	$617,122	6%	98%
2027 & Beyond	1	14,560	$12.02	2%	97%	$175,000	2%	100%
Vacant	0	26,103	$0.00	3%	100%	$0	0%	100%
Total/Wtd. Avg.	77	889,368	$11.62	100%		$10,029,945	100%

(1)	Certain tenants have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

The Markets. The TKG Retail Portfolio A Property is comprised of four retail centers located in four different cities in three states, listed below in decreasing order of size by allocated loan amount. Paxton Towne Center is located outside of the city of Harrisburg in Lower Paxton Township, Dauphin County, Pennsylvania, within the Harrisburg Area East submarket. There are six power center retail properties (including Paxton Towne Center) in the Harrisburg East submarket totaling approximately 2.71 million SF, with an average vacancy rate of 1.7% as of March 2014. Sheridan Crossing is located in Westminster, Adams County, Colorado, approximately 11 miles north of the Denver Central Business District, within the Northeast Denver submarket. There are 10 directly competitive neighborhood retail centers (including Sheridan Crossing) within the submarket totaling approximately 1.44 million SF, with an average vacancy rate of 3% as of March 2014. Uintah Gardens is located in Colorado Springs, El Paso County, Colorado, approximately two miles west of the Colorado Springs Central Business District, within the Southeast/West Suburbs submarket. There are four directly competitive neighborhood centers (including Uintah Gardens) within the submarket totaling approximately 472,000 SF, with an average vacancy rate of 4% as of March 2014. Pecanland Crossings, is located in Monroe, Ouachita Parish, Louisiana, approximately three miles east of downtown Monroe, and within one block of the 965,508 SF super-regional General Growth Properties controlled Pecanland Mall. There are nine directly competitive retail centers (including Pecanland Crossings) within the submarket totaling approximately 890,000 SF, with an average vacancy rate of 3% as of March 2014. Below is a summary of the related retail markets.

Market Summaries
Property	Address	Allocated Loan Balance	Estimated 2014 Population (five-mile radius)	Estimated Average 2014 Household Income (five-mile radius)	Average Submarket Vacancy (all retail)
Paxton Towne Center	5125 Jonestown Road, Lower Paxton Twp., PA	$55,775,000	130,671	$73,170	5.4%
Sheridan Crossing	4830-5160 West 120th Avenue, Westminster, CO	$20,850,000	239,249	$74,742	12.1%
Uintah Gardens	1732-1768 West Uintah Street, Colorado Springs, CO	$18,075,000	166,819	$56,723	13.6%
Pecanland Crossings	4209 Pecanland Mall Drive, Monroe, LA	$11,875,000	77,466	$45,246	2.7%
Wtd. Avg.		$106,575,000

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	TKG Retail Portfolio A

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow at the TKG Retail Portfolio A Property:

Cash Flow Analysis
	2009(2)	2010(2)	2011(2)	2012(2)	7/31/2014(2)		UW		UW PSF
Base Rent(1)	N/A	$8,627,135	$8,205,040	$10,024,743	$10,402,595		$10,468,719		$11.77
Total Recoveries	N/A	$2,246,431	$2,115,656	$2,421,518	$1,786,102		$2,837,415		$3.19
Other Income	N/A	$27,097	$6,158	$38,438	$8,087		$5,400		$0.01
Less Vacancy & Credit Loss	N/A	($3,566)	$57	$36	$0		($732,513)		($0.82)
Effective Gross Income	N/A	$10,897,097	$10,326,911	$12,484,735	$12,196,784		$12,579,021		$14.14
Total Operating Expenses	N/A	$2,674,664	$2,708,719	$2,824,495	$2,839,683		$3,324,561		$3.74
Net Operating Income	N/A	$8,222,433	$7,618,192	$9,660,241	$9,357,101		$9,254,460		$10.41
Capital Expenditures	N/A	$0	$0	$0	$17,796		$213,457		$0.24
TI/LC	N/A	$0	$0	$0	$595,439		$483,314		$0.54
Net Cash Flow	N/A	$8,222,433	$7,618,192	$9,660,241	$8,743,866		$8,557,689		$9.62

Occupancy %	N/A	N/A	N/A	98.7%	97.1%	(3)	94.5%	(4)
NOI DSCR	N/A	1.78x	1.65x	2.09x	2.02x		2.00x
NCF DSCR	N/A	1.78x	1.65x	2.09x	1.89x		1.85x
NOI Debt Yield	N/A	7.7%	7.1%	9.1%	8.8%		8.7%
NCF Debt Yield	N/A	7.7%	7.1%	9.1%	8.2%		8.0%
Average Annual Rent PSF(5):	N/A	N/A	N/A	$11.42	$12.05		$12.22

(1)	Historical Base Rent is net of vacancy. Certain contractual rent steps totaling approximately $31,445 per year are underwritten.

(2)
Affiliates or associates of the TKG Retail Portfolio A Borrower purchased the four retail centers that comprise the TKG Retail Portfolio A Property in 2013. 2009 financials for three of the four properties are not available and year-end 2013 statements are not available for any of the four properties. The 2010 and 2011 statements above do not include income or expenses associated with Pecanland Crossings. The 7/31/2014 financials represent a 7/31/14 TTM for Paxton Towne Center, Uintah Gardens and Pecanland Crossings. For Sheridan Crossing, the 7/31/14 data reflects 11 months, annualized. Historical property occupancy information prior to 2012 is not available.

(3)	The 7/31/2014 occupancy rate represents the occupancy as of the June 30, 2014 property rent rolls.

(4)	The underwritten occupancy represents the underwritten economic vacancy.

(5)
The Average Annual Rent PSF is not available prior to 2012 or for the calendar year of 2013. Affiliates or associates of the TKG Retail Portfolio A Borrower purchased the four retail centers that comprise the TKG Retail Portfolio A Property in 2013. The TKG Retail Portfolio A Borrower did not provide historical rent rolls prior to 2014; therefore, historical occupancy for 2012 is based on occupancy statements provided by the TKG Retail Portfolio A Borrower. The 2012 Average Annual Rent PSF is based on the Base Rent reported for that year divided by 98.7% of the total SF associated with the TKG Retail Portfolio A Property. The 7/31/2014 Average Annual Rent PSF is based on the Base Rent reported for that period divided by 97.1% of the total SF associated with the TKG Retail Portfolio A Property. The UW Average Annual Rent PSF is based on the annual rents in place and the occupied SF as of the June 30, 2014 property rent rolls without regard to underwritten rent steps or mark down to market adjustments or underwritten vacancy above the actual vacancy in place.

Escrows and Reserves. During a Cash Sweep Period (as defined below), the TKG Retail Portfolio A Borrower is required to escrow monthly 1/12 of the annual estimated tax payments (unless such taxes are being paid directly to the applicable taxing authority by tenants under their leases or tenants are required to reimburse the TKG Retail Portfolio A Borrower for or pay to TKG Retail Portfolio A Borrower such taxes under their leases) and 1/12 of the annual estimated insurance premiums (unless the TKG Retail Portfolio A Borrower maintains insurance under an acceptable blanket insurance policy).

During a Cash Sweep Period, the TKG Retail Portfolio A Borrower is also required to make monthly deposits of $9,216 (with respect to Paxton Towne Center), $2,580 (with respect to Pecanland Crossings), $3,305 (with respect to Sheridan Crossing) and $2,684 (with respect to Uintah Gardens) for replacement reserves (which amount may be increased by lender if lender determines that an increase is reasonably necessary to maintain proper operation of the TKG Retail Portfolio A Property) and $17,777 (with respect to Paxton Towne Center), $6,911 (with respect to Pecanland Crossings), $9,499 (with respect to Sheridan Crossing) and $6,085 (with respect to Uintah Gardens) for TI/LC reserves.

Lockbox and Cash Management. A springing hard lockbox is in place with respect to the TKG Retail Portfolio A Mortgage Loan (i.e. upon the occurrence and during the continuance of a Cash Sweep Period, the TKG Retail Portfolio A Borrower has agreed to establish a hard lockbox). The TKG Retail Portfolio A Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not occurred and is not continuing, the TKG Retail Portfolio A Mortgage Loan does not have a lockbox or cash management. Upon the occurrence and during the continuance of a Cash Sweep Period, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the TKG Retail Portfolio A Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves”, to disburse, provided no event of default has occurred, to the TKG Retail Portfolio A Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the TKG Retail Portfolio A Borrower in connection with the operation and maintenance of the respective TKG Retail Portfolio A Property approved by the lender, and to remit the remainder to an account to be held by the lender as additional security for the TKG Retail Portfolio A Mortgage Loan.

A “Cash Sweep Period” will (i) commence upon the occurrence of an event of default and continue until no event of default exists or (ii) commence upon the debt service coverage ratio falling below 1.10x for the trailing twelve months using a thirty year amortization loan constant and continue until either (x) the debt service coverage ratio has been at least 1.15x for the immediately preceding twelve consecutive calendar months using a thirty year amortization loan constant or (y) the TKG Retail Portfolio A Borrower enters into a Master Lease (as defined below) (except such Master Lease may be terminated by the TKG Retail Portfolio A Borrower upon thirty days prior written notice to the lender if, without giving effect to the Master Lease, the condition described in clause (ii)(x) above occurs).

A “Master Lease” is a lease agreement between the TKG Retail Portfolio A Borrower, as landlord, and E. Stanley Kroenke, as tenant, that (a) is for a term of five years or more and otherwise on market terms and conditions for properties substantially similar to the respective TKG Retail Portfolio A Property and reasonably acceptable to lender and (b) covers a sufficient amount of rentable SF such that when the rent under such lease is combined

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	TKG Retail Portfolio A

with the rent payable under all other leases at the TKG Retail Portfolio A Property, the debt service coverage ratio is 1.25x using a thirty year amortization loan constant.

Mezzanine Loan and Preferred Equity. Not permitted.

Property Management. The TKG Retail Portfolio A Property is managed by TKG Management, Inc., an affiliate of the TKG Retail Portfolio A Borrower.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property. At any time after August 1, 2016, the TKG Retail Portfolio A Borrower may obtain a release of an individual property comprising the TKG Retail Portfolio A Property, provided, among other conditions, (i) the TKG Retail Portfolio A Borrower pays an amount equal to 115% of the allocated loan amount for such released property (which allocated loan amount initially equals $55,775,000 (with respect to Paxton Towne Center), $11,875,000 (with respect to Pecanland Crossings), $20,850,000 (with respect to Sheridan Crossings) and $18,075,000 (with respect to Uintah Gardens)), together with all interest due on the TKG Retail Portfolio A Mortgage Loan and a yield maintenance premium equal to the greater of 1% of the prepaid amount and an amount calculated by a yield maintenance formula as set forth in the related loan agreement, (ii) after giving effect to the release, the loan-to-value ratio with respect to the remaining properties comprising the TKG Retail Portfolio A Property does not exceed the lesser of 75% and the loan-to-value ratio immediately prior to the release (based upon updated appraisals of the TKG Retail Portfolio A Property obtained at the TKG Retail Portfolio A Borrower’s expense), (iii) after giving effect to the release, the debt service coverage ratio with respect to the remaining properties comprising the TKG Retail Portfolio A Property is not less than the greater of 1.25x and the debt service coverage ratio immediately prior to the release, calculated assuming debt service payments are made based upon a 30 year amortization and (iv) after giving effect to the release, the debt yield with respect to the remaining properties comprising the TKG Retail Portfolio A Property is not less than the greater of 7.9% and the debt yield immediately prior to the release.

Terrorism Insurance. Generally, the TKG Retail Portfolio A Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to the lender (but in no event in an amount more than the sum of 100% of full replacement cost and 12 months of business interruption insurance coverage). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the TKG Retail Portfolio A Borrower is required to maintain, and the lender will be required to accept, terrorism insurance that covers “covered acts” (as defined by such statute or other program) as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	300 North LaSalle

Mortgage Loan No. 2 – 300 North LaSalle

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	300 North LaSalle

Mortgage Loan No. 2 – 300 North LaSalle

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	300 North LaSalle

Mortgage Loan No. 2 – 300 North LaSalle

Lake Michigan
Near North Side
CHICAGO
River North
Streeterville
Gold Coast
New East Side
Chicago Loop
West Loop
MILLENNIUM PARK
GRANT PARK
300 North LaSalle
300 North LaSalle Street
Chicago, IL 60606
Lake Shore Drive
Chicago River
Eisenhower Expwy
290
41
E. Walton St.
E. Delaware Pl.
E. Chestnut St.
E. Pearson St.
E. Chicago Ave.
E. Superior St.
E. Huron St.
E. Erie St.
E. Ontario St.
E. Ohio St.
E. Grand Ave.
E. Illinois St.
E. Hubbard St.
E. Kinzie St.
E. North Water St.
E. Wacker Dr.
E. Lake St.
E. Randolph St.
E. Monroe St.
E. Jackson Blvd.
E. Congress Pkwy.
W. Grand Ave.
W. Illinois St.
W. Hubbard St.
W. Kinzie St.
W. Wacker Dr.
W. Lake St.
W. Randolph St.
W. Washington St.
W. Madison St.
W. Monroe St.
W. Adams St.
W. Jackson Blvd.
W. Van Buren St.
W. Harrison St.
N. Wells St.
N. La Salle St.
N. Clark St.
N. Dearborn St.
N. State St.
N. Wabash Ave.
N. Rush St.
N. Michigan Ave.
MAGNIFICENT MILE
N. Columbus Dr.
N. Franklin St.
N. Kingsbury St.
N. Canal St.
N. Wacker Dr.
S. Wells St.
S. La Salle St.
S. Clark St.
S. Dearborn St.
S. State St.
S. Wabash Ave.
S. Franklin St.
S. Wacker Dr.
S. Canal St.
CTA RED LINE
CTA BROWN, PURPLE LINES
CTA BLUE, GREEN, PINK LINES
CTA LOOP
CTA BLUE LINE
METRA COMMUTER RAIL
900 North Michigan
John Hancock Center
Water Tower Place
Loyola University Water Tower Campus
Water Tower
Museum of Contemporary Art Chicago
Northwestern University Chicago Campus
Northwestern Memorial Hospital
The Shops at North Bridge
River East Center
NBC Tower
Tribune Tower
Wrigley Building
Trump Intl. Hotel & Tower
Marina City
Merchandise Mart
333 Wacker Drive
James R. Thompson Ctr./ Atrium Mall
Ford Ctr. for Performing Arts
Chicago Theatre
Prudential Plaza
AON Center
City Hall
Daley Plaza
Chicago Cultural Center
RANDOLPH STREET METRA
Harris Music & Dance Theater
Jay Pritzker Pavilion
Cloud Gate
Lyric Opera of Chicago
Citigroup Center
Chase Tower
Hyatt Center
Chicago Mercantile Exchange
AT&T Corporate Center
Willis (Sears) Tower
Union Station
UNION STATION
Chicago Board of Trade
Chicago Symphony Center
Art Institute of Chicago
Chicago Yacht Club
DePaul Univ. College of Law
Robert Morris Univ.
Auditorium Theatre
VAN BUREN STREET METRA
Buckingham Fountain
Chicago Stock Exchange
LA SALLE ST. METRA
Chicago/State
Grand
Merchandise Mart
Clark/Lake
State/Lake
Lake/State
Randolph/Wabash
Washington/State
Washington/Wells
Madison/Wabash
Monroe/State
Adams/Wabash
Quincy/Wells
Jackson/State
LaSalle/Van Buren
Library
LaSalle
Des Plaines
Niles
Park Ridge
Skokie
Evanston
Elk Grove Village
Lincolnwood
Melrose Park
Oak Park
Elmhurst
Maywood
CHICAGO
Cicero
Oak Lawn
Orland Park
Lake Michigan
INDIANA

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	300 North LaSalle

Mortgage Loan No. 2 – 300 North LaSalle

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$100,000,000			Location:	Chicago, IL 60606
Cut-off Date Balance(1):	$100,000,000			General Property Type:	Office
% of Initial Pool Balance:	9.7%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	TILC Operating Properties LLC			Year Built/Renovated:	2009/N/A
Mortgage Rate:	3.450%			Size:	1,302,901 SF
Note Date:	7/17/2014			Cut-off Date Balance per Unit(1):	$177
First Payment Date:	9/10/2014			Maturity Date Balance per Unit(1):	$159
Maturity Date:	8/10/2024			Property Manager:	Hines Interests Limited Partnership
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$47,177,657
IO Period:	60 months			UW NOI Debt Yield(1):	20.5%
Seasoning:	1 month			UW NOI Debt Yield at Maturity(1):	25.3%
Prepayment Provisions:	LO (22); YM1 (3); DEF/YM1 (89); O (6)			UW NCF DSCR(1):	2.87x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$39,956,254 (4/30/2014 TTM)
Additional Debt Type:	Pari Passu/Subordinate			2nd Most Recent NOI:	$39,562,068 (12/31/2013)
Additional Debt Balance:	$130,600,000/$244,400,000			3rd Most Recent NOI:	$39,907,056 (12/31/2012)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	98.1% (7/8/2014)
Reserves(2)				2nd Most Recent Occupancy:	96.8% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	97.3% (12/31/2012)
RE Tax:	$0	Springing	N/A	Appraised Value (as of):	$851,000,000 (6/27/2014)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	27.1%
Recurring Replacements:	$0	Springing	$521,160	Maturity Date LTV Ratio(1):	21.9%
TI/LC:	$0	Springing	N/A
Other:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$475,000,000	55.5%	Purchase Price:	$850,000,000	99.2%
Borrower Equity:	$381,577,992	44.5%	Closing Costs:	$6,577,992	0.8%
Total Sources:	$856,577,992	100.00%	Total Uses:	$856,577,992	100.00%

(1)
The 300 North LaSalle Mortgage Loan is part of the 300 North LaSalle Loan Pair evidenced by three pari passu senior notes and a subordinate note with an aggregate original principal balance of $475,000,000. The three 300 North LaSalle pari passu senior promissory notes have a combined original principal balance of $230,600,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate note balance of the 300 North LaSalle pari passu senior promissory notes and without regard to the subordinate note. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate note balance of the 300 North LaSalle Loan Pair are $365, $331, 1.70x, 9.9%, 10.9%, 55.8% and 50.7%, respectively.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

300 North LaSalle Mortgage Loan.

The Mortgage Loan.

The second largest mortgage loan (the “300 North LaSalle Mortgage Loan”) is part of a loan pair (the “300 North LaSalle Loan Pair”) evidenced by three pari passu senior promissory notes (“300 North LaSalle Note A-1”, “300 North LaSalle Note A-2” and “300 North LaSalle Note A-3”) and a componentized subordinate note (“300 North LaSalle B Note”) (see “—Additional Secured Indebtedness” below for additional information) secured by a first mortgage encumbering an office building known as 300 North LaSalle (the “300 North LaSalle Property”) located in Chicago, Illinois. See “Description of the Mortgage Pool —The A/B Whole Loans and the Loan Pairs—The 300 North LaSalle Loan Pair” in the Free Writing Prospectus and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

The 300 North LaSalle Note A-1, which evidences the 300 North LaSalle Mortgage Loan, is being contributed to the MSBAM 2014-C18 securitization trust, is included in the pool of the mortgage loans for MSBAM 2014-C18 and has an original principal balance of $100,000,000. The 300 North LaSalle B Note) is also being contributed to the MSBAM 2014-C18 securitization trust, however, the 300 North LaSalle B Note will not be included in the pool of mortgage loans for MSBAM 2014-C18, but rather will support separate loan-specific securities, and has an original principal balance of $244,400,000. The 300 North LaSalle Note A-2 and 300 North LaSalle Note A-3 will be contributed to one or more future securitization trusts and have a combined original principal balance of $130,600,000. The holders of the respective promissory notes evidencing the 300 North LaSalle Loan Pair have entered into an agreement among note holders that sets forth the respective rights of each note holder. The 300 North LaSalle Loan Pair will be serviced pursuant to the terms of the MSBAM 2014-C18 pooling and servicing agreement. The two pari passu senior notes not included in the issuing entity (namely the 300 North LaSalle Note A-2 and 300 North LaSalle Note A-3) are collectively referred to as the “300 North LaSalle Serviced Companion Loan.” See “—Additional Secured Indebtedness” below for additional information).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	300 North LaSalle

The Borrower and Sponsor. The borrower is 300 North LaSalle LLC, a Delaware limited liability company (the “300 North LaSalle Borrower”) with two independent directors.

The sole member of the 300 North LaSalle Borrower is TILC Operating Properties LLC, a Delaware limited liability company, an affiliate of The Irvine Company LLC. The Irvine Company LLC is a diversified, privately held real-estate investment company. Founded in 1864 and headquartered in Newport Beach, California, the Irvine Company LLC is one of the largest landowners in California with a long history of real estate ownership and management.

The Property. The 300 North LaSalle Property is a 1,302,901 SF, 60-story , Class “A”, LEED® Platinum office building in the central business district of Chicago, Illinois. The 300 North LaSalle Property is located along the north bank of the Chicago River on North LaSalle Street in the River North neighborhood, a northern extension of the traditional Loop office submarket. Completed in 2009, the 300 North LaSalle Property was designed by Pickard Chilton and features a distinctive façade of articulated glass and stainless steel and was one of the first Class “A” office assets to locate outside of the traditional downtown loop boundaries. Building amenities include a landscaped riverfront plaza, a waterfront cafe, white tablecloth restaurant Chicago Cut Steakhouse, a club-quality fitness center, a conference center overlooking the river, onsite banking and bike storage, pedestrian access to mass transit and three levels of private underground parking with 233 spaces and with valet and car wash services.

The 300 North LaSalle Property is proximate to multiple public transportation options as well as numerous local amenities, including Ogilvie Transportation Center, Union Station and multiple CTA lines. Tenants and guests can readily access the 300 North LaSalle Property via several mass transit choices, including major commuter rail stations, CTA train, bus services, and Chicago Water Taxi.

As of July 8, 2014, the 300 North LaSalle Property was 98.1% leased to 35 tenants. The historical occupancy at the 300 North LaSalle Property was 96.8% as of December 31, 2013, 97.3% as of December 31, 2012 and 95.3% as of December 31, 2011.

Major Tenants.

Kirkland & Ellis LLP (687,857 SF, 52.8% of NRA, 52.9% of underwritten base rent). Kirkland & Ellis LLP (“Kirkland”) leases 687,857 SF of office and storage space on a lease expiring February 28, 2029, with four five- or 10-year renewal options and one termination option effective February 2025 with 24 months’ notice and payment of a termination fee equal to 12 months of net rent plus pro rata share of taxes and operating expenses. The lease provides for a current base rental rate of $32.43 PSF. Headquartered at the 300 North LaSalle Property, Kirkland is an international full service law firm, with approximately 1,600 lawyers practicing worldwide in 11 cities, and is ranked number five on certain legal journal’s 2013 ranking of U.S. firms by revenue and Global 100 firms by revenue, with gross revenue of approximately $2.0 billion. Kirkland is ranked number five in profits per partner with approximately $3,280,000 per partner. Kirkland’s practice areas are divided into four broad groups: Litigation, Corporate and Tax, Intellectual Property and Restructuring. Established in 1908, Kirkland’s Chicago office in the 300 North LaSalle Property is its largest with 650 attorneys.

Boston Consulting Group (124,253 SF, 9.5% of NRA, 9.8% of underwritten base rent). The Boston Consulting Group (“BCG”) leases 124,253 SF of office space on a lease expiring December 31, 2024, with two five- or 10-year renewal options. The lease provides for a current base rental rate of $33.38 PSF. Founded in 1963, BCG is a global general management consulting firm. BCG has 81 offices in 45 countries and is wholly owned by its officers and is ranked number three on certain magazine’s 2014 “100 Best Companies to Work For” list.

Quarles & Brady LLP (81,990 SF, 6.3% of NRA, 7.0% of underwritten base rent). Quarles & Brady LLP (“Quarles”) leases 81,990 SF on a lease expiring March 31, 2024 with two five-year renewal options and a one-time termination option effective May 2019 with six months’ notice and payment of a termination fee equal to six months of base rent plus pro rata share of taxes and operating expenses. The lease provides for a current base rental rate of $35.84 PSF. Founded in 1895, Quarles is a law firm with 450 lawyers that provides broad-based legal services through a strong network of regional practices nationwide. According to certain legal journal’s rankings, Quarles is the 106th largest law firm in the U.S. In terms of revenue, Quarles is ranked 127th in certain legal journal’s ranking with 2014 gross revenue of approximately $235 million and profits per partner of approximately $455,000. Quarles’ practice areas include bankruptcy, corporate finance and securities, employment relations, environmental law, government relations, health law and intellectual property.

GTCR Golder Rauner (78,185 SF, 6.0% NRA, 6.3% of underwritten base rent). GTCR Golder Rauner (“GTCR”) leases 66,095 SF of office and storage space on a lease expiring March 31, 2024, with two five-year renewal options. GTCR has a signed lease and is expected to occupy an additional 12,090 SF in April 2015. The lease provides for a current base rental rate of $34.22 PSF. GTCR is a leading private equity investment firm and long term strategic partner for outstanding management teams. Based in Chicago, GTCR pioneered the investment strategy of identifying and partnering with executives to acquire and build companies through a combination of acquisitions and strong internal growth. Since inception, GTCR funds have invested more than $10 billion of equity capital in over 200 companies in a wide range of industries. GTCR has taken more than 40 companies public since its founding.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	300 North LaSalle

The following table presents a summary regarding major tenants at the 300 North LaSalle Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Total Annual UW Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Major Tenants
Kirkland and Ellis LLP	NR/NR/NR	687,857	53%	$22,305,048	53%	$32.43	2/28/2029
The Boston Consulting Group	NR/NR/NR	124,253	10%	$4,147,565	10%	$33.38	12/31/2024
Quarles and Brady LLP	NR/NR/NR	81,990	6%	$2,938,482	7%	$35.84	3/31/2024
GTCR Golder Rauner	NR/NR/NR	78,185	6%	$2,675,539	6%	$34.22	3/31/2024
Subtotal/Wtd. Avg.		972,285	75%	$32,066,634	76%	$32.98

Other Tenants		306,221	24%	$10,128,733	24%	$33.08
Vacant Space		24,395	2%	$0	0%	$0.00
Total/Wtd. Avg.		1,302,901	100%	$42,195,368	100%	$33.00

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover at the 300 North LaSalle Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
2014	2	900	$0.00	0%	0%	$0	0	0%
2015	10	29,205	$31.26	2%	2%	$912,910	2%	2%
2016	5	12,649	$27.97	1%	3%	$353,787	1%	3%
2017	6	25,943	$33.08	2%	5%	$858,097	2%	5%
2018	5	28,817	$29.69	2%	7%	$855,677	2%	7%
2019	9	88,120	$37.05	7%	14%	$3,264,856	8%	15%
2020	6	56,484	$32.28	4%	19%	$1,823,083	4%	19%
2021	0	0	$0.00	0%	19%	$0	0%	19%
2022	3	49,408	$33.72	4%	22%	$1,666,047	4%	23%
2023	1	0	$0.00	0%	22%	$0	0%	23%
2024	14	284,428	$34.32	22%	44%	$9,761,586	23%	46%
2025 & Beyond	33	702,552	$32.31	54%	98%	$22,699,326	54%	100%
Vacant	0	24,395	$0.00	2%	100%	$0	0%	100%
Total/Wtd. Avg.	94	1,302,901	$33.00	100%		$42,195,368	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The 300 North LaSalle Property is located at 300 North LaSalle Street in the near southern portion of the city of Chicago, Cook County, Illinois in the River North neighborhood. The 300 North LaSalle Property is situated along the north bank of the Chicago River and along the west side of North LaSalle Street near the foot of the North LaSalle Street bridge in downtown Chicago. River North, which enjoys a prime location with Michigan Avenue to the east and the central business district to the south, is proximate to many of Chicago’s commercial amenities. The 300 North LaSalle Property is located approximately five blocks from the Magnificent Mile, two blocks from State Street and is in the midst of numerous fine dining and night life establishments.

The River North neighborhood has access to the metropolitan highway system and downtown Chicago. Ohio Street has a full interchange with the Kennedy Expressway (I-90/94) just west of the neighborhood. The neighborhood roadways are in a grid system. Hubbard Street, Chicago Avenue, Ohio Street and other east-west roadways provide access to a number of major north-south streets. These north-south streets provide direct access to the Chicago Loop directly across the Chicago River to the south of the neighborhood. Lake Shore Drive (US Route 41) is located about one mile east of the neighborhood and runs north-south along the Lake Michigan shoreline. Public transportation serving the neighborhood includes the CTA Red Line, Purple Line and Brown Line. Public transportation serving the neighborhood includes the CTA Red Line, Purple Line and Brown Line trains, which traverse the neighborhood and offer nearby stops at Grand Avenue, Chicago Avenue, Franklin Street and the Merchandise Mart. In addition, the CTA bus system has numerous stops throughout the area.

The Chicago metropolitan statistical area (“MSA”) had an estimated 9.6 million residents in 2013, and is expected to grow by 0.4% by 2018 to approximately 9.7 million residents. As of January 2014, employment in Chicago MSA declined by 0.1% year-over-year and the unemployment rate was 8.6%, which is 1.3% lower than the prior year rate. The Chicago MSA is a popular headquarters location for national and international companies

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	300 North LaSalle

seeking a relatively low-cost, central destination for operations. Certain magazine reported in 2013 that Illinois housed 32 Fortune 500 Company headquarters, including 29 in the Chicago region.

As of the first quarter of 2014, the River North office market contained approximately 20 million SF. As of the first quarter of 2014, The River North office market direct vacancy rate was 9.6%, compared to the direct Chicago vacancy rate of 14.3%. The average asking rental rate was $31.70 PSF per month for River North office market, which was above the direct primary Chicago average of $22.77 PSF and a 5.07% increase year-over-year, for the first quarter of 2014.

Properties comparable to the 300 North LaSalle Property are shown in the chart below:

Comparable Properties Summary
Property	Address	Total GLA (SF)	Year Built/ Renovated	Stories	Occupancy Rate	Asking NNN Rent PSF
155 North Wacker	155 North Wacker Drive Chicago, Illinois	25,365	2009	46	97.8%	$24.00-$38.00
150 North Riverside	150 North Riverside Chicago, Illinois	854,620	N/A	51	28.7%	$30.50-$38.00
River Point Office Building	444 West Lake Street Chicago, Illinois	624,544	N/A	52	41.8%	$32.00-$48.00
UBS Tower	1 North Wacker Drive Chicago, Illinois	131,880	2001	50	90.4%	$26.50-$32.00
111 South Wacker	111 South Wacker Drive Chicago, Illinois	14,388	2004	51	98.6%	$27.50-$34.00
Hyatt Center	71 South Wacker Drive Chicago, Illinois	143,119	2001	50	90.4%	$28.00-$35.00
Mesirow Financial Building	353 North Clark Street Chicago, Illinois	77,460	2009	47	93.4%	$24.00-$27.00

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 300 North LaSalle Property:

Cash Flow Analysis
	2011	2012	2013	4/30/2014 TTM	UW	UW PSF
Base Rent	$40,722,697	$40,604,862	$39,893,545	$40,237,262	$42,444,017	$32.58
Straight-Line Rents(1)	$0	$0	$0	$0	$3,736,026	$2.87
Percentage Rent	$0	$0	$254,041	$259,677	$734,177	$0.56
Expense Reimbursements	$20,882,938	$24,782,674	$26,081,109	$26,452,058	$27,032,236	$20.75
Parking Income	$940,464	$1,006,583	$1,050,477	$1,057,489	$1,062,840	$0.82
Other Income	$361,397	$405,693	$445,469	$456,156	$453,213	$0.35
Less Concessions	($1,005,289)	($1,113,663)	($520,342)	($414,662)	$0	$0.00
Less Vacancy & Credit Loss	$0	($179,911)	($100,839)	($30,803)	($1,728,494)	(2.34%)
Effective Gross Income	$61,902,207	$65,506,238	$67,103,460	$68,017,177	$73,734,014	$56.59
Total Operating Expenses	$22,299,237	$25,599,182	$27,541,392	$28,060,923	$26,556,357	$20.38
Net Operating Income	$39,602,970	$39,907,056	$39,562,068	$39,956,254	$47,177,657	$36.21
TI/LC	$0	$0	$0	$0	$814,497	$0.63
Capital Expenditures	$0	$0	$0	$0	$260,580	$0.20
Net Cash Flow	$39,602,970	$39,907,056	$39,562,068	$39,956,254	$46,102,580	$35.38

Occupancy %	95.3%	97.3%	96.8%	98.1%	97.7%
NOI DSCR(2)	2.46x	2.48x	2.46x	2.48x	2.93x
NCF DSCR(2)	2.46x	2.48x	2.46x	2.48x	2.87x
NOI Debt Yield(2)	17.2%	17.3%	17.2%	17.3%	20.5%
NCF Debt Yield(2)	17.2%	17.3%	17.2%	17.3%	20.0%

(1)	Straight line rents include average rents for space occupied by Kirkland and Ellis LLP.

(2)	Based on the 300 North LaSalle pari passu senior promissory notes, which have a combined original principal balance of $230,600,000.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	300 North LaSalle

Escrows and Reserves. During a Reserve Period (as defined below), the 300 North LaSalle Borrower is required to deposit 1/12 of the estimated taxes monthly, 1/12 of the estimated insurance premiums monthly (unless the 300 North LaSalle Property is covered under a “blanket policy” acceptable to the lender), $217,150 for TI/LC reserves monthly and $21,715 for replacement reserves monthly (the total replacement reserve is capped at $521,160). A “Reserve Period” will generally commence upon the earlier of (i) an event of default and (ii) the date upon which the debt service coverage ratio is less than 1.20x. A Reserve Period will generally end upon (i) cure of such event of default or (ii) the date upon which the debt service coverage ratio equals or exceeds 1.20x for two consecutive quarters.

In the event Kirkland & Ellis gives notice of its election to exercise its early termination option under its lease, the 300 North LaSalle Borrower will be required to deposit to a “Kirkland Lease Springing Reserve” the amount of $51,200,000 which amount may be paid at the 300 North LaSalle Borrower’s election in the form of either (i) a lump sum cash payment, (ii) through twelve equal monthly installments, (iii) by delivery of a letter of credit (from an “AA-” rated financial institution), or (iv) by delivery of a guaranty from an affiliate of the 300 North LaSalle Borrower that maintains an investment grade rating. Provided no event of default is continuing, upon such time as all of the Kirkland & Ellis space has been leased (with all tenant improvement allowances and leasing commissions having been paid in full and tenants paying rent thereunder) under one or more leases, which provide for an initial term of not less than five years and payment of a net effective rent of not less than 95% of the then effective fair market rent, funds on deposit in this reserve will be used for reimbursement of qualified leasing expenses, with the balance of such reserve returned to the 300 North LaSalle Borrower.

Lockbox and Cash Management.

A hard lockbox is in place with respect to the 300 North LaSalle Mortgage Loan. The 300 North LaSalle Mortgage Loan has springing cash management. During a Cash Trap Period (defined below), funds in the lockbox account are swept daily to an account designated by the 300 North LaSalle Borrower. The 300 North LaSalle Borrower will be required to deposit all excess cash with respect to the 300 North LaSalle Mortgage Loan to an account to be held by the lender as additional security for 300 North LaSalle Mortgage Loan during a Cash Trap Period until the occurrence of an Excess Cash Flow Sweep Stop (defined below).

A “Cash Trap Period” will generally commence upon the earlier of: (A) the occurrence and continuance of an event of default; (B) the debt service coverage ratio being less than 1.10x (“Debt Service Trigger”); (C) Kirkland & Ellis becoming subject to any proceeding as debtor under any bankruptcy or insolvency proceeding (“Kirkland Bankruptcy Sweep”); or (D) Kirkland & Ellis’ failure to occupy at least 75% of its leased space (excluding any contraction space, storage space or subleased space) (“Kirkland Occupancy Trigger”).

A Cash Trap Period will generally end (A) upon the cure of the related event of default, (B) upon the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters (provided that no event of default has occurred and be continuing at the time of the expiration of such period), (C) upon the date that (x) Kirkland & Ellis is no longer subject to the related bankruptcy or insolvency proceeding (y) Kirkland & Ellis under the related bankruptcy or insolvency proceeding assumes the Kirkland & Ellis lease with respect to at least 75% of its original space, or (z) at least 75% of the original Kirkland & Ellis space has been re-leased and (D) upon the date that any portion of the Kirkland & Ellis space no longer occupied by Kirkland & Ellis has been re-leased and when taken together with the portion of the Kirkland & Ellis space then occupied by Kirkland & Ellis, equals or exceeds 75% of the space originally leased to Kirkland & Ellis (provided that no event of default has occurred and be continuing at such time).

An “Excess Cash Flow Sweep Stop” will generally occur if no event of default has occurred or is continuing and (A) with regard to any Cash Trap Period commenced as a result of a Debt Service Trigger, the excess cash being held is not less than $27,000,000, (B) with regard to any Cash Trap Period commenced as a result of a Kirkland Bankruptcy Sweep, the excess cash being held is not less than $51,200,000 less any Kirkland Lease Springing Reserve funds (other than any lease termination payments deposited) or any cash payments paid to the 300 North LaSalle Borrower as a result of any bankruptcy proceeding of Kirkland & Ellis, or (C) with regard to any Cash Trap Period commenced as a result of a Kirkland Occupancy Trigger, the excess cash being held is not less than $75.00 times the square footage no longer occupied by Kirkland & Ellis. There will be no Excess Cash Flow Sweep Stop in connection with a Cash Trap Period commenced as a result of the occurrence and continuance of an event of default..

Property Management. The 300 North LaSalle Property is subject to a management agreement with Hines Interests Limited Partnership (“Hines”). Founded in 1957, Hines is a privately owned, international real estate firm involved in real estate investment, development and property management. Currently, Hines manages 391 properties totaling 161 million SF, which includes 89.1 million SF for third parties. Hines has controlled assets valued at approximately $28.2 billion and a presence in more than 115 countries worldwide, including offices in 18 countries, with regional offices in Atlanta, Chicago, Houston (U.S. headquarters), London (European headquarters), New York and San Francisco, as well as 68 other U.S. cities. Hines has entered into a sub-management agreement with an affiliate of the 300 North LaSalle Borrower (TICAD Commercial Properties Holdings LLC (“TICAD”)) under which TICAD will assist and consult with Hines regarding management of the 300 North LaSalle Property and share in the related management fees with Hines.

Additional Secured Indebtedness (not including trade debts).

The 300 North LaSalle Loan Pair was originated by or on behalf of Bank of America, N.A. on July 17, 2014 and is evidenced by three pari passu senior notes and a subordinate note secured by the 300 North LaSalle Property with a combined original principal balance of $475,000,000 (the 300 North LaSalle Note A-1 with an original principal balance of $100,000,000, the 300 North LaSalle Note A-2 and the 300 North LaSalle Note A-3 with an aggregate original principal balance of $130,600,000 and the 300 North LaSalle B Note with an original principal balance of $244,400,000). Each of the 300 North LaSalle Note A-1 and the 300 North LaSalle B Note will be included in the securitization trust for MSBAM 2014-C18. The 300 North LaSalle Note A-1 will be included in the pool of mortgage loans that backs the Certificates other than the Class 300 Certificates, and the term “300 North LaSalle Mortgage Loan” as used in this Term Sheet and the Free Writing Prospectus refers only to such note. The 300 North LaSalle B Note will not be included in such pool of mortgage loans, but will instead separately back only the Class 300 Certificates. Neither the 300 North LaSalle Note A-2 nor the 300 North LaSalle Note A-3 will be included in the MSBAM 2014-C18 securitization trust, although they are expected to be contributed to one or more future securitization trusts.

The amortization schedules for the 300 North LaSalle Note A-1, the 300 North LaSalle Note A-2 and the 300 North LaSalle Note A-3 each include scheduled payments of principal prior to the maturity date of the 300 North LaSalle Loan Pair. The 300 North LaSalle B Note is interest-only until maturity and therefore does not provide for principal payments until the maturity date of the 300 North LaSalle Loan Pair. The amortization schedule for the 300 North LaSalle Note A-1 is attached as Appendix VIII to the Free Writing Prospectus.

The pari passu senior notes (namely the 300 North LaSalle Note A-2 and 300 North LaSalle Note A-3) evidencing the 300 North LaSalle Serviced Companion Loan accrue interest at the same rate as the 300 North LaSalle Mortgage Loan. The components comprising the principal balance of the subordinate note will accrue interest at an approximate weighted average per annum rate of 4.3983%. The 300 North LaSalle Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the notes comprising the 300 North LaSalle Serviced Companion Loan, and

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	300 North LaSalle

each of the 300 North LaSalle Note A-1, the 300 North LaSalle Note A-2 and the 300 North LaSalle Note A-3 will be senior in right of payment of interest and principal to the 300 North LaSalle B Note, as and to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 300 North LaSalle Loan Pair” in the Free Writing Prospectus. The holders of the 300 North LaSalle Mortgage Loan and the 300 North LaSalle Serviced Companion Loan and the 300 North LaSalle B Note have entered into an agreement among note holders which sets forth the allocation of collections on the 300 North LaSalle Loan Pair. The 300 North LaSalle Loan Pair will be serviced pursuant to terms of the MSBAM 2014-C18 pooling and servicing agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs —The 300 North LaSalle Loan Pair” in the Free Writing Prospectus.

The following table presents certain information relating to the 300 North LaSalle Loan Pair:

300 North LaSalle Loan Pair	Original Principal Amount	Cut-off Date Principal Amount	Interest Rate
300 North LaSalle Note A-1, Note A-2 and Note A-3	$230,600,000	$230,600,000	3.4500%
300 North LaSalle B Note	$244,400,000	$244,400,000	4.3983%

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. Generally, the 300 North LaSalle Borrower is required pursuant to the 300 North LaSalle Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the 300 North LaSalle Property, provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Authorization Act of 2007 is not in full force and effect, then the 300 North LaSalle Borrower will not be required to spend on the premium for terrorism insurance coverage more than two times the amount of the total insurance premium that is payable as of the closing date of 300 North LaSalle Mortgage Loan, subject to annual consumer price index adjustments, in respect of the business interruption insurance required under the 300 North LaSalle Mortgage Loan documents plus the full replacement cost (without giving effect to the cost of the terrorism, named storm and earthquake components of such all-risk and business interruption insurance policies).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Huntington Oaks Shopping Center

Mortgage Loan No. 3 – Huntington Oaks Shopping Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Huntington Oaks Shopping Center

Mortgage Loan No. 3 – Huntington Oaks Shopping Center

ANGELES NATIONAL FOREST
SAN GABRIEL MTS.
Huntington Oaks Shopping Center
Southwest Corner of West Huntington Drive and South Mayflower Avenue
Monrovia, CA 91016
PASADENA
Sierra Madre
W. Sierra Madre Blvd.
Monrovia
Bradbury
Duarte
Azusa
Foothill Fwy
Foothill Blvd.
Huntington Dr.
Duarte Rd.
Colorado Blvd.
California Blvd.
East Pasadena
Los Angeles County Arboretum
Arcadia
East San Gabriel
San Marino
San Gabriel
Temple City
North El Monte
LOS ANGELES COUNTY
Irwindale
Santa Fe Dam Recr. Area
Vincent
Live Oak Ave.
Las Tunas Dr.
Arrow Hwy.
Lower Azusa Rd.
Los Angeles St.
El Monte Airport
El Monte
Baldwin Park
Alhambra
Los Angeles 12 miles
San Bernardino Fwy
Ontario Intl. Airport 20 miles
Rosemead
Garvey Ave.
Rush St.
Monterey Park
South El Monte
West Puente Valley
West Covina
Avocado Heights
Valinda
Pomona Fwy
La Puente
Whittier Narrows Recr. Area
Pico Rivera Bicentennial Park
Montebello
Hacienda Heights
City of Industry
Industry Hills Recr. Center
METROLINK RIVERSIDE LINE
San Gabriel River Fwy
LOS ANGELES
Pacific Ocean
ANAHEIM
LONG BEACH
SANTA ANA
Pomona
Ontario
Irvine
Torrance
Fullerton
Corona
Huntington Beach

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Huntington Oaks Shopping Center

Mortgage Loan No. 3 – Huntington Oaks Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$60,500,000			Location:	Monrovia, CA 91016
Cut-off Date Balance:	$60,500,000			General Property Type:	Retail
% of Initial Pool Balance:	5.9%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Stanley W. Gribble			Year Built/Renovated:	1986/N/A
Mortgage Rate:	4.630%			Size:	252,526 SF
Note Date:	9/3/2014			Cut-off Date Balance per Unit:	$240
First Payment Date:	11/1/2014			Maturity Date Balance per Unit:	$240
Maturity Date:	10/1/2024			Property Manager:	Festival Management Corporation
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$4, 883,355
IO Period:	120 months			UW NOI Debt Yield:	8.1%
Seasoning:	0 months			UW NOI Debt Yield at Maturity:	8.1%
Prepayment Provisions:	LO (23); DEF (93); O (4)			UW NCF DSCR:	1.65x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$4,687,786 (6/30/2014 TTM)
Additional Debt Type:	Mezzanine			2nd Most Recent NOI:	$4,419,257(12/31/2013)
Additional Debt Balance:	$10,500,000			3rd Most Recent NOI:	$4,564,044 (12/31/2012)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	97.7% (5/1/2014)
Reserves(1)				2nd Most Recent Occupancy:	98.5% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	94.6% (12/31/2012)
RE Tax:	$305,102	$50,850	N/A	Appraised Value (as of):	$88,000,000.00 (6/10/2014)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	68.8%
Recurring Replacements:	$0	$3,156	$100,000	Maturity Date LTV Ratio:	68.8%
TI/LC:	$0	$13,678	N/A
Environmental:	$185,400	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$60,500,000	85.2%	Loan Payoff:	$54,862,534	77.3%
Mezzanine Loan Amount:	$10,500,000	14.8%	Return of Equity:	$14,779,312	20.8%
			Closing Costs:	$1,358,154	1.9%
Total Sources:	$71,000,000	100.0%	Total Uses:	$71,000,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

Huntington Oaks Shopping Center Mortgage Loan.

The Mortgage Loan. The third largest mortgage loan (the “Huntington Oaks Shopping Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $60,500,000, secured by a first priority fee mortgage encumbering 252,526 SF of retail space at the property known as Huntington Oaks Shopping Center, located at the southwest corner of West Huntington Drive and South Mayflower Avenue, in Monrovia, Los Angeles County, California (the “Huntington Oaks Shopping Center Property”).

The Borrower and Sponsor. The borrower is Huntington Oaks Delaware Partners, LLC, a Delaware limited liability company (the “Huntington Oaks Shopping Center Borrower”) with two independent directors. Equity ownership in the Huntington Oaks Shopping Center Borrower is held by Stanley W. Gribble (93%), Robert P. Jersey (3%), Anthony C. Badeaux (3%) and Dale F. Allyn (1%).

The Huntington Oaks Shopping Center Mortgage Loan sponsor is Stanley W. Gribble. Stanley W. Gribble has developed 49 properties, including the Huntington Oaks Shopping Center Property, throughout California and six western states. Of the 49 developments, six have included re-development assemblage projects that now comprise mid-market enclosed malls and midrise office space.

The Property. The Huntington Oaks Shopping Center Property consists of a 252,526 SF portion of the Huntington Oaks Shopping Center, a larger 328,351 SF multi-tenant community shopping center, located on the southwest corner of South Mayflower Avenue and West Huntington Drive in Monrovia, California. The Huntington Oaks Shopping Center Property was built in 1986 with periodic renovations completed on an approximately 20-acre parcel. The Huntington Oaks Shopping Center Property is located in the north/central portion of the San Gabriel Valley, and is bounded by the Angeles National Forest to the north, the community of Bradbury and city of Duarte to the east, the cities of Duarte and Arcadia to the south and the city of Arcadia to the west. The Huntington Oaks Shopping Center Property is situated approximately a half mile east of Myrtle Avenue and approximately a half mile north of the 210 Freeway, which has an average daily traffic count of approximately 270,000 vehicles.

As of May 1, 2014, the Huntington Oaks Shopping Center Property was 97.7% leased to 37 tenants. The Huntington Oaks Shopping Center Property is anchored by Toys “R” Us (42,815 SF), Marshall’s (37,966 SF) and Bed, Bath & Beyond (30,000 SF). The Huntington Oaks Shopping Center Property is shadow anchored by Kohl’s (75,285 SF) located within the Huntington Oaks Shopping Center, but the Kohl’s space is not collateral for the Huntington Oaks Shopping Center Mortgage Loan. The historical occupancy at the Huntington

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Huntington Oaks Shopping Center

Oaks Shopping Center Property was 98.5% as of December 31, 2013, 94.6% as of December 31, 2012 and 100.0% as of December 31, 2011.

Major Tenants.

Toys “R” Us (42,815 SF, 17.0% of NRA, 9.3% of underwritten base rent). Toys “R” Us (NYSE: TOYS) occupies 42,815 SF at the Huntington Oaks Shopping Center Property under a lease expiring on January 31, 2018, with five five-year renewal options. Toys “R” Us has been at the Huntington Oaks Shopping Center Property since 1992. Toys “R” Us sales totaled approximately $173.57 PSF in 2013, $171.72 PSF in 2012 and $165.64 in 2011. Toys “R” Us is one of the world’s largest toy retailers with more than 1,540 stores worldwide. In 2014, the New Jersey-based company recorded consolidated net sales of approximately $2.5 billion, an increase of 2.9% from the prior year. Toys “R” Us is currently rated “B3” by Moody’s and “B-” by S&P.

Marshall’s (37,966 SF, 15.0% of NRA, 10.6% of underwritten base rent). Marshall’s (NYSE: TJX) occupies 37,966 SF at the Huntington Oaks Shopping Center Property under a lease expiring on July 25, 2019, with one five-year renewal option remaining (Marshall’s has already executed three renewal options). Marshall’s has been at the Huntington Oaks Shopping Center Property since 1984. Marshall’s sales totaled $358.17 PSF in 2013, $348.98 PSF in 2012 and $334.42 PSF in 2011. Marshall’s is a subsidiary of TJX Companies, Inc., an international off-price apparel and home fashions retailer with net sales of $27.4 billion in 2014. TJX Companies, Inc. is currently rated “A3” by Moody’s and “A+” by S&P.

Bed Bath & Beyond (30,000 SF; 11.9% of NRA, 8.4% of underwritten base rent). Bed Bath & Beyond (NASDAQ: BBBY) occupies 30,000 SF at the Huntington Oaks Shopping Center Property under a lease expiring on January 31, 2018, with four five-year renewal options. Bed Bath & Beyond has a right to terminate its lease with 180 days written notice if, after 545 continuous days, less than 70% of the total floor area of the Huntington Oaks Shopping Center Property is in operation. Bed Bath & Beyond has been at the Huntington Oaks Shopping Center Property since 2002. Bed Bath & Beyond sales totaled approximately $206.56 PSF in 2013, $183.73 PSF in 2012 and $172.56 in 2011. Founded in 1971, Bed Bath & Beyond is a chain of retail stores selling an assortment of domestic merchandise and home furnishings in the United States and Canada. As of March 1, 2014, Bed Bath & Beyond operated a total of 1,496 stores and reported net earnings of $1.022 billion. Bed Bath & Beyond is currently rated “Baa1” by Moody’s and “A-” by S&P.

Chuck E. Cheese (13,437 SF; 5.3% of NRA, 4.5% of underwritten base rent). Chuck E. Cheese (NYSE: CEC) occupies 13,437 SF at the Huntington Oaks Shopping Center Property under a lease expiring on May 31, 2016, with three five-year renewal options. Chuck E. Cheese has been at the Huntington Oaks Shopping Center Property since 2001. Chuck E. Cheese sales totaled $93.54 PSF in 2013, $105.49 PSF in 2012 and $117.14 in 2011. Chuck E. Cheese is the main brand of CEC Entertainment, Inc., a 37-year-old company headquartered in Irving, Texas. CEC Entertainment, Inc. currently operates 567 Chuck E. Cheese stores located in 47 states and nine foreign countries and territories. CEC Entertainment, Inc. is currently rated “B” by S&P.

Trader Joe’s Company (11,246 SF; 4.5% of NRA, 4.8% of underwritten base rent). Trader Joe’s Company (“Trader Joe’s”) currently occupies 11,246 SF at the Huntington Oaks Shopping Center Property under a lease expiring on June 30, 2015, with three five-year renewal options. Trader Joe’s sales totaled approximately $2,141.14 PSF in 2013, $2,007.48 PSF in 2012 and $1,896.24 in 2011. Trader Joe’s is an American chain of specialty grocery stores headquartered in Monrovia, California. Trader Joe’s operates more than 400 stores in 39 states and Washington, D.C.

The following table presents a summary regarding major tenants at the Huntington Oaks Shopping Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF(2)	% of Collateral SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent	Annual UW Base Rent (PSF)	Lease Expiration
Major Tenants
Toys “R” Us	CCC/B3/B-	42,815	17%	$572,440	9%	$13.37	1/31/2018
Marshall’s	NR/A3/A+	37,966	15%	$650,566	11%	$17.14	7/25/2019
Bed Bath & Beyond	NR/Baa1/A-	30,000	12%	$516,225	8%	$17.21	1/31/2018
Chuck E. Cheese	NR/NR/B	13,437	5%	$277,019	4%	$20.62	5/31/2016
Trader Joe’s	NR/NR/NR	11,246	4%	$297,559	5%	$26.46	6/30/2015
Subtotal/Wtd. Avg.		135,464	54%	$2,313,809	38%	$17.08

Other Tenants		110,962	44%	$3,845,987	62%	$34.66
Vacant Space		6,100	2%	$0	0%	$0.00
Collateral – Total/ Wtd. Avg.		252,526	100%	$6,159,796	100%	$25.00

(1)	Information is based on the underwritten rent roll

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Total Annual UW Base Rent excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Huntington Oaks Shopping Center

The following table presents certain information relating to the lease rollover at the Huntington Oaks Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Avg. UW Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	2	8,183	$9.46	3%	3%	$77,435	1%	1%
2014	0	0	$0.00	0%	3%	$0	0%	1%
2015	5	19,496	$30.86	8%	11%	$601,694	10%	11%
2016	3	25,840	$24.54	10%	21%	$634,072	10%	21%
2017	2	12,200	$22.76	5%	26%	$277,697	5%	26%
2018	7	82,073	$17.61	33%	59%	$1,445,262	23%	49%
2019	5	44,649	$19.84	18%	76%	$885,924	14%	64%
2020	1	6,200	$46.93	2%	79%	$290,937	5%	68%
2021	2	10,353	$32.17	4%	83%	$333,106	5%	74%
2022	1	1,400	$43.13	1%	83%	$60,382	1%	75%
2023	4	19,580	$36.77	8%	91%	$719,971	12%	86%
2024	4	11,312	$52.22	4%	96%	$590,744	10%	96%
2025 & Beyond	1	5,140	$47.19	2%	98%	$242,572	4%	100%
Vacant	0	6,100	$0.00	2%	100%	$0	0%	100%
Total/Wtd. Avg.	37	252,526	$25.00	100%		$6,159,796	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Base Rent PSF Rolling excludes vacant space.

The Market. The Huntington Oaks Shopping Center Property is located on the west side of Mayflower Avenue, south of Huntington Drive in the City of Monrovia in the north/central portion of the San Gabriel Valley. The San Gabriel Valley consists of over 400 square miles of eastern Los Angeles County which extends from La Canada/Flintridge in the northwest to Pomona in the southeast. The San Gabriel Valley has a diverse economic base, which is supported by its large population, proximity to downtown Los Angeles and regional freeway and rail access. City of Hope (2,609 employees), Methodist Hospital (1,200 employees), Monrovia Unified School District (903 employees), Verizon Communications (900 employees) and 3M Unitek (500 employees) are the five largest employers in the city of Monrovia.

The 2014 estimated population within a one-, three- and five-mile radius of the Huntington Oaks Shopping Center Property was 29,149, 133,908 and 349,590, respectively. The 2014 estimated average household income within a one-, three- and five-mile radius of the Huntington Oaks Shopping Center Property was $78,677, $88,837 and $81,916, respectively.

Comparable properties to the Huntington Oaks Shopping Center Property are shown in the chart below:

Competitive Property Summary

Property	Address	Year Built/Renovated	Total GLA (SF)	Occupancy	Base Rent (PSF)	Anchor Tenants
Huntington Plaza	400 West Huntington Drive Monrovia, CA	1968/2010	57,154	96%	$31.20	Sprouts; Walgreens
Eastland Center	NEQ Citrus Avenue & I-10 Frwy West Covina, CA	1957, 1979, 1997/N/A	805,384	99%	$36.00	Dick’s Sporting Goods; Target; Albertsons; Wal-Mart; Burlington Coat Factory; Bed Bath & Beyond; Ross and Marshalls.
Arcadia Hub	SWC Baldwin Ave & Duarte Rd Arcadia, CA	1958/2002	349,862	94%	$25.20 - $42.00	Burlington Coat Factory; Pavilions/Vons; LA Fitness and JoAnn Fabrics
Heights at West Covina	2200-2360 Azusa Avenue West Covina, CA	2009/N/A	98,139	93%	$24.00 - $45.00	Home Depot; Target
South Hills Plaza	1410-1430 S. Azusa Avenue West Covina, CA	1978/2005	120,233	77%	$15.00 - $25.20	Murakai Market; 24Hr Fitness
West Covina Village	301-477 North Azusa Avenue West Covina, CA	1983/N/A	229,252	85%	$14.40 - $15.00	Stater Bros. Supermarket; LA Fitness

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Huntington Oaks Shopping Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Huntington Oaks Shopping Center Property:

Cash Flow Analysis

	2011	2012	2013	6/30/2014 TTM	UW	UW PSF
Base Rent	$4,230,367	$4,267,580	$4,408,359	$4,681,962	$5,144,669	$20.37
CAM Reimbursements	$1,356,829	$1,459,462	$1,229,717	$1,277,239	$1,454,933	$5.76
Percentage Rent	$59,103	$93,379	$110,254	$110,071	$110,071	$0.44
Other Income	$42,557	$18,429	$31,314	$19,159	$25,000	$0.10
Less Vacancy & Credit Loss	$0	$0	$0	$0	($335,508)	(6.52%)
Effective Gross Income	$5,688,856	$5,838,850	$5,779,644	$6,088,431	$6,399,165	$25.34
Total Operating Expenses	$1,467,107	$1,274,806	$1,360,387	$1,400,645	$1,515,810	$6.00
Net Operating Income	$4,221,749	$4,564,044	$4,419,257	$4,687,786	$4,883,355	$19.34
TI/LC	$0	$0	$0	$0	$157,509	$0.62
Capital Expenditures	$0	$0	$0	$0	$37,879	$0.15
Net Cash Flow	$4,221,749	$4,564,044	$4,419,257	$4,687,786	$4,687,967	$18.56

Occupancy %	100.0%	94.6%	98.5%	97.6%	95.0%
NOI DSCR	1.49x	1.61x	1.56x	1.65x	1.72x
NCF DSCR	1.49x	1.61x	1.56x	1.65x	1.65x
NOI Debt Yield	7.0%	7.5%	7.3%	7.7%	8.1%
NCF Debt Yield	7.0%	7.5%	7.3%	7.7%	7.7%

Escrows and Reserves. The Huntington Oaks Shopping Center Borrower deposited $305,102 at loan origination and is required to deposit $50,850 monthly for real estate taxes. The Huntington Oaks Shopping Center Borrower is also required to deposit 1/12 of the estimated annual insurance premiums monthly (unless the Huntington Oaks Shopping Center Property is covered under a “blanket policy” acceptable to the lender) and $3,156 for replacement reserves monthly (capped at $100,000 for replacement reserves). The Huntington Oaks Shopping Center Borrower deposited $185,400 in an environmental reserve at loan origination. If the related environmental remediation is not complete after 12 months from loan closing, the Huntington Oaks Shopping Center Borrower is required to thereafter deposit $5,625 monthly until the completion of the remediation. The Huntington Oaks Shopping Center Borrower is required to deposit $13,678 monthly for TI/LC reserves. Upon a Tenant Trigger Period (defined below), the TI/LC monthly reserve requirement will increase to $31,566 for TI/LC reserves monthly.

During a Cash Sweep Period and Tenant Trigger Period, the Huntington Oaks Shopping Center Borrower will be required to deposit all excess cash with respect to the Huntington Oaks Shopping Center Mortgage Loan in an account to be held by the lender as additional security for the Huntington Oaks Shopping Center Mortgage Loan.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Huntington Oaks Shopping Center Mortgage Loan. The Huntington Oaks Shopping Center Mortgage Loan has springing cash management. Provided a Cash Sweep Period (defined below) has not occurred and is not continuing, funds in the lockbox account are swept daily to an account designated by the Huntington Oaks Shopping Center Borrower.

A “Cash Sweep Period” will generally commence upon the earlier of: (i) the date upon which the debt service coverage ratio for the immediately preceding two calendar quarters is less than 1.10x and (ii) the commencement of a Tenant Trigger Period. “Tenant Trigger Period” means the 12-month period following the failure of both the tenant known as Bed Bath & Beyond and the tenant known as Toys “R” Us to renew their respective leases at least 12 months prior to their expiration. A “Cash Sweep Period” will generally end on the date upon which the debt service coverage ratio for the immediately preceding two calendar quarters equals or exceeds 1.20x.

Property Management. The Huntington Oaks Shopping Center Property is managed by Festival Management Corporation (“Festival”). Founded in 1980 and headquartered in Los Angeles, California, Festival a leading developer and operator of retail and mixed-use properties and a full-service commercial real estate advisory firm. Festival has acquired, developed and operated more than 120 retail projects throughout the continental U.S. and Hawaii, comprising more than 25 million SF of retail properties in 23 states. Festival currently oversees more than 30 retail properties totaling more than 700,000 SF of retail space.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The “Huntington Oaks Shopping Center Mezzanine Loan” refers to an existing mezzanine loan in the principal amount of $10,500,000 made by Bank of America, N.A. as initial mezzanine lender to Huntington Oaks Holdings, LLC as mezzanine borrower that is secured by 100% of the direct or indirect equity interest in the Huntington Oaks Shopping Center Borrower. The Huntington Oaks Shopping Center Mezzanine Loan is subject to an intercreditor agreement between the Huntington Oaks Shopping Center Mortgage Loan lender and the Huntington Oaks Shopping Center Mezzanine Loan lender. The Huntington Oaks Shopping Center Mezzanine Loan was sold to Blackrock Realty Advisors, Inc. prior to the securitization closing date.

Release of Property. Not permitted.

Terrorism Insurance. Generally, the Huntington Oaks Shopping Center Borrower is required pursuant to the Huntington Oaks Shopping Center Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Huntington Oaks Shopping Center Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Ashford Hospitality Portfolio C1

Mortgage Loan No. 4 – Ashford Hospitality Portfolio C1

Residence
INN

Residence Inn Orlando Lake Buena Vista

STOP

Courtyard by Marriott – Ft. Lauderdale Weston

COURTYARD

Courtyard Louisville Airport

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Ashford Hospitality Portfolio C1

Mortgage Loan No. 4 – Ashford Hospitality Portfolio C1

ORLANDO
Lake Butler
Isleworth Golf Course
Bay Hill
Bay Hill Golf Club
Lake Tibet Butler
Lake Mabel
Lake Sheen
Doctor Phillips
Big Sand Lake
Universal Studios Florida
Orlando Premium Outlets
Mall at Millenia
Sky Lake
Oak Ridge Rd
Pine Castle
Conway
Hoffner Ave
Lake Conway
Belle Isle
Florida Mall
Sand Lake Rd
Martin Andersen Beachline
Expwy
ORANGE COUNTY
Orange County Convention & Civic Center
Landstreet Rd
Taft-Vineland Rd
Florida Southern College
Orlando International Airport
Boggy Creek Rd
Sea World Orlando & Discovery Cove
Meadow Wood
Meadow Woods Golf Course
Grand Cypress Golf Club
WALT DISNEY WORLD RESORT COMPLEX
Lake Buena Vista
Epcot Center Dr
Epcot Center
Downtown Disney
Buena Vista Dr
Disney MGM Studios
International Dr
Orlando Premium Outlets - Vineland Avenue
Central Florida GreeneWay
Gatorland Zoo
Univ. of Central Florida College of Medicine
Mud Lake
World Center Dr
Osceola Pkwy
Buenaventura Lakes
OSCEOLA COUNTY
Florida's Turnpike
Apopka Vineland Rd
John Young Pkwy
Orange Blossom Trail
Orange Ave
Heintzelman Blvd
Vineland Rd
6th Ave
World Drive

Ashford Hospitality Portfolio C1	
1 Residence Inn Orlando Lake Buena Vista	Orlando, FL
2 Courtyard by Marriott - Ft. Lauderdale Weston	Fort Lauderdale, FL
3 Courtyard Louisville Airport	Louisville, KY

Parkland
Deerfield Beach
Coral Springs
Margate
THE EVERGLADES
Pompano Beach
Tamarac
North Lauderdale
Sunrise
Oakland Park
Plantation
FORT LAUDERDALE
Weston
Davie
Cooper City
Hollywood
Atlantic Ocean
Pembroke Pines
Miramar
Hallandale Beach
Aventura
Fort Lauderdale/ Hollywood Intl. Airport

INDIANA
Utica
Prospect
KENTUCKY
Crestwood
Clarksville
New Albany
Oak Park
Glenview
Jeffersonville
Indian Hills
Graymoor-Devondale
Lyndon
Anchorage
St. Matthews
Middletown
Downtown
LOUISVILLE
Douglass Hills
Hurstbourne
St. Regis Park
Shively
Buechel
Jeffersontown
Watterson Park
Pleasure Ridge Park
Newburg
Fern Creek
Okolona
Highview
Valley Station
Fairdale
Ohio River

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Ashford Hospitality Portfolio C1

Mortgage Loan No. 4 – Ashford Hospitality Portfolio C1

Mortgage Loan Information				Mortgaged Property Information(2)
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance:	$59,080,000			Location:	Various
Cut-off Date Balance:	$59,080,000			General Property Type:	Hospitality
% of Initial Pool Balance:	5.7%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Ashford Hospitality Limited Partnership			Year Built/Renovated:	Various
Mortgage Rate:	4.65714286%			Size:	534 Rooms
Note Date:	7/25/2014			Cut-off Date Balance per Unit:	$110,637
First Payment Date:	9/1/2014			Maturity Date Balance per Unit:	$96,209
Maturity Date:	8/1/2024			Property Manager:	Remington Lodging & Hospitality, L.P. (borrower related), & Courtyard Management Corporation
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(2)
IO Period:	24 months			UW NOI:	$7,773,896
Seasoning:	1 month			UW NOI Debt Yield:	13.2%
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI Debt Yield at Maturity:	15.1%
Lockbox/Cash Mgmt Status:	Soft/In Place			UW NCF DSCR:	1.94x
Additional Debt Type:	Mezzanine			Most Recent NOI:	$7,773,896 (6/30/2014 TTM)
Additional Debt Balance:	$8,440,000			2nd Most Recent NOI:	$7,375,952 (12/31/2013)
Future Debt Permitted (Type):	Yes (Junior Mezzanine)			3rd Most Recent NOI:	$6,856,028 (12/31/2012)
Reserves(1)				Occupancy Rate:	78.0% (6/30/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	76.0% (12/31/2013)
RE Tax:	$564,135	$75,941	N/A	3rd Most Recent Occupancy:	74.2% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (As of):	$84,400,000 (4/14/2014-4/23/2014)
FF&E:	$1,208,321	$69,683	N/A	Cut-off Date LTV Ratio:	70.0%
PIP:	$443,014	$0	N/A	Maturity Date LTV Ratio:	60.9%

Sources and Uses(3)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$59,080,000	87.5%	Loan Payoff:	$50,959,000	75.5%
Mezzanine Loan:	$8,440,000	12.5%	Closing Costs:	$779,066	1.2%
			Reserves:	$1,773,656	2.6%
			Return of Equity:	$14,008,278	20.7%
Total Sources:	$67,520,000	100.0%	Total Uses:	$67,520,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements. The upfront property improvement reserve (“PIP”) is held by Courtyard Management Corporation.

(2)	Mortgaged Property Information and Underwriting and Financial Information are based on a combination or sum of all three hotels that comprise the Ashford Hospitality Portfolio C1 Property.

(3)
The Loan Payoff amount listed above is approximate as it is based on the reported total outstanding debt associated with the three hotels that comprise the Ashford Hospitality Portfolio C1 Property contained within an Ashford Hospitality Trust, Inc. Form 10-K report dated December 31, 2013, approximately eight months prior to the origination of the Ashford Hospitality Portfolio C1 Mortgage Loan.

The Mortgage Loan. The fourth largest mortgage loan (the “Ashford Hospitality Portfolio C1 Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $59,080,000, secured by first priority fee mortgages encumbering three hospitality properties located in two states (collectively, the “Ashford Hospitality Portfolio C1 Property”). The proceeds of the Ashford Hospitality Portfolio C1 Mortgage Loan were primarily used to partially refinance two separate loans secured by multiple properties and included in the LBUBS 2006-C1 and MLCFC 2006 - 1 transactions. The total amount of previously outstanding debt allocated to the Ashford Hospitality Portfolio C1 Property components, as of a December 31, 2013 Ashford Hospitality Trust, Inc. Form 10-K report, was approximately $50,959,000.

The Borrower and the Sponsor. The borrowers are Ashford Louisville LP, a Delaware limited partnership, Ashford Buena Vista LP, a Delaware limited partnership, and Ashford Ft. Lauderdale Weston I LLC, Ashford Ft. Lauderdale Weston II LLC, and Ashford Ft. Lauderdale Weston III, LLC, three Delaware limited liability companies as Tenants in Common (collectively, the “Ashford Hospitality Portfolio C1 Borrower”), single purpose entities with independent directors. Ashford TRS Pool C1 LLC, a Delaware limited liability company, as operating lessee (the “Ashford Hospitality Portfolio C1 Operating Lessee”) executed a joinder to the loan agreement and certain other loan documents. The operating leases all have current expiration dates of December 31, 2017. The Ashford Hospitality Portfolio C1 Borrower and the Ashford Hospitality Portfolio C1 Operating Lessee are majority indirectly owned and controlled by Ashford Hospitality Trust, Inc. (NYSE: AHT) (“AHT”). Ashford Hospitality Limited Partnership is the nonrecourse carve-out guarantor.

AHT is a REIT that invests in the hospitality industry across all segments and at all levels of the capital structure primarily in the United States. As of its 2013 annual report, AHT held interests in 115 hospitality properties and 90 hotel condominium units. Ashford Hospitality Limited Partnership is the investment and operating subsidiary of AHT.

The Mortgaged Property. The Ashford Hospitality Portfolio C1 Property consists of three hotels in two states, listed below in decreasing order of size by allocated loan amount. The Residence Inn Orlando Lake Buena Vista in Orlando, Florida, is a five-story, 210 room (including 82 two-bedroom suites)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Ashford Hospitality Portfolio C1

extended-stay property with approximately 3,406 SF of meeting space, a complimentary breakfast room, an outdoor swimming pool, a business center and a fitness center, game room and outdoor sport court. The hotel is approximately 12 miles west of the Orlando International Airport. The Lake Buena Vista submarket is home to the Walt Disney World Resort. The property was constructed in 2001 and approximately $1.91 million of capital expenditures have been made over the past five years with an additional approximately $557,000 of expenditures planned for 2014. The franchise agreement with Marriott International, Inc. currently expires in May 2021. The Courtyard by Marriott – Ft. Lauderdale Weston, located in Weston in Weston, Florida, is a six-story, 174 room limited service property with approximately 1,968 SF of meeting space, a Bistro Café restaurant, an outdoor swimming pool, a business center and a fitness center. The hotel is located in the Weston Park of Commerce, approximately 20 miles west of the Fort Lauderdale International Airport. The property was constructed in 2002 and approximately $1.38 million of capital expenditures have been made over the past five years with an additional approximately $305,000 of expenditures planned for 2014. An approximately $1.3 million property improvement plan is scheduled for 2016. The hotel is managed (no franchise agreement is in place) by Courtyard Management Corporation pursuant to a management agreement with a current expiration in June 2025. The Courtyard Louisville Airport, located in Louisville, Kentucky, is a six-story, 150 room full service property with approximately 1,350 SF of meeting space, a Bistro restaurant, an indoor swimming pool, a business center and a fitness center. The hotel is located approximately 1/2 mile from the main gate of the Louisville International Airport (“LIA”). The property was constructed in 2002 and approximately $2.6 million of capital expenditures have been made over the past five years with an additional approximately $125,000 of expenditures planned for 2014. The franchise agreement with Marriott International, Inc. currently expires in September 2031.

Property Summary
Property	Location	No. of Rooms	Property Sub- type	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Year Built/ Renovated	Appraised Value	Cut-off Date LTV	UW NCF DSCR
Residence Inn Orlando Lake Buena Vista	Orlando, FL	210	Extended Stay	$23,310,000	39%	2001/2012	$33,300,000	70.0%	1.88x
Courtyard by Marriott - Ft. Lauderdale Weston	Weston, FL	174	Limited Service	$18,970,000	32%	2002/2012	$27,100,000	70.0%	1.91x
Courtyard Louisville Airport	Louisville, KY	150	Full Service	$16,800,000	28%	2002/2011	$24,000,000	70.0%	2.06x
Total/Wtd. Avg.		534		$59,080,000	100%		$84,400,000	70.0%	1.94x

The Residence Inn Orlando Lake Buena Vista Market Historical Occupancy, ADR, RevPAR
	Competitive Set			The Residence Inn Orlando Lake Buena Vista			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	77.6%	$96.88	$75.14	80.3%	$120.94	$97.10	103.5%	124.8%	129.2%
2013	83.0%	$99.65	$82.74	80.5%	$118.07	$95.09	97.0%	118.5%	114.9%
6/30/2014 TTM	83.2%	$104.40	$86.90	82.0%	$117.74	$96.57	98.5%	112.8%	111.1%

The Courtyard by Marriott – Ft. Lauderdale Weston Market Historical Occupancy, ADR, RevPAR
	Competitive Set			The Courtyard by Marriott – Ft. Lauderdale Weston			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	68.6%	$102.13	$70.04	72.3%	$99.73	$72.15	105.5%	97.7%	103.0%
2013	74.3%	$108.64	$80.70	77.4%	$105.66	$81.76	104.2%	97.3%	101.3%
6/30/2014 TTM	75.4%	$113.66	$85.70	79.3%	$110.41	$87.57	105.2%	97.1%	102.2%

The Courtyard Louisville Airport Market Historical Occupancy, ADR, RevPAR
	Competitive Set			The Courtyard Louisville Airport			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	60.4%	$118.94	$71.79	67.8%	$124.48	$84.38	112.3%	104.7%	117.5%
2013	64.5%	$123.91	$79.94	68.2%	$130.78	$89.15	105.7%	105.5%	111.5%
6/30/2014 TTM	69.8%	$132.45	$92.41	70.7%	$131.63	$93.08	101.4%	99.4%	100.7%

Source: Industry Reports

The Markets. The Ashford Hospitality Portfolio C1 Property is comprised of three hospitality properties in three different cities and two states. The Residence Inn Orlando Lake Buena Vista is located in Orlando, Orange County, Florida, within the Lake Buena Vista submarket, home of the Walt Disney World Resort. The property is located along the Palms Parkway corridor where nearly all major limited-service and select-service brands are represented. The appraiser noted a primary competitive market totaling 1,486 rooms. Two previously existing hotel properties totaling 411 rooms are currently being redeveloped and rebranded in the immediate market area; however, 242 of those rooms are not considered directly competitive with the Residence Inn Orlando Lake Buena Vista. The 773,000 SF Orlando Premium Outlets mall is located directly across I-4 from the property.

The Courtyard by Marriott - Ft. Lauderdale Weston is located in Weston, Broward County, Florida, within the Weston Park of Commerce, a suburban office development that includes the Cleveland Clinic Florida. The appraiser noted a primary competitive market totaling 1,395 rooms. The appraiser noted a new 127 room Fairfield Inn by Marriott under construction in the submarket scheduled for completion in January 2015.

The Courtyard Louisville Airport is located in Louisville, Jefferson County, Kentucky within 1/2 mile of the Louisville International Airport. The appraiser noted a primary competitive market totaling 834 rooms. The appraiser did not note near term new supply in the submarket but noted various projects underway in downtown Louisville.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Ashford Hospitality Portfolio C1

Operating History and Underwritten Net Cash Flow. The following tables present certain information relating to the individual and combined historical operating performance and the Underwritten Net Cash Flow at the Ashford Hospitality Portfolio C1 Property.

Residence Inn Orlando Lake Buena Vista
	2009	2010	2011	2012	2013	6/30/2014 TTM	UW
Occupancy	72.6%	76.5%	80.6%	80.3%	80.5%	82.0%	82.0%
ADR	$119.73	$115.67	$118.29	$120.94	$118.07	$117.74	$117.74
RevPAR	$86.95	$88.52	$95.37	$97.10	$95.09	$96.57	$96.57

Courtyard by Marriott - Ft. Lauderdale Weston
	2009	2010	2011	2012	2013	6/30/2014 TTM	UW
Occupancy	60.4%	64.4%	68.5%	72.3%	77.4%	79.3%	79.3%
ADR	$102.64	$99.07	$95.36	$100.70	$105.92	$110.39	$110.39
RevPAR	$62.04	$63.83	$65.36	$72.84	$81.97	$87.55	$87.55

Courtyard Louisville Airport
	2009	2010	2011	2012	2013	6/30/2014 TTM	UW
Occupancy	58.9%	61.2%	61.0%	67.8%	68.2%	70.7%	70.7%
ADR	$121.06	$125.54	$125.16	$124.48	$130.78	$131.63	$131.63
RevPAR	$71.28	$76.89	$76.39	$84.38	$89.14	$93.08	$93.08

Portfolio Cash Flow Analysis
	2009	2010	2011	2012	2013	6/30/2014 TTM	UW	UW per Room
Rooms Revenue	$14,496,429	$15,037,567	$15,631,723	$16,708,153	$17,418,103	$18,058,154	$18,058,154	$33,817
Food & Beverage	$694,573	$609,493	$738,824	$700,666	$917,182	$919,388	$919,388	$1,722
Other Income	$341,782	$383,692	$394,886	$407,326	$350,703	$348,868	$348,868	$653
Total Revenue	$15,532,785	$16,030,751	$16,765,433	$17,816,145	$18,685,988	$19,326,410	$19,326,410	$36,192
Total Expenses	$10,214,937	$10,129,561	$10,618,829	$10,960,117	$11,310,036	$11,552,514	$11,552,514	$21,634
Net Op. Income	$5,317,848	$5,901,191	$6,146,604	$6,856,028	$7,375,952	$7,773,896	$7,773,896	$14,558
FF&E	$665,879	$686,706	$717,523	$764,072	$807,586	$836,201	$836,201	$1,566
Net Cash Flow	$4,651,969	$5,214,485	$5,429,082	$6,091,955	$6,568,365	$6,937,694	$6,937,694	$12,992

NOI DSCR	1.49x	1.65x	1.72x	1.92x	2.07x	2.18x	2.18x
NCF DSCR	1.30x	1.46x	1.52x	1.71x	1.84x	1.94x	1.94x
NOI Debt Yield	9.0%	10.0%	10.4%	11.6%	12.5%	13.2%	13.2%
NCF Debt Yield	7.9%	8.8%	9.2%	10.3%	11.1%	11.7%	11.7%

Escrows and Reserves. The Ashford Hospitality Portfolio C1 Borrower deposited $564,135 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments (unless with respect to the Courtyard by Marriott – Ft. Lauderdale Weston, the brand manager (initially Courtyard Management Corporation) under the brand management agreement pays taxes directly to the appropriate taxing authority and no event of default by brand manager exists under the brand management agreement). The Ashford Hospitality Portfolio C1 Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Ashford Hospitality Portfolio C1 Borrower (or the brand manager of the Ashford Hospitality Portfolio C1 Mortgaged Property) maintains insurance under an acceptable blanket insurance policy).

The Ashford Hospitality Portfolio C1 Borrower deposited $1,208,321 in escrow for FF&E at loan origination and is required to make monthly deposits in a reserve for FF&E equal to 4% of the operating income with respect to each individual Ashford Hospitality Portfolio C1 Property for the most recent calendar month for which monthly reports have been delivered (unless with respect to the Courtyard by Marriott – Ft. Lauderdale Weston, the brand manager (initially Courtyard Management Corporation) is holding a reserve for FF&E in which event the Ashford Hospitality Portfolio C1 Borrower is only required to deposit the positive difference, if any, between such amount and the amount held in reserve by the brand manager for FF&E for such calendar month).

Lockbox and Cash Management. A soft lockbox is in place with respect to the Ashford Hospitality Portfolio C1 Mortgage Loan (i.e. all revenues from the Ashford Hospitality Portfolio C1 Mortgaged Property remaining after payment by the manager of all operating expenses (including, but not limited to, management fees, working capital reserves and all other amounts payable pursuant to the management agreement) are deposited directly by the Ashford Hospitality Portfolio C1 Borrower, or its property manager, and the operating lessee into the lockbox account). The Ashford Hospitality Portfolio C1 Mortgage Loan has in place cash management. Funds in the lockbox account are disbursed on each monthly payment date to pay debt service on the Ashford Hospitality Portfolio C1 Mortgage Loan, to fund required deposits to the reserves as described above under “—Escrows and Reserves”, to pay debt service on the Ashford Hospitality Portfolio C1 First Mezzanine Loan if there are excess funds, provided no monetary or insolvency event of default exists under the Ashford Hospitality Portfolio C1 Mortgage Loan, and to disburse any excess to the Ashford Hospitality Portfolio C1 Borrower; provided, that (x) if a Cash Sweep Reserve Period is in effect, then any excess will be remitted to an account to be held by the lender as additional security for the Ashford Hospitality Portfolio C1 Mortgage Loan and (y) if an event of default exists under the Ashford Hospitality Portfolio C1 First Mezzanine Loan, then any excess will be remitted to the mezzanine lender.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Ashford Hospitality Portfolio C1

A “Cash Sweep Reserve Period” will (i) commence upon the occurrence of an event of default under the Ashford Hospitality Portfolio C1 Mortgage Loan and continue until no event of default under the Ashford Hospitality Portfolio C1 Mortgage Loan has occurred and is continuing, or

(ii) commence upon the aggregate debt yield (taking into account the principal balance of the Ashford Hospitality Portfolio C1 First Mezzanine Loan) tested quarterly being less than 8.00% and continue until the date that the aggregate debt yield is 8.25% or greater for two consecutive calendar quarters (including through (a) prepayment of the Ashford Hospitality Portfolio C1 Mortgage Loan and the Ashford Hospitality Portfolio C1 First Mezzanine Loan (together with any applicable yield maintenance premium) in an amount which when applied pro rata to prepay the Ashford Hospitality Portfolio C1 Mortgage Loan and the Ashford Hospitality Portfolio C1 First Mezzanine Loan would cause the aggregate debt yield to be equal to or greater than 8.25% or (b) payment of funds into a reserve account which if applied to prepay the Ashford Hospitality Portfolio C1 Mortgage Loan would cause the aggregate debt yield to be equal to or greater than 8.25%), or

(iii) with respect to either of the Residence Inn Orlando Lake Buena Vista or Courtyard Louisville Airport, commence upon the operating lessee being in default under the applicable franchise agreement beyond notice and cure periods and continue until the lender receives reasonably acceptable evidence (including, but not limited to, an estoppel certificate acceptable to the lender under the Ashford Hospitality Portfolio C1 Mortgage Loan) that either (x) all prior defaults under the franchise agreement by the operating lessee have been cured and no default by the operating lessee has occurred thereunder for sixty consecutive days or (y) a Replacement Franchise Agreement (as defined below) has been entered into with a Qualified Franchisor (as defined below) (or if the franchise agreement has been replaced by a brand management agreement, then a Replacement Brand Management Agreement (as defined below) has been entered into with a Qualified Brand Manager (as defined below)), or

(iv) with respect to either of the Residence Inn Orlando Lake Buena Vista or Courtyard Louisville Airport, commence upon the expiration, termination or cancellation of the applicable franchise agreement and continue until (x) the operating lessee enters into a Replacement Franchise Agreement with a Qualified Franchisor (or if the franchise agreement has been replaced by a brand management agreement, then a Replacement Brand Management Agreement has been entered into with a Qualified Brand Manager), (y) the operating lessee is in actual physical possession of the hotel under the Replacement Franchise Agreement (or Replacement Brand Management Agreement, as applicable) and (z) neither operating lessee nor such Qualified Franchisor (or Qualified Brand Manager) is in default, or

(v) with respect to the Courtyard by Marriott - Ft. Lauderdale Weston, commence upon the operating lessee being in default under the brand management agreement beyond notice and cure periods and continue until the lender receives reasonably acceptable evidence (including, but not limited to, an estoppel certificate acceptable to the lender under the Ashford Hospitality Portfolio C1 Mortgage Loan) that either (x) all prior defaults under the brand management agreement by the operating lessee have been cured and no default by the operating lessee has occurred thereunder for sixty consecutive days or (y) a Replacement Brand Management Agreement has been entered into with a Qualified Brand Manager (or if the brand management agreement has been replaced by a franchise agreement, then a Replacement Franchise Agreement has been entered into with a Qualified Franchisor), or

(vi) with respect to the Courtyard by Marriott - Ft. Lauderdale Weston, commence upon the expiration, termination or cancellation of the brand management agreement and continue until (x) the operating lessee enters into a Replacement Brand Management Agreement with a Qualified Brand Manager (or if the brand management agreement has been replaced by a franchise agreement, then a Replacement Franchise Agreement has been entered into with a Qualified Franchisor), (y) the operating lessee is in actual physical possession of the hotel under the Replacement Brand Management Agreement (or Replacement Franchise Agreement, as applicable) and (z) neither operating lessee nor such Qualified Brand Manager (or Qualified Franchisor) is in default.

A “Replacement Franchise Agreement” means either (a) a franchise, trademark and license agreement substantially in the same form and substance as the agreement in effect at loan origination or (b) a franchise, trademark and license agreement which either (x) is on the franchisor’s form with modifications that are not materially adverse to lender and Ashford Hospitality Portfolio C1 Borrower or (y) is reasonably acceptable to lender (and, if required by lender, has been the subject of a rating agency confirmation).

A “Replacement Brand Management Agreement” means either (a) a management, trademark and license agreement substantially in the same form and substance as the agreement in effect at loan origination or (b) a management, trademark and license agreement which is reasonably acceptable to lender (and, if required by lender, has been the subject of a rating agency confirmation).

A “Qualified Franchisor” mean (i) Marriott International, Inc., (ii) a franchisor for all comparable or higher-standard brands of Hilton, Marriott, Starwood and Hyatt or (iii) a reputable and experienced franchisor reasonably acceptable to lender possessing experience in flagging hotel properties similar in size, scope, use and value as the applicable Ashford Hospitality Portfolio C1 Property for which Ashford Hospitality Portfolio C1 Borrower has obtained a rating agency confirmation (if required by lender).

A “Qualified Brand Manager” means (i) Courtyard Management Corporation (Marriott), (iii) a brand manager for all comparable or higher-standard brands of Hilton, Marriott, Starwood and Hyatt or (iii) a reputable and experienced brand manager reasonably acceptable to lender possessing experience in flagging hotel properties similar in size, scope, use and value as the applicable Ashford Hospitality Portfolio C1 Property for which Ashford Hospitality Portfolio C1 Borrower has obtained a rating agency confirmation (if required by lender).

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The “Ashford Hospitality Portfolio C1 First Mezzanine Loan” refers to a loan in the principal amount of $8,440,000 made by Morgan Stanley Mortgage Capital Holdings LLC to Ashford Pool C1 Senior Mezz LLC (the “Ashford Hospitality Portfolio C1 Mezzanine Borrower”), secured by 100% of the direct or indirect equity interest in the Ashford Hospitality Portfolio C1 Borrower and put in place after the origination of the Ashford Hospitality Portfolio C1 Mortgage Loan. The Ashford Hospitality Portfolio C1 First Mezzanine Loan is subject to an intercreditor agreement between the Ashford Hospitality Portfolio C1 Mortgage Loan lender and Morgan Stanley Mortgage Capital Holdings LLC. It is expected that the Ashford Hospitality Portfolio C1 First Mezzanine Loan will be placed with a third-party lender at a future date.

A single additional mezzanine financing (such financing, the “Permitted Mezzanine Financing”) is permitted subject to various conditions including among other conditions: (i) no event of default exists under the Ashford Hospitality Portfolio C1 Mortgage Loan, (ii) the principal amount of the mezzanine loan and the Ashford Hospitality Portfolio C1 First Mezzanine Loan will not result in an aggregate loan-to-value ratio greater than 80% (based upon a current appraisal obtained by lender at Ashford Hospitality Portfolio C1 Borrower’s expense), an aggregate debt service coverage ratio less than 1.15x or an aggregate debt yield less than 9.0%, (iii) the collateral for the mezzanine loan is a pledge of 100% of the direct or indirect equity interests in the Ashford Hospitality Portfolio C1 Mezzanine Borrower, (iv) the mezzanine lender shall be an entity which satisfies the definition of a “qualified mezzanine lender” (based on then current secondary market and rating agency criteria) and shall enter into an intercreditor agreement acceptable to the lender under the Ashford Hospitality Portfolio C1 Mortgage Loan, (v) the loan term (including any extension terms) of the mezzanine loan is co-terminous

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Ashford Hospitality Portfolio C1

with or longer than the term of the Ashford Hospitality Portfolio C1 Mortgage Loan and all other documents evidencing the mezzanine loan are acceptable to the lender under the Ashford Hospitality Portfolio C1 Mortgage Loan, (vi) if the mezzanine loan is a floating rate loan, the borrower shall purchase an interest rate cap or other form of interest rate protection agreement acceptable to the lender under the Ashford Hospitality Portfolio C1 Mortgage Loan, (vii) the Ashford Hospitality Portfolio C1 Borrower shall deliver an updated substantive non-consolidation legal opinion and (viii) the lender under the Ashford Hospitality Portfolio C1 Mortgage Loan shall have received a rating agency confirmation with respect to the mezzanine loan.

Release of Property. At any time after the second anniversary of the closing of the securitization which includes the Ashford Hospitality Portfolio C1 Mortgage Loan and prior to April 1, 2024, the Ashford Hospitality Portfolio C1 Borrower may obtain a release of any of the individual properties comprising the Ashford Hospitality Portfolio C1 Property referred to as the Courtyard by Marriott - Ft. Lauderdale Weston property, the Courtyard Louisville Airport property or the Residence Inn Orlando Lake Buena Vista property in connection with a partial defeasance of the Ashford Hospitality Portfolio C1 Mortgage Loan, provided, amongst other conditions, (i) the Ashford Hospitality Portfolio C1 Borrower delivers a rating agency confirmation with respect to the partial defeasance event, (ii) the Ashford Hospitality Portfolio C1 Mezzanine Borrower shall have partially defeased the Ashford Hospitality Portfolio C1 First Mezzanine Loan and (iii) as of the date of consummation of the partial defeasance event, after giving effect to the release of the lien encumbering the applicable property, with respect to the remaining Ashford Hospitality Portfolio C1 Property and the portion of the Ashford Hospitality Portfolio C1 Mortgage Loan and Ashford Hospitality Portfolio C1 First Mezzanine Loan that has not been the subject of a defeasance (i.e., the outstanding principal amount of the Ashford Hospitality Portfolio C1 Mortgage Loan and Ashford Hospitality Portfolio C1 First Mezzanine Loan minus the applicable release amount(s) for the released property(s) which will equal 110% of the applicable allocated loan amount for each property (i.e., initially for the Ashford Hospitality Portfolio C1 Mortgage Loan, $18,970,000 for the Courtyard by Marriott - Ft. Lauderdale Weston property, $16,800,000 for the Courtyard Louisville Airport property and $23,310,000 for Residence Inn Orlando Lake Buena Vista property, and for the Ashford Hospitality Portfolio C1 First Mezzanine Loan, $2,710,000 for the Courtyard by Marriott - Ft. Lauderdale Weston property, $2,400,000 for the Courtyard Louisville Airport property and $3,330,000 for the Residence Inn Orlando Lake Buena Vista property)), the debt yield is greater than the greater of the debt yield of the Ashford Hospitality Portfolio C1 Property immediately prior to the partial defeasance event and 9.25%.

Terrorism Insurance. Generally, the Ashford Hospitality Portfolio C1 Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such policy is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of replacement costs and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Ashford Hospitality Portfolio C1 Borrower is required to maintain, and lender will be required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Bovet Office Center

Mortgage Loan No. 5 – Bovet Office Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Bovet Office Center

Mortgage Loan No. 5 – Bovet Office Center

South San Francisco
San Francisco International Airport
SFO AIRPORT
BART
101
82
Old Bayshore Hwy
MILLBRAE CALTRAIN/ BART
Millbrae
CALTRAIN
BROADWAY
Bayshore Fwy
Poplar Creek Golf Course
Burlingame
BURLINGAME
El Camino Real
S. Delaware St
San Francisco 18 miles
Bovet Office Center
155-177 Bovet Road
San Mateo, CA 94402
Mills-Peninsula Health Services
SAN MATEO
S. Norfolk St
E. 3rd Ave
San Mateo Bridge
92
Beach Park Blvd
Bridgepointe Shopping Center
Junipero Serra Fwy
Hillsborough
San Mateo Public Library
HAYWARD PARK
Borel Square
Foster City Blvd
Hillsdale Blvd
Crystal Springs Golf Course
SAN MATEO COUNTY
San Mateo City Hall
Foster City
San Mateo Co. Events Ctr.
Bay Meadows Race Track
Los Prados Shopping Ctr.
Parrott Rd
Crystal Springs Rd
The Peninsula Golf and Country Club
College of San Mateo
Hillsdale Shopping Center
HILLSDALE
280
Redwood Shores
Oracle Headquarters
Lower Crystal Springs Reservoir
SAN MATEO
San Francisco State Fish and Game Refuge
Polhemus Rd
Laurelwood Shopping Center
San Mateo Medical Center
Laurelwood Park
Redwood Shores Pkwy
Bair Island
Highlands-Baywood Park
BELMONT
Notre Dame de Namur University
San Carlos Airport
Industrial Rd
Ralston Ave
Belmont
SAN CARLOS
El Camino Real
Junipero Serra Fwy
San Carlos
Brittan Ave
Bayshore Fwy
San Jose 20 miles
Canada Rd
Downtown
San Mateo County Court
Redwood City Hall
REDWOOD CITY
Redwood City Public Library
Sequoia Hospital
Redwood City
Edgewood Rd
Roosevelt Ave
Emerald Lake Hills
Alameda De Las Pulgas
Valota Rd
Woodside Rd
Selby Ln
84
Emerald Hills Lodge and Golf Course
Woodside
Atherton
Fairfield
Vallejo
Richmond
Concord
Berkeley
OAKLAND
SAN FRANCISCO
Daly City
Hayward
Livermore
Pleasanton
Fremont
Sunnyvale
SAN JOSE
Pacific Ocean

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Bovet Office Center

Mortgage Loan No. 5 – Bovet Office Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset/Portfolio:	Single Asset
Original Balance:		$48,000,000		Location:	San Mateo, CA 94402
Cut-off Date Balance:		$48,000,000		General Property Type:	Office
% of Initial Pool Balance:		4.6%		Detailed Property Type:	CBD
Loan Purpose:		Refinance		Title Vesting:	Fee
Sponsor:		Golden Rocky Corporation		Year Built/Renovated:	1970/N/A
Mortgage Rate:		4.106%		Size:	224,549 SF
Note Date:		7/18/2014		Cut-off Date Balance per Unit:	$214
First Payment Date:		9/1/2014		Maturity Date Balance per Unit:	$207
Maturity Date:		8/1/2019		Property Manager:	Access Property Services, Inc.
Original Term to Maturity:		60 months
Original Amortization Term:		360 months		Underwriting and Financial Information
IO Period:		36 months		UW NOI:	$4,268,366
Seasoning:		1 month		UW NOI Debt Yield:	8.9%
Prepayment Provisions:		LO (25); YM1 (28); O (7)		UW NOI Debt Yield at Maturity:	9.2%
Lockbox/Cash Mgmt Status:		Hard/In Place		UW NCF DSCR:	1.38x
Additional Debt Type:		N/A		Most Recent NOI:	$3,527,508 (5/31/2014 TTM)
Additional Debt Balance:		N/A		2nd Most Recent NOI:	$2,982,267 (12/31/2013)
Future Debt Permitted (Type):		Yes (Mezzanine)		3rd Most Recent NOI:	$2,311,433 (12/31/2012)
				Most Recent Occupancy:	92.1% (7/7/2014)
Reserves(1)				2nd Most Recent Occupancy:	89.7% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	72.9% (12/31/2012)
RE Tax:	$119,099	$29,775	N/A	Appraised Value (as of):	$70,500,000 (5/27/2014)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	68.1%
Recurring Replacements:	$0	$4,321	N/A	Maturity Date LTV Ratio:	65.9%
TI/LC:	$0	$31,811	$763,467

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$48,000,000	90.2%	Loan Payoff:	$52,354,449	98.4%
Borrower Equity:	$5,214,528	9.8%	Closing Costs:	$860,079	1.6%
Total Sources:	$53,214,528	100.0%	Total Uses:	$53,214,528	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

Bovet Office Center Mortgage Loan.

The Mortgage Loan.  The fifth largest mortgage loan (the “Bovet Office Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $48,000,000, secured by a first priority fee mortgage encumbering an office building complex known as Bovet Office Center and located at 155-177 Bovet Road in San Mateo, California (the “Bovet Office Center Property”).

The Borrower and Sponsor. The borrower is Casiopea Bovet, LLC, a Delaware limited liability company (the “Bovet Office Center Borrower”). Equity ownership in the Bovet Office Center Borrower is held 100% by Casiopea Venture Corporation. Founded in 1994, Casiopea Venture Corporation offers local real estate management services.

The Bovet Office Center Mortgage Loan sponsor is the Golden Rocky Corporation, which owns seven commercial real estate properties, of which six are office properties, valued at approximately $225 million. Golden Rocky Corporation is a U.S. real estate subsidiary of the King family. Nin King is the founder of the Indonesian conglomerate Argo Manunggal Group and has a net worth of at least $1.8 billion and controls more than 30 companies.

The Property.  The Bovet Office Center Property consists of two adjacent office buildings totaling 224,549 SF located in the central portion of the City of San Mateo, California, eight miles southeast of the San Francisco International Airport and 20 miles from San Francisco central business district. 155 Bovet Road is an eight-story building that contains 131,532 SF, and 177 Bovet Road is a six-story building that contains 93,017 SF. Amenities at the Bovet Office Center Property include a shared conference room and fitness facility located on the ground floor, on-site security and typical Class “A-”/“B+” interior finishes. The Bovet Office Center Property contains a three-level parking garage that provides 577 parking spaces and 156 surface parking spaces. The Bovet Office Center Property was built in 1970 on a 4.68 acre parcel of land. The Bovet Office Center Property is bounded by Peninsula Avenue to the north, Highway 92 to the south, Alameda De Las Pulgas to the west and Highway 101 to the east. The Bovet Office Center Property is situated at the corner of Borel Avenue and Bovet Road South El Camino Real, approximately 0.2 miles west of South El Camino Real and 0.5 miles from the freeway on-ramp to Highway 92, which runs east/west and connects Highway 101 with Highway 880 in the East Bay.

As of July 7, 2014, the Bovet Office Center Property was 92.1% leased to 46 tenants with no tenant occupying more than 14.3% of total SF or representing more than 14.3% of total rent. The historical occupancy at the Bovet Office Center Property was 89.7% as of December 31, 2013, 72.9% as of December 31, 2012 and 78.8% as of December 31, 2011.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Bovet Office Center

Major Tenants.

Rafter, Inc. (32,033 SF, 14.3% of NRA, 12.7% of base underwritten rent). Rafter, Inc. leases 32,033 SF at the Bovet Office Center Property under a lease expiring on March 31, 2015, with one, three-year renewal option. The lease provides for a base rental rate of $27.78 PSF. Rafter, Inc. subleases 16,047 SF to Speculative Product Design through the end of the lease term at a base rental rate of $30.60 PSF. Founded in 2006 and headquartered in the Bovet Office Center Property, Rafter, Inc. provides course materials management services through a cloud-based platform to help colleges and universities make educational content more affordable, effective and accessible.

Bovet Professional Center, LLC (16,393 SF, 7.3% of NRA, 9.2% of base underwritten rent). Bovet Professional Center, LLC occupies 16,393 SF at the Bovet Office Center Property under a lease expiring on December 31, 2018. The lease provides for a base rental rate of $37.70 PSF. Founded in 1981 and headquartered in the Bovet Office Center Property since 1994, Bovet Professional Center, LLC is an independently owned, full service executive suite for attorneys, CPA's and business people that offers a wide range of office sizes as well as full-time, part-time and virtual plans.

International Data Group, Inc. (15,761 SF; 7.0% of NRA, 7.6% of base underwritten rent). International Data Group, Inc. (“IDG”) occupies 15,761 SF at the Bovet Office Center Property under a lease expiring on September 30, 2022. The lease provides for a base rental rate of $33.10 PSF. Founded in 1964, IDG is a leading technology media, events and research company whose products and services reach an audience of more than 280 million technology buyers in 97 countries. International Data Group, Inc. has been in the Bovet Office Center Property since 2006.

4INFO, Inc. (12,139 SF, 5.4% of NRA; 6.2% of base underwritten rent).4INFO, Inc. occupies 12,139 SF at the Bovet Office Center Property under a lease expiring August 31, 2015, with one five-year renewal option. The lease provides for a base rental rate of $34.85 PSF. 4INFO, Inc. is a mobile advertising technology company that provides audience-targeting solutions to publishers, agencies, and brands.

The following table presents a summary regarding major tenants at the Bovet Office Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
Rafter, Inc.	NR/NR/NR	32,033(4)	14%	$852,314	13%	$26.61	3/31/2015
Bovet Professional Center, LLC	NR/NR/NR	16,393	7%	$617,983	9%	$37.70	12/31/2018
International Data Group, Inc.	NR/NR/NR	15,761	7%	$511,658	8%	$32.46	9/30/2022
4INFO, Inc.	NR/NR/NR	12,139	5%	$415,154	6%	$34.20	8/31/2015
Subtotal/Wtd. Avg.		76,326	34%	$2,397,109	36%	$31.41

Other Tenants		132,101	59%	$4,325,111	64%	$32.74
Vacant Space		16,122	7%	$0	0%	$0.00
Total/Wtd. Avg.		224,549	100%	$6,722,220	100%	$32.25

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Rafter, Inc. subleases 16,047 SF to Speculative Product Design.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Bovet Office Center

The following table presents certain information relating to the lease rollover at the Bovet Office Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
2014	2	3,807	$27.31	2%	2%	$103,955	2%	2%
2015	16	81,063	$30.01	36%	38%	$2,432,960	36%	38%
2016	6	26,253	$34.56	12%	49%	$907,318	13%	51%
2017	10	29,902	$35.14	13%	63%	$1,050,797	16%	67%
2018	7	41,380	$35.64	18%	81%	$1,474,849	22%	89%
2019	3	6,271	$38.38	3%	84%	$240,683	4%	92%
2020	0	0	$0.00	0%	84%	$0	0%	92%
2021	0	0	$0.00	0%	84%	$0	0%	92%
2022	1	15,761	$32.46	7%	91%	$511,658	8%	100%
2023	0	0	$0.00	0%	91%	$0	0%	100%
2024	0	0	$0.00	0%	91%	$0	0%	100%
2025 & Beyond	1	3,990	$0.00	2%	93%	$0	0%	100%
Vacant	0	16,122	$0.00	7%	100%	$0	0%
Total/Wtd. Avg.	46	224,549	$32.25	100%		$6,722,220	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market.  The Bovet Office Center Property is located in the northern portion of the City of San Mateo. San Mateo County is part of the San Francisco Hayward, California metropolitan statistical area (“MSA”). Employment in the City of San Mateo is concentrated in trade, transportation and utilities, professional and business services and manufacturing sectors, The five largest employers in the City of San Mateo are Cisco Systems, Inc. (15,492 employees), County of Santa Clara (14,957 employees), Kaiser Permanente (13,500 employees), Apple, Inc. (12,000 employees) and Stanford University (11,020 employees).

The City of San Mateo, California had an estimated 2014 population of approximately 753,988, which represents an average annual increase of 1.2% since 2010. The 2014 estimated population within a one-, three- and five-mile radius of the Bovet Office Center Property was 23,327, 159,660 and 242,437, respectively. The 2014 estimated average annual household income within a one-, three- and five-mile radius of the Bovet Office Center Property was $130,796, $127,036 and $136,884, respectively.

Comparable properties to the Bovet Office Center Property are shown in the chart below:

Competitive Property Summary
Property	Address	Year Built	Distance from Property (miles)	Total GLA (SF)	Rent (PSF per Year)
San Mateo Bay Center 1	951 Mariners Island Boulevard San Mateo, CA	1982	1.6	118,026	$38.76
999 Baker Way	999 Baker Way San Mateo, CA	1987	2.2	66,060	$39.00
411 Borel Avenue	411 Borel Avenue San Mateo, CA	1975	0.3	141,134	$29.88
Peninsula Office Park IV	2655 Campus Dr. San Mateo, CA	1974	2.9	52,016	$40.20
1650 Borel Place	1650 Borel Place San Mateo, CA	1969	0.2	25,700	$26.04

 Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Bovet Office Center

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bovet Office Center Property:

Cash Flow Analysis
	2011	2012	2013	5/30/2014 TTM	UW	UW PSF
Base Rent	$4,849,431	$4,592,992	$5,312,214	$5,821,229	$7,242,189	$32.25
Expense Reimbursements	($25,325)	$21,277	$53,745	$145,471	$319,685	$1.42
Other Income	$4,806	$58,449	$35,049	$29,690	$37,332	$0.17
Less Vacancy & Credit Loss	$0	$0	$0	$0	($519,969)	(6.88%)
Effective Gross Income	$4,828,912	$4,672,718	$5,401,008	$5,996,390	$7,079,237	$31.53
Total Operating Expenses	$2,245,601	$2,361,285	$2,418,741	$2,468,882	$2,810,871	$12.52
Net Operating Income	$2,583,311	$2,311,433	$2,982,267	$3,527,508	$4,268,366	$19.01
TI/LC	$0	$0	$0	$0	$384,046	$1.71
Capital Expenditures	$0	$0	$0	$0	$44,910	$0.20
Net Cash Flow	$2,583,311	$2,311,433	$2,982,267	$3,527,508	$3,839,410	$17.10

Occupancy %	78.8%	72.9%	89.7%	92.1%(1)	93.1%
NOI DSCR	0.93x	0.83x	1.07x	1.27x	1.53x
NCF DSCR	0.93x	0.83x	1.07x	1.27x	1.38x
NOI Debt Yield	5.4%	4.8%	6.2%	7.3%	8.9%
NCF Debt Yield	5.4%	4.8%	6.2%	7.3%	8.0%

(1)	Information is based on the rent roll dated July 7, 2014.

Escrows and Reserves.  The Bovet Office Center Borrower deposited $119,099 in escrow for annual real estate taxes at loan origination and is required to escrow $29,775 monthly. The Bovet Office Center Borrower is required to deposit 1/12 of the estimated insurance premiums monthly (unless the Bovet Office Center Property is covered under a “blanket policy” acceptable to the lender) and $4,321 for replacement reserves monthly and $31,811 for TI/LC reserves monthly (the TI/LC reserve is capped at $763,467).

The Bovet Office Center Borrower will be required to deposit all excess cash with respect to the Bovet Office Center Mortgage Loan in an account to be held by the lender as additional security for Bovet Office Center Mortgage Loan during a Cash Sweep Period (defined below).

Lockbox and Cash Management.  A hard lockbox is in place with respect to the Bovet Office Center Mortgage Loan. The Bovet Office Center Mortgage Loan is currently in a Cash Sweep Period with in place cash management.

A “Cash Sweep Period” is in place at closing and will also generally commence upon the date upon which the debt service coverage ratio is less than 1.10x. A Cash Sweep Period will generally end upon as applicable: (a) the date upon which the debt service coverage ratio equals or exceeds 1.10x for two consecutive calendar quarters or (b) the earlier of (i) the date upon which the balance in the excess cash reserve is $240,000 or (ii) the date upon which the boiler at the Bovet Office Center Property has been replaced in good and workmanlike manner.

Property Management. The Bovet Office Center Property is managed by Access Property Services, Inc. Founded in 1997 and headquartered in San Juan Capistrano, California, Access Property Services, Inc. is a full service real estate company that serves private investors and their real estate needs, with acquisition/disposition, asset management, property management, leasing services and financing services. The founding principals of Access Property Services, Inc., Jonathan J. Feucht and Robert P. Lacy, collectively have nearly 50 years of experience in real estate and finance. Access Property Services, Inc. has acquired numerous commercial real estate investments for a varied list of clients.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Provided no event of default has occurred and is continuing, the Bovet Office Center Mortgage Loan documents permit future mezzanine debt subject to various conditions including, but not limited to: (i) a combined debt service coverage ratio for the Bovet Office Center Mortgage Loan and the mezzanine loan of not less than 1.30x; (ii) a combined loan-to-value ratio of the Bovet Office Center Mortgage Loan and the mezzanine debt not exceeding 75%; (iii) a combined debt yield for the Bovet Office Center Mortgage Loan and the mezzanine loan of not less than a 8.25%; (iv) the mezzanine lender entering into an intercreditor agreement reasonably acceptable to lender; (v) the mezzanine lender qualifying as an institutional lender acceptable to lender and (vi) confirmation from the applicable rating agencies that such mezzanine debt will not result in a downgrade, withdrawal or qualification of the then-current rating of any related securities.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Bovet Office Center Borrower is required pursuant to the Bovet Office Center Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Bovet Office Center Property, provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any subsequent statute, extension, or reauthorization thereof) is not in effect, then the Bovet Office Center Borrower will not be required to spend on the premium for terrorism insurance coverage more than two times the amount of the insurance premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the Bovet Office Center Property on a stand-alone basis under the Bovet Office Center Mortgage Loan agreement (provided that the Bovet Office Center Borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	250 Munoz Rivera

Mortgage Loan No. 6 – 250 Munoz Rivera

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	250 Munoz Rivera

Mortgage Loan No. 6 – 250 Munoz Rivera

Atlantic Ocean
250 Muñoz Rivera
250 Muñoz Rivera Avenue
Hato Rey, PR 00918
Old San Juan
Castillo San Filipe del Morro
San Juan Natl. Historic Site
San Juan Capitol
Capitolio Plaza
U.S. Coast Guard
Isla Grande Airport
Supreme Court of Puerto Rico
Music Conservatory of Puerto Rico
Ashford-Presbyterian Hospital
Ave. Ashford
Calle Loiza
Exp. Román Baldorioty de Castro
Puerto Rico Convention Center
San Juan Bay
Luis A. Ferre Performing Arts Center
Museum of Art Puerto Rico
Univ. del Sagrado Corazon
Exp. Luis Muñoz Rivera
Laguna Los Corozos
Luis Muñoz Marin International Airport
Cataño
Santurce
SAN JUAN
Museo de Vida Silvestre de San Juan
Hato Rey
Coliseo de PR Jose Miguel Agrelot
Roosevelt
Polytechnic University of Puerto Rico
T. Moscoso Bridge
Laguna San Jose
Carolina
Guaynabo
Expreso JFK
Expreso José de Diego
Plaza Las Americas
Roberto Clemente Coliseum
Hiram Bithorn Stadium
Domenech
Fort Buchanan Military Reservation
Hospital Auxilio Mutuo
Piñero
Universidad
University of Puerto Rico-Rio Piedras
Ave. Campo Rico
Plaza San Patricio
Ave. San Patricio
Centro Medico de Puerto Rico
Rio Piedras
Ave. Regimiento 65 de Infanteria
Plaza Escorial
University of Puerto Rico-Carolina
Hospital Metropolitano
Veterans Administration
Tren Urbano
Torrimar
Martinez Nadal
Las Lomas
San Francisco
Cupey
Botanical Garden
Bosque Urbano del Nuevo Milenio
Municipio de Carolina
Bayamón
Municipio de San Juan
Ave. Esmeralda
Intramerican University of PR Metropolitan Campus
Ave. Doña Felisa Rincon de Gautier
Expreso Martinez Nadal
Autopista Luis A. Ferré
Carr. 837
Municipio de Guaynabo
Atlantic Ocean
San Juan
Carolina
Puerto Rico
Caguas
Mayaguez
Caribbean Sea

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	250 Munoz Rivera

Mortgage Loan No. 6 – 250 Munoz Rivera

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$40,000,000			Location:	Hato Rey, PR 00918
Cut-off Date Balance:	$40,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.9%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Paulson Management IV LLC			Year Built/Renovated:	1991/N/A
Mortgage Rate:	4.376%			Size:	326,275 SF
Note Date:	8/15/2014			Cut-off Date Balance per Unit:	$123
First Payment Date:	10/1/2014			Maturity Date Balance per Unit:	$105
Maturity Date:	9/1/2024			Property Manager:	AIP PR Holdings LLC
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$5,320,644
IO Period:	24 months			UW NOI Debt Yield:	13.3%
Seasoning:	0 months			UW NOI Debt Yield at Maturity:	15.6%
Prepayment Provisions:	LO (24); DEF (90); O (6)			UW NCF DSCR:	2.02x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$5,192,370 (6/30/2014 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$4,806,988 (12/31/2013)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$4,836,353 (12/31/2012)
Future Debt Permitted (Type):	Yes (Mezzanine)			Most Recent Occupancy:	80.4% (7/31/2014)
Reserves(1)				2nd Most Recent Occupancy:	80.4% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	80.7% (12/31/2012)
RE Tax:	$133,609	$44,536	N/A	Appraised Value (as of):	$60,300,000.00 (7/29/2014)
Insurance:	$73,605	$36,803	N/A	Cut-off Date LTV Ratio:	66.3%
Recurring Replacements:	$0	$8,157	N/A	Maturity Date LTV Ratio:	56.6%
TI/LC:	$0	$27,190	N/A
Immediate Repairs:	$364,155	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$40,000,000	64.8%	Purchase Price:	$60,000,000	97.2%
Borrower Equity:	$21,714,880	35.2%	Closing Costs:	$1,714,880	2.8%
Total Sources:	$61,714,880	100.0%	Total Uses:	$61,714,880	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

250 Munoz Rivera Mortgage Loan.

The Mortgage Loan. The sixth largest mortgage loan (the “250 Munoz Rivera Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $40,000,000, secured by a first priority fee mortgage encumbering an office property known as American International Plaza and located at 250 Munoz Rivera Avenue, in Hato Rey, San Juan, Puerto Rico (the “250 Munoz Rivera Property”).

The Borrower and Sponsor. The borrower is AIP Holdings LLC, a Delaware limited liability company (the “250 Munoz Rivera Borrower”) with two independent directors. Equity ownership in the 250 Munoz Rivera Borrower is indirectly held by Paulson 2009 Family GST-Exempt TR P17488001 (99%) and Paulson Capital Inc. (1%).

The 250 Munoz Rivera Mortgage Loan sponsor is Paulson Management IV LLC, an affiliate of Paulson & Co. Founded in 1994, Paulson & Co. is an investment management firm specializing in event-driven arbitrage strategies, including merger arbitrage, bankruptcy reorganizations and distressed credit, structured credit, recapitalizations, restructurings, and other corporate events. Paulson & Co. manages approximately $22.8 billion as of July 1, 2014 and employs approximately 125 employees in offices located in New York, London and Hong Kong. Paulson & Co. has a footprint in Puerto Rico real estate, having invested over $300 million in the acquisition of the St. Regis Bahía Beach Resort and approximately $240 million in the acquisition of the Condado Vanderbilt and La Concha Renaissance hotels.

The Property. The 250 Munoz Rivera Property consists of a 19 story, 326,275 SF class “A” office tower located on the west side of Luiz Munoz Rivera Avenue at the northwest corner of Carlos F. Chardon Street and the “Tren Urbano”, an 11-mile, fully automated rapid transit that serves the metropolitan area of San Juan. Constructed in 1991, the 250 Munoz Rivera Property has undergone several systems and finish renovations to floors and common areas over time. Approximately $1.1 million was spent between 2011 and 2012 for renovations to the lobby, parking garage, mezzanine level bathrooms and the building exterior. Amenities at the 250 Munoz Rivera Property include a two-story atrium in the main entrance area of the lobby and a parking garage that provides 509 surface and underground garage parking spaces.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	250 Munoz Rivera

The 250 Munoz Rivera Property is at the center of the Golden Mile, the financial district of Puerto Rico, at the intersection between Muñoz Rivera Avenue (PR-1) and Chardón Avenue, which is proximate to the Roosevelt train station, with the Banco Popular Tower, BBVA, MCS Plaza, Gables Towers (old Citibank) and Westernbank at the immediate block.

As of July 31, 2014, the 250 Munoz Rivera Property was 80.4 % occupied by 17 tenants. The 250 Munoz River Property is over 41% leased to investment grade tenants. A large percentage of tenants at the 250 Munoz Rivera Property are financial institutions, accounting and law firms. The historical occupancy at the 250 Munoz Rivera Property was 80.4% as of December 31, 2013, 80.7% as of December 31, 2012 and 80.6% as of December 31, 2011.

Major Tenants.

UBS Financial Services Inc. (91,790 SF, 28.1% of NRA, 36.7% of underwritten base rent). UBS Financial Services Inc. (“UBS”) (NYSE: UBS) occupies 91,790 SF at the 250 Munoz Rivera Property under a lease expiring on November 30, 2022, with two five-year renewal options. UBS has a right of first refusal to lease additional space on the 12th and 14th floor and a one-time termination option effective November 2016 with 18 months’ written notice and payment of a $7,100,000 termination fee. The lease provides for a current base rental rate of $22.65 PSF. UBS has been a tenant at the 250 Munoz Rivera Property since 2000 and has expanded multiple times during its tenancy. UBS is a 150-year-old Switzerland-based bank serving private, institutional and corporate clients worldwide. UBS houses their wealth management, brokerage, government bond and other core businesses at the 250 Munoz Rivera Property. UBS is currently rated “A” by Fitch, “A” by S&P and “A2” by Moody’s.

AIG Insurance Company (42,326 SF, 13.0% of NRA, 14.9% of underwritten base rent). AIG Insurance Company (NYSE: AIG) (“AIG”) occupies 42,326 SF at the 250 Munoz Rivera Property under a lease expiring on December 31, 2021, with two five-year renewal options. The lease provides for a current base rental rate of $20.00 PSF. AIG has been a tenant at the 250 Munoz Rivera Property since 1991. Founded in 1919 and headquartered in New York, NY, AIG is a leading international insurance organization serving customers in more than 130 countries. AIG companies employ over 64,000 people in 90 countries and serve commercial, institutional, and individual customers through one of the most extensive worldwide property-casualty networks of any insurer. AIG is currently rated “A” by Fitch, “A” by S&P and “Baa1” by Moody’s.

O’Neill & Borges, LLC (36,935 SF; 11.3% of NRA, 15.4% of underwritten base rent). O’Neill & Borges, LLC (“O’Neill & Borges”) occupies 36,935 SF at the 250 Munoz Rivera Property under a lease expiring on May 31, 2018. O’Neill & Borges has the right of first refusal on the 5,500 SF space occupied by Kelly Services on the 7th Floor and the right to require the landlord to relocate Kelly Services in order to expand. The lease provides for a current base rental rate of $23.65 PSF, which is scheduled to increase to $24.12 in June 2015. O’Neill & Burges is an established corporate law firm in Puerto Rico, having provided legal advice and representation to prominent private and publicly-owned companies as well as financial institutions for over 50 years.

Goldman Antonetti & Cordova, P.S.C. (28,159 SF; 8.6% of NRA, 11.7% of underwritten base rent). Goldman Antonetti & Cordova, P.S.C. (“Goldman Antonetti”) occupies 28,159 SF at the 250 Munoz Rivera Property under a lease expiring on November 30, 2021, with one 10-year renewal option. The lease provides for a current base rental rate of $23.65 PSF, which is scheduled to increase to $39.93 in June 2015. Goldman Antonetti is a 50-year-old Puerto Rican law firm providing local, regional and international clients with legal counsel.

The following table presents a summary regarding major tenants at the 250 Munoz Rivera Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF(2)	% of Collateral SF	Annual UW Base Rent ($)	% of Total Annual UW Base Rent(3)	Annual UW Base Rent (PSF)	Lease Expiration
Major Tenants
UBS Financial Services Inc.	A/A2/A	91,790	28%	$2,078,678	37%	$22.65	11/30/2022
AIG Insurance Company	A-/Baa1/A-	42,326	13%	$846,520	15%	$20.00	12/31/2021
O’Neill & Borges, LLC	NR/NR/NR	36,935	11%	$873,513	15%	$23.65	5/31/2018
Goldman Antonetti & Cordova, P.S.C.	NR/NR/NR	28,159	9%	$665,960	12%	$23.65	11/30/2021
Subtotal/Wtd. Avg.		199,210	61%	$4,464,671	79%	$22.41

Other Tenants		63,163	19%	$1,205,371	21%	$19.08
Vacant Space		63,902	20%	$0	0%	$0.00
Collateral – Total/ Wtd. Avg.		326,275	100%	$5,670,042	100%	$21.61

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Information is based on the underwritten rent roll

(3)	Total Annual UW Base Rent excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	250 Munoz Rivera

The following table presents certain information relating to the lease rollover at the 250 Munoz Rivera Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Avg. UW Base Rent per SF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
2015	5	13,855	$23.10	4%	4%	$320,040	6%	6%
2016	1	2,242	$28.70	1%	5%	$64,345	1%	7%
2017	2	25,578	$12.02	8%	13%	$307,423	5%	12%
2018	4	44,066	$23.40	14%	26%	$1,030,961	18%	30%
2019	0	0	$0.00	0%	26%	$0	0%	30%
2020	1	13,601	$21.86	4%	30%	$297,318	5%	36%
2021	2	70,485	$21.46	22%	52%	$1,512,480	27%	62%
2022	1	91,790	$22.65	28%	80%	$2,078,678	37%	99%
2023	0	0	$0.00	0%	80%	$0	0%	99%
2024	0	0	$0.00	0%	80%	$0	0%	99%
2025	0	0	$0.00	0%	80%	$0	0%	99%
2026 & Beyond	1	756	$77.77	0%	80%	$58,796	1%	100%
Vacant	0	63,902	$0.00	20%	100%	$0	0%	100%
Total/Wtd. Avg.	17	326,275	$21.61	100%		$5,670,042	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Base Rent PSF Rolling excludes vacant space.

The Market. The 250 Munoz Rivera Property is located in the northern portion of Hato Rey, San Juan, known as the banking district for housing the main banking, insurance, legal and investment institutions in Puerto Rico. The Hato Rey area is bounded by Roosevelt and Chardón Avenues and is the largest of the 13 municipalities forming the San Juan metropolitan statistical area (“MSA”). The San Juan MSA has the highest population density and the highest income distribution on the island of Puerto Rico. The San Juan MSA is also home to many important commercial, industrial and tourist concerns as well as many government offices.

The City of Hato Rey had an estimated 2012 population of approximately 392,229 and an estimated 2012 median household income of $23,342. The Hato Rey financial district has over 2.7 million rentable SF of office inventory contained within 12 buildings. Hato Rey is the chosen location of the 13 largest law firms on the island, seven of the eight largest commercial banks, six of the 10 largest securities brokerage firms and six of the seven largest health insurance companies.

Comparable properties to the 250 Munoz Rivera Property are shown in the chart below. Certain properties within the competitive set are outside of City of Hato Rey due to the lack of comparable buildings within the City of Hato Rey.

Competitive Property Summary
Property	Address	Year Built/Renovated	Total GLA (SF)	Stories	Initial Rent PSF	Anchor Tenants
Cosvi Office Complex	Expreso Las Americas Avenue San Juan, PR	2008/N/A	98,659	11	$19.00	Vazquez & Vizcarrondo LLP
City View Plaza	PR -165, Pueblo Viejo Ward Guaynado, PR	2006/N/A	286,000	6	$20.00	EPA; Marsh & McLennan
Banco Popular Center	208 Munoz Rivera Hato Rey, PR	1965/2009	378,000	19	$19.00	The College Board; Adsuar Muniz Goyco Seda & Perez-Ochoa
270 Munoz Rivera	270 Munoz Rivera Avenue Hato Rey, PR	1992/N/A	245,000	13	$21.00	McConnell Valdes, LLC; CPG Island Servicing, LLC
Dase Building	PR #20, Km. 3.4 Barrio Los Frailes Guaynado, PR	2006/N/A	124,426	5	$20.50	Bayer
Metro Square Office Building	14 Calle 2 - Metro Office Park Guaynabo, PR	1991/N/A	68,963	5	$20.00	Sony Pictures

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	250 Munoz Rivera

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 250 Munoz Rivera Property:

Cash Flow Analysis
	2011	2012	2013	6/30/2014 TTM	UW	UW PSF
Base Rent	$5,571,796	$5,284,532	$5,181,016	$5,353,128	$7,051,150	$21.61
Expense Reimbursements	$4,529,230	$4,016,319	$4,147,986	$4,330,950	$5,146,325	$15.77
Parking Income	$687,852	$750,650	$819,679	$799,053	$833,144	$2.55
Other Income	$109,993	$149,493	$179,804	$170,228	$175,106	$0.54
Less Vacancy & Credit Loss	$0	$0	$0	$0	($2,391,281)	(19.60%)
Effective Gross Income	$10,898,871	$10,200,994	$10,328,485	$10,653,359	$10,814,444	$33.15
Total Operating Expenses	$5,490,099	$5,364,641	$5,521,497	$5,460,989	$5,493,800	$16.84
Net Operating Income	$5,408,772	$4,836,353	$4,806,988	$5,192,370	$5,320,644	$16.31
TI/LC	$0	$0	$0	$0	$388,645	$1.19
Capital Expenditures	$0	$0	$0	$0	$97,883	$0.30
Net Cash Flow	$5,408,772	$4,836,353	$4,806,988	$5,192,370	$4,834,116	$14.82

Occupancy %	80.6%	80.7%	80.4%	80.6%	80.4%
NOI DSCR	2.26x	2.02x	2.01x	2.17x	2.22x
NCF DSCR	2.26x	2.02x	2.01x	2.17x	2.02x
NOI Debt Yield	13.5%	12.1%	12.0%	13.0%	13.3%
NCF Debt Yield	13.5%	12.1%	12.0%	13.0%	12.1%

Escrows and Reserves. The 250 Munoz Rivera Borrower is required to escrow $133,609 at loan origination and $44,536 monthly for annual real estate taxes. The 250 Munoz River Borrower is required to escrow $73,605 at loan origination and $36,803 monthly for estimated annual insurance premiums. The 250 Munoz Rivera Borrower deposited $364,155 at loan origination for immediate repairs and is required to deposit $8,157 for replacement reserves monthly. The 250 Munoz Rivera Borrower is also required to deposit $27,190 for TI/LC reserves monthly. Provided that UBS does not give notice of intent to vacate or terminate its lease, commencing on the payment date occurring in June 2015 and through and including the payment date occurring in November 2016, the 250 Munoz Rivera Borrower is also required to make monthly deposits of $25,497 for landlord obligations under the UBS lease.

During a Cash Sweep Period (as defined below), the 250 Munoz Rivera Borrower is required to deposit all excess cash flow with respect to the 250 Munoz Rivera Mortgage Loan to an account to be held by the lender as additional security for the 250 Munoz Rivera Mortgage Loan.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 250 Munoz Rivera Mortgage Loan. The 250 Munoz Rivera Mortgage Loan has springing cash management. During a Cash Sweep Period (defined below), funds in the lockbox account are swept daily to an account designated by the 250 Munoz Rivera Borrower.

A “Cash Sweep Period” will generally commence on the earlier of (i) the date upon which the debt service coverage ratio for the immediately preceding calendar quarter is less than 1.25x and (ii) the date upon which the UBS Lease Sweep Event commences. A “UBS Lease Sweep Event” means the earliest to occur of any of the following: (a) UBS “goes dark” with respect to more than 50% of its leased premises for more than 30 consecutive days, (b) UBS notifies the 250 Munoz Rivera Borrower that it intends to cease operations in or vacate more than 75% of its leased premises, (c) UBS delivers notice to the 250 Munoz Rivera Borrower that UBS intends to terminate its lease effective November 30, 2018, (d) UBS terminates its lease with respect to 75% or more of its gross leasable area, (e) UBS is subject to any bankruptcy proceeding, and (f) 12 months prior to the expiration of the UBS lease unless UBS has notified the 250 Munoz Rivera Borrower that it is extending its lease. A Cash Sweep Period will generally end upon (1) with respect to the foregoing clause (i) the date the debt service coverage ratio equals or exceeds 1.30x for two consecutive calendar quarters, (2) with respect to the foregoing clauses (ii)(a) through (d), the date upon which (A) the vacated leased premises (or an equivalent amount of other vacant space at the 250 Munoz Rivera Property) is re-leased to a replacement tenant(s) and such tenant has taken occupancy, commenced paying rent and all landlord obligations have been satisfied (a “UBS Tenant Replacement Event”) or (B) the date upon which the debt service coverage ratio is greater than 1.50x and the debt yield is greater than 9.0% for two consecutive calendar quarters, (3) with respect to the foregoing clause (ii)(e), the date upon which either a UBS Tenant Replacement Event occurs or the applicable bankruptcy proceeding is dismissed or otherwise discontinued and UBS resumes payment in full of its rent and (4) with respect to the foregoing clause (ii)(f), the date upon which either (x) a UBS Tenant Replacement Event occurs, (y) UBS extends the term of its lease or (z) the debt service coverage ratio is greater than 1.50x and the debt yield is greater than 9.0% for two consecutive calendar quarters.

Property Management. The 250 Munoz Rivera Property is managed by AIP PR Holdings LLC, an affiliate of the 250 Munoz Rivera Borrower. AIP PR Holdings LLC subcontracts Christiansen Commercial to oversee all property management activities. Founded in 1971, Christiansen Commercial is a full service commercial real estate brokerage firm specializing in sales, leasing, management, consulting, market research and development. Christenson Commercial currently manages approximately 1 million SF of investment properties.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The 250 Munoz Rivera Mortgage Loan documents permit the 250 Munoz Rivera Borrower to incur mezzanine debt starting 24 months following the initial 250 Munoz Rivera Mortgage Loan payment date, provided, among other things, that the loan-to-value ratio based on the outstanding principal balance of the 250 Munoz Rivera Mortgage Loan and the related mezzanine loan does not exceed 66%; the resulting cumulative debt service coverage ratio is greater than or equal to 2.02x; the resulting combined debt yield is greater than or equal to 12.09%; the execution of an intercreditor agreement in form and substance reasonably acceptable to the lender and the applicable rating agencies; and the written confirmation from the applicable rating agencies that such mezzanine loan will not result in a downgrade, withdrawal or qualification of the then-current rating of any related securities.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	250 Munoz Rivera

Release of Property. Not permitted.

Terrorism Insurance. Generally, the 250 Munoz Rivera Borrower is required pursuant to the 250 Munoz Rivera Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the 250 Munoz Rivera Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Avion Business Park Portfolio

Mortgage Loan No. 7 – Avion Business Park Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Avion Business Park Portfolio

Mortgage Loan No. 7 – Avion Business Park Portfolio

Avion Business Park Portfolio
1 Tech Center III Chantilly, VA
2 Service Center III Chantilly, VA
3 Avion Midrise I Chantilly, VA
4 Avion Midrise II Chantilly, VA
5 Tech Center II Chantilly, VA
Ashburn Village
Redskins Park
Sugarland Run
Cascades Marketplace
Northern VA Comm. College Loudoun Campus
Dulles Town Center
Potomac Run Plaza
Claude Moore Park
Town Center at Sterling
Great Falls
Ashburn
Dulles 28 Centre
Sterling
Beaverdam Reservoir
Brambleton Golf Course
ROUTE 772
ROUTE 606
Sugarland Run Stream Valley Park
LOUDOUN COUNTY
Dulles Toll Road
Herndon Centennial Golf Course
Herndon Centre
Herndon
ROUTE 28
Brambleton
Arcola
SILVER LINE METRO (Under Construction)
DULLES
SILVER LINE METRO
HERNDON-MONROE
Reston Hospital Center
Reston Town Center
RESTON PARKWAY
Hidden Creek Country Club
WIEHLE-RESTON EAST
Washington Dulles International Airport
Village Center at Dulles
US Geological Survey
Reston National Golf Course
Reston
Stone Ridge
FAIRFAX COUNTY
Natl. Air and Space Museum Steven F. Udvar-Hazy Center
South Riding
Fox Mill District Park
South Riding Golfers Club
Cub Run Stream Valley Park
Sully Place
Franklin Farm
Little Difficult Run Valley Park
Dulles Expo and Conference Center
International Country Club
Inova Fair Oaks Hospital
Chantilly
Oakton
Penderbrook Golf Club
Washington, DC 18 miles
Ellanor C. Lawrence Park
Chantilly National Golf and Country Club
Fair Oaks Mall
Centreville
Fair Oaks
Fairfax
Cub Run Park
George Mason University
Twin Lakes Golf Course
Bull Run Regional Park
Fairfax Station
Yorkshire
Burke

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Avion Business Park Portfolio

Mortgage Loan No. 7 – Avion Business Park Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance:	$38,400,000			Location:	Chantilly, VA
Cut-off Date Balance:	$38,400,000			General Property Type:	Office
% of Initial Pool Balance:	3.7%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Hayden Maguire Real Estate Fund I, L.P.; J. Anthony Hayden			Year Built/Renovated:	Various/N/A
				Size:	318,764 SF
Mortgage Rate:	4.550%			Cut-off Date Balance per Unit:	$120
Note Date:	8/15/2014			Maturity Date Balance per Unit:	$117
First Payment Date:	10/1/2014			Property Manager:	Transwestern Carey Winston L.L.C. d/b/a/Transwestern
Maturity Date:	9/1/2019
Original Term to Maturity:	60 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$3,851,756
IO Period:	36 months			UW NOI Debt Yield:	10.0%
Seasoning:	0 months			UW NOI Debt Yield at Maturity:	10.3%
Prepayment Provisions:	LO (24); DEF (31); O (5)			UW NCF DSCR:	1.49x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$2,719, 632 (6/30/2014 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$2,638, 520 (12/31/2013)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$2,415, 642 (10/31/2012 YTD Ann.)
Future Debt Permitted (Type):	N/A			Most Recent Occupancy:	75.7% (6/1/2014)
Reserves(1)				2nd Most Recent Occupancy:	75.7% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	63.4% (12/31/2012)
RE Tax:	$213,701	$53,425	N/A	Appraised Value (as of):	$47,200,000 (6/4/2014)
Insurance:	$42,550	$10,637	N/A	Cut-off Date LTV Ratio(3):	81.4%
Recurring Replacements:	$0	$5,313	N/A	Maturity Date LTV Ratio(3):	78.9%
TI/LC(2):	$3,900,000	$0	N/A
Other:	$2,270,972	$0	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$38,400,000	72.5%	Purchase Price:	$45,600,000	86.1%
Borrower Equity:	$14,548,489	27.5%	Closing Costs:	$921,267	1.7%
			Reserves	$6,427,222	12.1%
Total Sources:	$52,948,489	100.0%	Total Uses:	$52,948,489	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)
The $3,900,000 TI/LC reserve with respect to the Avion Business Park Portfolio Mortgage Loan will not be released to pay for tenant improvements and leasing commissions as requested by the Avion Business Park Portfolio Borrower unless at the time of such request for disbursement there is no event of default continuing and the NCF Debt Yield for the previous two calendar quarters is equal to or greater than 8.7%.

(3)
The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “as stabilized” appraised value of the Avion Business Park Portfolio Properties of $51,200,000 as of June 1, 2016 are 75.0% and 72.9%, respectively.

Avion Business Park Portfolio Mortgage Loan.

The Mortgage Loan. The seventh largest mortgage loan (the “Avion Business Park Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $38,400,000, secured by a first priority fee deed of trust encumbering five office buildings within an office complex known as Avion Business Park Portfolio in Chantilly, Virginia (the “Avion Business Park Portfolio Properties”).

The Borrower and Sponsor. The borrower is HM Avion LLC, a Delaware limited liability company (the “Avion Business Park Portfolio Borrower”) with one independent director. Equity ownership in the Avion Business Park Portfolio Borrower is held by Hayden Maguire Real Estate Fund I, L.P.

The Avion Business Park Portfolio Mortgage Loan sponsors are Hayden Maguire Real Estate Fund I, L.P. and J. Anthony Hayden. Hayden Maguire Real Estate Fund I, L.P. is a privately held investment firm focused on acquiring primarily office, industrial and flex properties in the Mid-Atlantic Region. The chairman and CEO of the fund’s general partner, Hayden Capital II, L.P., is J. Anthony Hayden, who has been active in real estate acquisition, leasing, and brokerage for over 40 years. Mr. Hayden is a co-founding principal of MIM-Hayden Real Estate Funds and founding chairman of Hayden Real Estate Investments. In addition to guiding the MIM-Hayden Real Estate Funds’ overall strategy and investment decisions, Mr. Hayden primarily focuses on deal sourcing, leasing opportunities and asset management.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Avion Business Park Portfolio

The Property. The Avion Business Park Portfolio Properties consist of five office buildings totaling 318,764 SF in Chantilly, Virginia. Three of the five buildings have space that can be used for industrial purposes. The Avion Business Park Portfolio Properties were built between 1987 and 2001. The Avion Business Park Portfolio Properties are situated just south of the Dulles International Airport and approximately 22 miles northwest of downtown Washington, D.C.

As of June 1, 2014, the Avion Business Park Portfolio Properties were 75.7% leased to 22 tenants. The historical occupancy at the Avion Business Park Portfolio Properties was 75.7% as of December 31, 2013, 63.4% as of December 31, 2012 and 71.6% as of December 31, 2011.

The following table presents certain information relating to the Avion Business Park Portfolio Properties:

Property Summary

Building	Address	Allocated Cut-off Date Balance	% of Cut-off Date Balance	Year Built/ Renovated	SF	Occupancy	% Office	Appraised Value
Tech Center III	3635 Concorde Parkway	$9,500,000	25%	2001/N/A	88,648	80.9%	90%	$11,800,000
Service Center III	3650 Concorde Parkway	$8,000,000	21%	2000/N/A	69,189	89.4%	85%	$10,000,000
Mid Rise I	14500 Avion Parkway	$7,600,000	20%	1987/N/A	57,345	100.0%	100%	$9,500,000
Mid Rise II	14520 Avion Parkway	$6,900,000	18%	1998/N/A	55,772	51.4%	100%	$8,100,000
Tech Center II	14700 Avion Parkway	$6,400,000	17%	2000/N/A	47,810	39.1%	90%	$7,800,000
Total/Wtd. Avg.		$38,400,000	100%		318,764	75.7%		$47,200,000

Major Tenants.

G3 Technologies, Inc. (29,248 SF, 9.2% of NRA, 7.8% of underwritten base rent). G3 Technologies, Inc. (“G3T”) occupies 29,248 SF in Service Center III at the Avion Business Park Portfolio Properties under a lease expiring on August 1, 2020, with one five-year extension option. G3T has a one-time termination option effective August 31, 2018 with payment of a $702,298 termination fee. The lease provides for a current base rental rate of $14.78 PSF. Founded in 2001, G3T is a privately owned wireless solutions provider that serves the needs of fixed/mobile wireless operators, wireless infrastructure vendors, and wireless consulting companies.

Covance Laboratories (29,196 SF, 9.2% of NRA, 9.6% of underwritten base rent). Covance Laboratories (NYSE: CVD) occupies 29,196 SF at the Avion Business Park Portfolio Properties under two leases expiring on May 1, 2017. Covance Laboratories occupies 24,053 SF at Tech Center III under a lease that provides for a current base rental rate of $18.19 PSF. Covance Laboratories occupies 5,143 SF at Mid Rise I under a lease that provides for a base rental rate of $28.60 PSF. Founded in 1981, Covance Laboratories is a drug development company that has annual revenues greater than $2.4 billion and more than 12,500 employees located in over 60 countries.

Fairfax County (29,101 SF; 9.1% of NRA, 8.3% of underwritten base rent). Fairfax County is expected to occupy 29,101 SF in September 2014 at the Avion Business Park Portfolio Properties under two leases expiring on September 1, 2024. Fairfax County has executed leases for 19,488 SF and 9,613 SF of space at Tech Center II that each provide for a current base rental rate of $15.76 PSF. The Fairfax County Board of Supervisors is expected to use the space for general office purposes.

The Lane Construction (23,685 SF, 7.4% of NRA, 11.2% of underwritten base rent).The Lane Construction (“Lane”) currently occupies 23,685 SF in the Mid Rise I building at the Avion Business Park Portfolio Properties under three leases expiring November 1, 2017, each with one five-year renewal option. The leases provide for a current weighted average base rental rate of $26.06 PSF. Founded in 1890, Lane constructs highways, bridges, dams and mass transit and airport systems in 20 states.

US Inspect, LLC (18,916 SF, 5.9% of NRA, 8.3% of underwritten base rent). US Inspect, LLC occupies 18,916 SF in Service Center III at the Avion Business Park Portfolio Properties under a lease expiring March 1, 2020. US Inspect, LLC has a one-time termination option effective March 31, 2017 with 275 days’ written notice and payment of a $291,288 termination fee. The lease provides for a current base rental rate of $24.05 PSF. Founded in 1987 and headquartered at the Avion Business Park Properties, US Inspect, LLC is an employee-based inspection services firm, delivering residential, relocation and commercial inspections.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Avion Business Park Portfolio

The following table presents a summary regarding major tenants at the Avion Business Park Portfolio Properties:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF(3)	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(4)	Lease Expiration
Major Tenants
G3 Technologies, Inc.	NR/NR/NR	29,248	9%	$432,285	8%	$14.78	8/1/2020
Covance Laboratories	NR/NR/NR	29,196	9%	$530,976	10%	$18.19	5/1/2017
Fairfax County(5)	NR/NR/NR	29,101	9%	$458,632	8%	$15.76	9/1/2024
The Lane Construction	NR/NR/NR	23,685	7%	$617,249	11%	$26.06	11/1/2017
US Inspect, LLC	NR/NR/NR	18,916	6%	$454,930	8%	$24.05	3/1/2020
Subtotal/Wtd. Avg.		130,146	41%	$2,494,072	45%	$19.16

Other Tenants		136,547	43%	$3,019,421	55%	$22.11
Vacant Space		52,071	16%	$0	0%	$0.00
Total/Wtd. Avg.		318,764	100%	$5,513,492	100%	$20.67

(1)	Information is based on the underwritten rent roll, combined for all buildings.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Certain tenants occupy under multiple leases at the Avion Business Park Portfolio Properties. Tenant SF represents total SF leased.

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	Fairfax County has executed two leases for a total of 29,101 SF, and is expected to take occupancy in September 2014.

The following table presents certain information relating to the lease rollover at the Avion Business Park Portfolio Properties:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
2014	2	1,260	$27.00	0%	0%	$34,020	1%	1%
2015	4	21,212	$21.57	7%	7%	$457,527	8%	9%
2016	1	5,535	$28.98	2%	9%	$160,404	3%	12%
2017	4	72,290	$20.55	23%	31%	$1,485,301	27%	39%
2018	1	6,241	$27.88	2%	33%	$173,999	3%	42%
2019	3	38,344	$21.59	12%	45%	$827,710	15%	57%
2020	2	48,164	$18.42	15%	61%	$887,215	16%	73%
2021	0	0	$0.00	0%	61%	$0	0%	73%
2022	2	25,509	$23.60	8%	69%	$602,019	11%	84%
2023	0	0	$0.00	0%	69%	$0	0%	84%
2024	2	41,398	$18.96	13%	82%	$784,871	14%	98%
2025 & Beyond	1	6,740	$14.90	2%	84%	$100,426	2%	100%
Vacant	0	52,071	$0.00	16%	100%	$0	0%
Total/Wtd. Avg.	22	318,764	$20.67	100%		$5,513,492	100%

(1)	Information is based on the underwritten rent roll, combined for all buildings.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Avion Business Park Portfolio Properties are located within the Washington, D.C. metropolitan statistical area (“MSA”). Employment in the Washington, D.C. MSA is concentrated in professional and business services, government, and education and health services sectors. The five largest employers in the Washington, D.C. MSA are the District of Columbia Government (33,111 employees), Fairfax County Public Schools (22,780 employees), Montgomery County Public Schools (20,750 employees), Prince George’s County Public Schools (16,801 employees) and Inova Health System (16,000 employees). Average household income in the Washington, D.C. metro area exceeds most other metropolitan areas due to a highly educated workforce and the high level of professional jobs in the region. The unemployment rates are 5.1% for the primary Washington, D.C. MSA and 5.3% for the State of Virginia, respectively. The Avion Business Park Portfolio Properties are located within the Dulles Technology Corridor that parallels the Dulles Toll Road, which is home to over 6,200 technology firms and has one of the highest concentrations of information and technology jobs in the Washington, D.C. MSA.

The Avion Business Park Portfolio Properties are situated in the Route 28 South submarket within the Fairfax County market of the Northern Virginia area. Per the appraisal as of the first quarter of 2014, the Route 28 South submarket included 148 buildings containing approximately 12.9 million SF of office space with a vacancy rate (with sublet) of 14.9%, compared to a 16.3% vacancy rate for the Northern Virginia area. Per the appraisal as of the first quarter of 2014, the average asking full service office lease rate was $26.52 PSF in the Route 28 South submarket.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Avion Business Park Portfolio

Comparable office properties to the Avion Business Park Portfolio Properties are shown in the chart below:

Competitive Property Summary

Property	Address	Distance from Subject (miles)	Total GLA (SF)	Occupancy	Year Built	Rent PSF
Avion Lakeside D	14555 Avion Parkway Chantilly, VA	4.5	58,003 SF	82%	1997	$22.00-$23.50
Penrose Center III	14399 Penrose Boulevard Chantilly, VA	1.8	105,424 SF	30%	2013	$26.75
Washington Tech Park	15000 Conference Center Drive Chantilly, VA	2.9	470,406 SF	94%	1989/2004	$22.60-$27.50
The Gordon Building	4501 Daly Drive Chantilly, VA	2.8	67,543 SF	82%	1987	$21.50-$26.50
Avion Tech Center III	3635 Concorde Parkway Chantilly, VA	0.0	90,827 SF	95%	2001	$26.28
Corporate Pointe IV	14111 Park Meadow Drive Chantilly, VA	4.0	80,118 SF	32%	1998	$23.75
Two Ridgeview	14840 Conference Center Drive Chantilly, VA	3.3	69,710 SF	69%	2000	$22.50

Source: Appraisal

Per the appraisal as of the first quarter of 2014, the Route 28 submarket included 271 buildings containing approximately 16.9 million SF of flex and warehouse space with a vacancy rate (with sublet) of 9.9%, compared to a 9.9% vacancy rate for the Northern Virginia area. Per the appraisal as of the first quarter of 2014, the average asking industrial rental rate was $9.10 PSF in the Route 28 submarket.

Comparable industrial properties to the Avion Business Park Portfolio Properties are shown in the chart below:

Competitive Property Summary
Property	Address	Distance from Subject (miles)	Total GLA (SF)	Occupancy	Year Built	Rent PSF	Percent Office
The Davis Building	3859 Centerview Drive Chantilly, VA	2.4	43,164 SF	69%	2001	$13.00-$14.90	90%
Albemarle Point IV	14428 Albemarle Point Place Chantilly, VA	2.0	33,966 SF	66%	2001	$14.25	100%
Westfax Business Center E	4001-4005 Westfax Drive Chantilly, VA	1.0	134,561 SF	73%	1989	$11.25	8.4%
Coleman Building	3680 Centerview Drive Chantilly, VA	2.7	59,767 SF	50%	2005	$12.50	75%
The Powers Building	3684 Centerview Drive Chantilly, VA	2.7	55,332 SF	100%	2004	$12.50	95%

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Avion Business Park Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Avion Business Park Portfolio Properties:

Cash Flow Analysis
	2011	10/31/2012 YTD Ann.	2013	6/30/2014 TTM	UW	UW PSF
Base Rent	N/A	$4,129,528	$4,214,772	$4,419,460	$6,580,390	$20.64
Expense Reimbursements	N/A	$489,124	$583,515	$603,195	$765,034	$2.40
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($1,191,868)	(16.23%)
Effective Gross Income	N/A	$4,618,652	$4,798,287	$5,022,655	$6,153,556	$19.30
Total Operating Expenses	N/A	$2,203,010	$2,159,767	$2,303,023	$2,301,800	$7.22
Net Operating Income	N/A	$2,415,642	$2,638,520	$2,719,632	$3,851,756	$12.08
TI/LC	N/A	$1,152,839	$2,578,840	$0	$278,622	$0.87
Capital Expenditures	N/A	$117,912	$199,013	$122,093	$63,753	$0.20
Net Cash Flow	N/A	$1,144,891	($139,333)	$2,597,539	$3,509,381	$11.01

Occupancy %	N/A	63.4%	75.7%	75.7%	83.8%
NOI DSCR	N/A	1.03x	1.12x	1.16x	1.64x
NCF DSCR	N/A	0.49x	-0.06x	1.11x	1.49x
NOI Debt Yield	N/A	6.3%	6.9%	7.1%	10.0%
NCF Debt Yield	N/A	3.0%	(0.4%)	6.8%	9.1%

Escrows and Reserves. The Avion Business Park Portfolio Borrower deposited $213,701 in escrow for annual real estate taxes at loan origination and is required to escrow $53,425 monthly. Additionally, the Avion Business Park Portfolio Borrower deposited $42,550 in escrow for annual insurance premiums at loan origination and is required to escrow $10,637 monthly. Furthermore, the Avion Business Park Portfolio Borrower is required to deposit $5,513 monthly for replacement reserves.

Additionally, the Avion Business Park Portfolio Borrower deposited $3,900,000 in escrow at for tenant improvements and leasing commissions at loan origination, which may be withdrawn by the Avion Business Park Portfolio Borrower provided the net cash flow debt yield is at least 8.7%, calculated by dividing the net cash flow for the trailing two calendar quarters by the outstanding balance of the Avion Business Park Portfolio Mortgage Loan net of the amount that will remain in the tenant improvements and leasing commissions reserve following the withdrawal. Any remaining amounts in the tenant improvements and leasing commissions reserve will be held as additional security for the Avion Business Park Portfolio Mortgage Loan.

The Avion Business Park Portfolio Borrower also deposited $2,270,972 at loan origination in escrow related to tenant-specific tenant improvements and free rent: (i) $954,745 for tenant improvements under the Fairfax County lease, (ii) $458,632 for free rent under the Fairfax County lease, (iii) $497,633 for tenant improvements under the Technical Innovations lease, (iv) $158,024.30 for free rent under the Technical Innovations lease and (v) $201,938 for expenses associated with the Williams Group lease. The escrows for the Fairfax County lease will be released upon Fairfax County taking occupancy and paying full, unabated rent. The escrows for the Technical Innovations lease will be released upon Technical Innovations taking occupancy and paying full, unabated rent. The escrow for the Williams Group lease will be released upon the Williams Group paying full, unabated rent for 90 days.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Avion Business Park Portfolio Mortgage Loan. The Avion Business Park Portfolio Mortgage Loan has springing cash management. Provided a Cash Sweep Period (defined below) has not occurred and is not continuing, funds in the lockbox account are swept daily to an account designated by the Avion Business Park Portfolio Borrower. The Avion Business Park Portfolio Borrower will be required to deposit all excess cash with respect to the Avion Business Park Portfolio Mortgage Loan in an account to be held by the lender as additional security for the Avion Business Park Portfolio Mortgage Loan during a Cash Sweep Period.

A “Cash Sweep Period” means the period commencing on the date upon which the debt service coverage ratio for two consecutive calendar quarters is less than 1.10x and ending on the date upon which the debt service coverage ratio for two consecutive calendar quarters equals or exceeds 1.15x.

Property Management. The Avion Business Park Portfolio Properties are managed by Transwestern Carey Winston L.L.C. (“Transwestern”). Transwestern is a privately held real estate firm specializing in agency leasing, property and facilities management, tenant advisory, capital markets, development and research sustainability across asset types. Transwestern has 34 U.S. offices and assists clients through more than 181 offices in 36 countries as part of a strategic alliance with Paris-based BNP Paribas Real Estate.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Provided no event of default has occurred and is continuing, after the date that is two years from the closing of the securitization, and in connection with an arm’s-length sale, the Avion Business Park Portfolio Borrower may cause the release of not more than three of the five buildings (each individually a “Release Parcel”), from the lien of the Avion Business Park Portfolio Mortgage Loan through partial defeasance, subject to the satisfaction of certain requirements and conditions set forth in the Avion Business Park Portfolio Mortgage Loan documents, including, but not limited to (A) providing defeasance collateral in an amount sufficient to defease an amount equal to the greater of (i)125% of the allocated loan amount for the Release Parcel and (ii) an amount such that (a) after giving effect to such release, the loan-to-value ratio is the lesser of (1) 70%, (2) the loan-to-value ratio as of the origination date of the Avion Business Park Portfolio Mortgage Loan and (3) the loan-to-value ratio immediately prior to such release; (b) after giving effect to such release, the debt service coverage ratio is the greater of (1) 1.30x, (2) the debt service coverage ratio as of the origination date of the Avion Business Park Portfolio Mortgage Loan and (3) the debt service coverage ratio immediately prior to the such release; and (c) after giving effect to such release, the debt yield is the greater of (1) 9.0%, (2) the debt yield as of the origination date of the Avion Business Park Portfolio Mortgage Loan and (3) the debt yield immediately prior to such release; (B) delivery of an opinion of counsel to the effect that the MSBAM 2014-C18 trust will not fail to maintain its status as a REMIC as a result of the release of such Release Parcel; and (C) confirmation from each rating agency that such release will not cause the downgrade, withdrawal or qualification of the then-current ratings of the assigned to any related securities.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Avion Business Park Portfolio

Terrorism Insurance. Generally, the Avion Business Park Portfolio Borrower is required pursuant to the Avion Business Park Portfolio Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Avion Business Park Properties, provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Authorization Act of 2007 or other similar government legislation providing for a governmental “backstop” for terrorism insurance is no longer in effect, then the Avion Business Park Portfolio Borrower will not be required to spend on the premium for terrorism insurance coverage more than two times the amount of the cost of a separate “Special Form” or “All Risk” policy or equivalent policy insuring only the Avion Business Park Portfolio Properties on a stand-alone basis.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Aspen Heights - Murfreesboro

Mortgage Loan No. 8 – Aspen Heights - Murfreesboro

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Aspen Heights - Murfreesboro

Mortgage Loan No. 8 – Aspen Heights - Murfreesboro

Aspen Heights – Murfreesboro
2962 South Rutherford
Murfreesboro, TN 37130
MURFREESBORO
Smyrna
Walterhill
RUTHERFORD COUNTY
WILSON COUNTY
Nashville 30 miles
Chattanooga 92 miles
Murfreesboro Municipal Airport
McKnight Park Sports Complex
Middle Tennessee State Univ.
Floyd Stadium
Stones River National Battlefield
Middle Tennessee Medical Ctr.
Alvin C. York VA Medical Center
Tennessee Miller Coliseum
VA Golf Course
Country Club at Stone River
Old Fort Golf Course
Indian Hills Golf Course
Georgetown Square
Marketplace Centre
Stones River Mall
Towne Centre
Shoppes at River Rock
Rutherford County Courthouse
City Hall
East Fork Recr. Area
Cut Off Rd
Jefferson Pike
Lebanon Rd
Nissan Dr
Sulpher Springs Rd
Leanna Swamp Rd
Old Nashville Hwy
Thompson Ln
Compton Rd
Lascassas Pike
Haynes Dr
Dejarnette Ln
Northfield Blvd
Halls Hill Pike
Murfreesboro Rd
Manson Pike
Medical Center Pkwy
Blackman Rd
Fortress Blvd
Veterans Pkwy
Maple St
Main St
Church St
Tennessee Blvd
Woodbury Pike
John Bragg Hwy
Rutherford Blvd
Bradyville Pike
Salem Pike
Rucker Ln
Shelbyville Hwy
Elam Rd
Manchester Pike
NASHVILLE
Brentwood
Franklin
Spring Hill
Columbia
Gallatin
Hendersonville
Mount Juliet
Lebanon
Smyrna
Murfreesboro

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Aspen Heights - Murfreesboro

Mortgage Loan No. 8 – Aspen Heights - Murfreesboro

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$33,550,000			Location:	Murfreesboro, TN 37130
Cut-off Date Balance:	$33,550,000			General Property Type:	Multifamily
% of Initial Pool Balance:	3.2%			Detailed Property Type:	Student Housing
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	BRG Partners, LP			Year Built/Renovated:	2013/N/A
Mortgage Rate:	5.070%			Size:	235 Units
Note Date:	1/9/2014			Cut-off Date Balance per Unit:	$142,766
First Payment Date:	3/1/2014			Maturity Date Balance per Unit:	$131,991
Maturity Date:	2/1/2024			Property Manager:	Breckenridge Property Management (2013), LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$2,750,795
Seasoning:	7 months			UW NOI Debt Yield:	8.2%
Prepayment Provisions:	LO (31); YM1 (85); O (4)			UW NOI Debt Yield at Maturity:	8.9%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.23x
Additional Debt Type:	N/A			Most Recent NOI (As of):	$2,453,004 (07/31/2014 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(2):	N/A
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI(2):	N/A
Reserves(1)				Occupancy Rate (As of)(3):	97.1% (9/1/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	89.4% (7/31/2014)
RE Tax:	$0	$39,950	N/A	3rd Most Recent Occupancy(2):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (As of):	$47,350,000 (11/15/2013)
Recurring Replacements:	$0	$6,100	N/A	Cut-off Date LTV Ratio:	70.9%
				Maturity Date LTV Ratio:	65.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,550,000	100.0%	Loan Payoff:	$26,346,832	78.5%
			Closing Costs:	$253,656	0.8%
			Other Costs:	$4,011,604	12.0%
			Return of Equity:	$2,937,908	8.8%
Total Sources:	$33,550,000	100.0%	Total Uses:	$33,550,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Aspen Heights - Murfreesboro Property is newly constructed. Most historical financials and occupancy rates are not available.

(3)	The Aspen Heights - Murfreesboro Property is 97.1% leased and approximately 87.9% occupied as of the September 1, 2014 rent roll as tenants continue to take occupancy for the 2014 school year.

The Mortgage Loan. The eighth largest mortgage loan (the “Aspen Heights - Murfreesboro Mortgage Loan”) is evidenced by a note in the original principal amount of $33,550,000 and is secured by a first priority fee mortgage encumbering a student housing property known as Aspen Heights - Murfreesboro located in Murfreesboro, Tennessee (the “Aspen Heights - Murfreesboro Property”). The proceeds of the Aspen Heights - Murfreesboro Mortgage Loan were primarily used to refinance a previous construction loan of approximately $26,346,832. Total construction costs were certified by the related borrower as approximately $42,186,469, including approximately $2,665,991 of development and development fee expenses.

The Borrower and the Sponsor. The borrower is Breckenridge Group Murfreesboro Tennessee, LLC (the “Aspen Heights - Murfreesboro Borrower”), a single-purpose Delaware limited liability company with two independent directors. The Aspen Heights - Murfreesboro Borrower is majority indirectly owned by the Aspen Heights Fund (2013), LP, which is partially owned and controlled by BRG Partners, LP, which is majority owned by Greg Henry. Greg Henry is the nonrecourse carve-out guarantor. Greg Henry is the founder of Aspen Heights Management, an Austin, Texas-based student housing developer, which, since 2006, has developed 15 student housing projects totaling approximately 9,300 beds.

On March 11, 2014, the Aspen Heights – Murfreesboro Borrower notified the lender that it was sued for breach of contract, violation of Landlord and Tenant Act, and violation of the Consumer Protection Act due to certain events at the Aspen Heights – Murfreesboro Property. The claimants are current or past tenants at the Aspen Heights – Murfreesboro Property. The Aspen Heights – Murfreesboro Borrower indicates that it disputes the claims and will contest the matter. A statement from the Aspen Heights – Murfreesboro Borrower’s counsel on August 26, 2014 says: “Discovery on the matter has commenced and property owner responded to the plaintiff’s initial round of discovery. Plaintiffs’ discovery was initially due on July 7, 2014 and property owner extended an extension to August 7, 2014. Plaintiff has yet to submit their responses to property owner’s initial round of discovery requests and property owner will be seeking a motion to compel if not submitted by September 5, 2014.”

The Mortgaged Property. The Aspen Heights - Murfreesboro Property is comprised of a 235-unit student housing complex with 750 bedrooms in 161 predominately two-story buildings located in Murfreesboro, Tennessee. The complex was constructed in 2013 and opened in August of that year. The Aspen Heights - Murfreesboro Property caters primarily to students attending Middle Tennessee State University and is located approximately two miles

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Aspen Heights - Murfreesboro

southeast of the university campus. Common amenities include a fitness center, a computer lab, a movie theater, a California-style swimming pool, a volleyball court and gated access. The individual apartments contain full kitchens, clothes washers and dryers, and a bathroom associated with each bedroom. Certain units have either patios or balconies. Apartments may be rented unfurnished or furnished with an additional fee. There are 1,045 surface parking spaces.

Middle Tennessee State University was founded in 1911 as Middle Tennessee Normal School. It is the oldest and largest institution in the Tennessee Board of Regents system and is a Carnegie Doctoral Research Intensive University. The university is composed of eight undergraduate colleges, offering more than 40 departments and more than 140 degree programs. The College of Graduate Studies offers more than 100 degree programs. Fall 2013 enrollment was approximately 23,881 students, down from approximately 25,394 in the fall of 2012 and up from 22,322 in the fall of 2005.

The Market. The Aspen Heights - Murfreesboro Property is located in Murfreesboro, Rutherford County, Tennessee, approximately two miles southeast of the Middle Tennessee State University campus and serves primarily as housing for university students. Murfreesboro is located approximately 34 miles southeast of Nashville. Middle Tennessee State University has 18 on-campus residence halls and apartments that house over 3,000 students. The overall Murfreesboro multifamily submarket had approximately 8,271 units as of September 2013, with an average vacancy rate of 5.7%. Approximately 475 additional units were in planning at that time. Below is a chart of comparable apartment rentals, all of which are in Murfreesboro and deemed comparable with respect to location:

Comparable Property Summary
Property	Location	Year Built	Occ.	No. of Units	Avg. Size (SF)	No. of Bedrooms	Avg. Rent Per Unit		Avg. Rent Per Bed
University Ridge Apartments	2702 South Rutherford Boulevard	2005	86%	200	1,052	512	$1,163		$477
University Gables at College Park	2827 South Rutherford Boulevard	2001	100%	180	1,075	562	$1,438		$460
Campus Crossings	285 N. Rutherford Boulevard	2004	96%	252	1,188	646	$1,393		$543
The Grove at Murfreesboro	1320 Journey Drive	2009	97%	257	1,221	759	$1,384		$468
The Woods at Greenland	920 Greenland Drive	2001	97%	230	1,123	684	$1,356		$456
Raiders Crossing	1350 Hazelwood Street	2002	94%	96	1,104	276	$1,422		$494
College Grove	1540 Lacassas Highway	1998	85%	240	1,279	612	$1,410		$553
The Point at Raiders Campus	2315 North Tennessee Boulevard	2005	93%	216	1,603	853	$1,402		$355
Aspen Heights Murfreesboro (subject property)	2962 S Rutherford Boulevard	2013	89%	235	1,908	750	$1,759	(1)	$551	(1)

Source: Appraisal
(1)	Based on borrower rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Aspen Heights - Murfreesboro Property:

Cash Flow Analysis(1)
	2011	2012	2013	7/31/14 TTM	UW	UW per Unit
Base Rent	N/A	N/A	N/A	$4,813,682	$4,878,575	$20,760
Total Recoveries	N/A	N/A	N/A	$0	$0	$0
Other Income	N/A	N/A	N/A	$279,195	$279,140	$1,188
Discounts Concessions	N/A	N/A	N/A	($1,653)	$0	$0
Less Vacancy & Credit Loss	N/A	N/A	N/A	($509,052)	($331,337)	($1,410)
Effective Gross Income	N/A	N/A	N/A	$4,582,173	$4,826,433	$20,538
Total Operating Expenses(2)	N/A	N/A	N/A	$2,129,169	$2,075,638	$8,833
Net Operating Income	N/A	N/A	N/A	$2,453,004	$2,750,795	$11,706
Capital Expenditures	N/A	N/A	N/A	$0	$73,200	$311
TI/LC	N/A	N/A	N/A	$0	$0	$0
Net Cash Flow	N/A	N/A	N/A	$2,453,004	$2,677,595	$11,394

Occupancy %	N/A	N/A	N/A	89.4%	93.2%
NOI DSCR	N/A	N/A	N/A	1.13x	1.26x
NCF DSCR	N/A	N/A	N/A	1.13x	1.23x
NOI Debt Yield	N/A	N/A	N/A	7.3%	8.2%
NCF Debt Yield	N/A	N/A	N/A	7.3%	8.0%

(1)	The Aspen Heights - Murfreesboro Property was constructed in 2013 and opened in August of that year. There is one full year of operating history ending July 31, 2014.

(2)
The July 31, 2014 borrower statements include approximately $93,739 of expenses associated with a State of Tennessee franchise tax imposed on Aspen Heights Fund (2013), LP. This expense is not underwritten.

Escrows and Reserves. The Aspen Heights - Murfreesboro Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless the Aspen Heights - Murfreesboro Borrower maintains insurance under an acceptable blanket insurance policy). The Aspen Heights - Murfreesboro Borrower is also required to make monthly deposits of $6,100 for replacement reserves (which amount may be increased by lender if lender determines that an increase is reasonably necessary to maintain proper operation of the Aspen Heights - Murfreesboro Property).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Aspen Heights - Murfreesboro

Lockbox and Cash Management. A soft lockbox is in place with respect to the Aspen Heights - Murfreesboro Mortgage Loan (i.e. the Aspen Heights - Murfreesboro Borrower and/or the property manager collects all rents, revenues, charges and other consideration and deposits such amounts into the lockbox account). The Aspen Heights - Murfreesboro Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Aspen Heights - Murfreesboro Borrower. During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Aspen Heights - Murfreesboro Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves”, to disburse, so long as no event of default has occurred and is continuing, to the Aspen Heights - Murfreesboro Borrower the amount of monthly operating expenses not otherwise paid or reserved for in the required reserves and referenced in an annual budget approved by lender together with other amounts incurred by the Aspen Heights - Murfreesboro Borrower in connection with the operation and maintenance of the Aspen Heights - Murfreesboro Mortgaged Property approved by lender, and to remit the remainder to an account to be held by the lender as additional security for the Aspen Heights - Murfreesboro Loan.

A “Cash Sweep Period” will (i) commence upon the occurrence of an event of default and continue until lender’s acceptance of the cure of such event of default and (ii) commence upon the debt service coverage ratio being less than 1.10x and continue until the debt service coverage ratio has been not less than 1.10x for the immediately preceding six consecutive calendar months.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Solely in connection with a sale of the Aspen Heights - Murfreesboro Property and corresponding assumption of the Aspen Heights - Murfreesboro Mortgage Loan, mezzanine financing (such financing, the “Permitted Mezzanine Financing”) is permitted, subject to approval by the rating agencies and various other conditions including: (i) no event of default exists, (ii) the mezzanine lender is an institutional lender acceptable to lender and lender approves of the material terms of the Permitted Mezzanine Financing and the terms and provisions of the Permitted Mezzanine Financing documents, (iii) the amount of the mezzanine loan will not result in an aggregate loan-to-value ratio greater than 80% (based upon a new or updated appraisal acceptable to lender) or an aggregate debt service coverage ratio less than 1.25x, (iv) the collateral for the mezzanine loan is a pledge of the ownership interests in the Aspen Heights - Murfreesboro Borrower and (v) the mezzanine lender and lender enter into an intercreditor agreement acceptable to the lender and rating agencies.

Release of Property. Not permitted.

Terrorism Insurance. Generally, the Aspen Heights - Murfreesboro Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement costs and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Aspen Heights - Murfreesboro Borrower is required to maintain, and lender will accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Turnpike Shopping Center

Mortgage Loan No. 9 – Turnpike Shopping Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Turnpike Shopping Center

Mortgage Loan No. 9 – Turnpike Shopping Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Turnpike Shopping Center

Mortgage Loan No. 9 – Turnpike Shopping Center

Turnpike Shopping Center
9500 Main Street
Fairfax, VA 22031
MARYLAND
VIRGINIA
Great Falls
Great Falls Park
Herndon
Reston
Franklin Farm
Wolf Trap
Tysons Corner
McLean
Vienna
Oakton
Dunn Loring
Falls Church
ARLINGTON
Merrifield
West Falls Church
Fair Oaks
Fairfax
Mantua
Annandale
ALEXANDRIA
Lincolnia
FAIRFAX COUNTY
George Mason University
Old Town Fairfax
Kings Park
Springfield
West Springfield
Burke
Franconia
Kingstowne
Newington
Woodlawn
Fairfax Station
Potomac River
Dulles Toll Road
SILVER LINE METRO
ORANGE LINE METRO
Capital Beltway
Little River Tpke
Arlington Blvd
Lee Hwy
Braddock Rd
Fairfax County Pkwy
Washington-Dulles Intl. Airport 4 miles
Washington, DC 7 miles
Lake Fairfax Park
Difficult Run Stream Valley Park
Fox Mill District Park
Tattersall Park
Popes Head Stream Valley Park
Pohick Stream Valley Park
Lake Accotink Park
Hooes Road Park
South Run Park
Scotts Run Nature Preserve
Langley Oaks Park
Central Intelligence Agency
Fort Belvoir US Army Reserve
Davison Army Airfield
WASHINGTON, DC

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Turnpike Shopping Center

Mortgage Loan No. 9 – Turnpike Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$31,000,000			Location:	Fairfax, VA 22031
Cut-off Date Balance:	$31,000,000			General Property Type:	Retail
% of Initial Pool Balance:	3.0%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Combined Properties Limited Partnership			Year Built/Renovated:	1967/2013
Mortgage Rate:	5.040%			Size:	103,292 SF
Note Date:	6/19/2014			Cut-off Date Balance per Unit:	$300
First Payment Date:	8/1/2014			Maturity Date Balance per Unit:	$254
Maturity Date:	7/1/2026			Property Manager:	Combined Properties, Incorporated (borrower related)
Original Term to Maturity:	144 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI:	$2,660,544
Seasoning:	2 months			UW NOI Debt Yield:	8.6%
Prepayment Provisions:	LO (26); DEF (93); O (25)			UW NOI Debt Yield at Maturity:	10.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.27x
Additional Debt Type:	N/A			Most Recent NOI(2):	$1,521,072 (4/30/2014 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(2):	$1,225,598 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(2):	$790,651 (12/31/2012)
Reserves(1)				Occupancy Rate:	97.9% (6/13/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.5% (12/31/2013)
RE Tax:	$50,046	$25,023	N/A	3rd Most Recent Occupancy(2):	58.8% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$43,100,000 (5/15/2014)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio:	71.9%
TI/LC:	$0	$6,456	$200,000	Maturity Date LTV Ratio:	60.9%
Other:	$341,103	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$31,000,000	100.0%	Loan Payoff:	$22,479,083	72.5%
			Closing Costs:	$471,259	1.5%
			Reserves:	$391,149	1.3%
			Return of Equity:	$7,658,509	24.7%
Total Sources:	$31,000,000	100.0%	Total Uses:	$31,000,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Turnpike Shopping Center Property was substantially renovated and re-tenanted in 2012-2013.

The Mortgage Loan. The ninth largest mortgage loan (the “Turnpike Shopping Center Mortgage Loan”) is evidenced by a promissory note in the principal amount of $31,000,000, secured by a first priority fee mortgage encumbering an anchored retail center known as the Turnpike Shopping Center, located in Fairfax, Virginia (the “Turnpike Shopping Center Property”). The proceeds of the Turnpike Shopping Center Mortgage Loan were used primarily to refinance a construction loan secured by the Turnpike Shopping Center Property of approximately $22,479,083.

The Borrower and the Sponsor. The borrower is Turnpike, LLC (the “Turnpike Shopping Center Borrower”), a single purpose Delaware limited liability company with two independent directors. The Turnpike Shopping Center Borrower is indirectly 99.673% owned and controlled by Ronald S. Haft, the founder and Chairman of Combined Properties, Incorporated (“Combined”). Combined currently manages 43 properties. Mr. Haft directly or indirectly owns 100% of 36 of such properties. Mr. Haft previously served as President of Dart Group Corporation. Combined Holding Company LLC, an affiliate of Combined, is the nonrecourse carve-out guarantor and, as of December 2013, reported a net worth of approximately $60.7 million.

The Mortgaged Property. The Turnpike Shopping Center Property consists of 103,292 SF of anchor, in-line and pad space within five one-story buildings, including three pad tenants (TD Bank, Bank of America and Mattress Warehouse). Anchor tenants include Ross Dress for Less, PetSmart and Dollar Tree.

The Turnpike Shopping Center Property was originally constructed in 1967. Until 2007, the center was anchored by an approximately 24,000 SF Giant Food grocery store. Giant Food closed its store in 2007, but maintained its lease at the center for several years while its space remained dark. The Turnpike Shopping Center Borrower bought the Giant Food lease for approximately $1.7 million and substantially renovated and re-tenanted much of the Turnpike Shopping Center Property at a cost of approximately $11 million. Ross Dress for Less moved into the previously dark anchor space in September, 2013. The Turnpike Shopping Center Property has 561 surface parking spaces.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Turnpike Shopping Center

Major Tenants.

Ross (24,125 SF, 23% of NRA, 13% of underwritten base rent). Ross Dress For Less, Inc. (“Ross”) leases 24,125 SF at the Turnpike Shopping Center Property. The lease began on September 15, 2013 and has a current expiration date of January 31, 2024, with four five-year lease renewal options. As of December 31, 2013, Ross Dress For Less (NASDAQ: ROST) operated 1,146 stores in 33 states, the District of Columbia and Guam.

PetSmart (11,997 SF, 12% of NRA, 8% of underwritten base rent). PetSmart, Inc. (“PetSmart”) leases 11,997 SF at the Turnpike Shopping Center Property. The lease began on November 11, 2013 and has a current expiration date of January 31, 2024, with two five-year lease renewal options. PetSmart (NASDAQ: PETM) currently operates 1,289 stores and more than 196 in-store PetsHotels® dog and cat boarding facilities in the United States, Canada and Puerto Rico.

Dollar Tree (10,609 SF, 10% of NRA, 6% of underwritten base rent). Dollar Tree Stores, Inc. (“Dollar Tree”) leases 10,609 SF at the Turnpike Shopping Center Property. The lease began on July 11, 1999 and has a current expiration date of October 31, 2019, with no lease extension options. As of August 2, 2014, Dollar Tree (NASDAQ: DLTR) operated 5,166 stores in 48 states and Canada.

TD Bank (3,848 SF, 4% of NRA, 12% of underwritten base rent). TD Bank, N.A. (“TD Bank”) leases a pad site at the Turnpike Shopping Center Property upon which it constructed and operates a 3,848 SF bank branch. The lease began on December 26, 2011 and has a current expiration date of December 31, 2031, with three five-year renewal options. TD Bank is a member of the TD Bank Group and a subsidiary of the Toronto-Dominion Bank of Toronto, Canada (NYSE: TD).

The following table presents a summary regarding anchor and major tenants at the Turnpike Shopping Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2013 Sales PSF
Anchor/Major Tenants
Ross	NR/NR/A-	24,125	23%	$373,938	13%	$15.50	1/31/2024	N/A
PetSmart	NR/NR/BB+	11,997	12%	$239,940	8%	$20.00	1/31/2024	N/A
Dollar Tree	NR/NR/NR	10,609	10%	$169,744(2)	6%	$16.00	10/31/2019	$210
TD Bank	AA-/A1/AA-	3,848	4%	$337,893(3)	12%	$87.81	12/31/2031	N/A
Subtotal/Wtd. Avg.		50,579	49%	$1,121,515	39%	$22.17

Other Tenants		50,594	49%	$1,732,529	61%	$34.24
Vacant Space		2,119	2%	$0	0%	$0.00
Total/Wtd. Avg.		103,292	100%	$2,854,044	100%	$28.21

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	The Annual UW Rent for Dollar Tree reflects a contractual rent step effective November 1, 2014. The current annual base rent paid by Dollar Tree is $105,878.

(3)	The Annual UW Rent for TD Bank reflects the average rent payable by the tenant over the loan term, which equates to approximately $42,893 of additional underwritten rent per annum.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Turnpike Shopping Center

The following table presents certain information relating to the lease rollover at the Turnpike Shopping Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2014	1	3,500	$33.50	3%	3%	$117,250	4%	4%
2015	2	2,680	$30.95	3%	6%	$82,952	3%	7%
2016	2	4,440	$35.87	4%	10%	$159,241	6%	13%
2017	4	11,265	$31.97	11%	21%	$360,103	13%	25%
2018	2	3,733	$30.27	4%	25%	$113,003	4%	29%
2019	1	10,609	$16.00	10%	35%	$169,744	6%	35%
2020	0	0	$0.00	0%	35%	$0	0%	35%
2021	2	4,600	$30.04	4%	40%	$138,200	5%	40%
2022	2	4,500	$34.11	4%	44%	$153,500	5%	45%
2023	6	11,876	$39.57	11%	55%	$469,880	16%	62%
2024	4	40,122	$18.75	39%	94%	$752,278	26%	88%
2025	0	0	$0.00	0%	94%	$0	0%	88%
2026	0	0	$0.00	0%	94%	$0	0%	88%
2027	0	0	$0.00	0%	94%	$0	0%	88%
2028 & Beyond	1	3,848	$87.81	4%	98%	$337,893	12%	100%
Vacant	0	2,119	$0.00	2%	100%	$0	0%	100%
Total/Wtd. Avg.	27	103,292	$28.21	100%		$2,854,044	100%

(1)	Certain tenants have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

The Market. The Turnpike Shopping Center Property is located in the Suburban Fairfax County submarket of Fairfax, Fairfax County, Virginia, approximately 20 miles west of the Washington DC Central Business District. As of March 31, 2014, the submarket had approximately 12.9 million SF of retail space with an average vacancy of 5.0% and an average effective rental rate of $28.59 PSF. Estimated 2014 population within a three-mile radius is 124,383 people and 2014 estimated median household income within a three-mile radius is $114,617.

The following table presents five primary competitive centers to the Turnpike Shopping Center Property in Fairfax, Virginia:

Competitive Property Summary
Property	Address	Year Built	Year Renovated/ Expanded	Total GLA (SF)	Anchor Tenants	Occupancy
Fair Lakes Promenade	12719-12239 Fair Lakes Promenade Drive	1995	N/A	127,777	Barnes & Noble, Old Navy	100%
Fairfax Towne Center	12100-12140 W. Fairfax Towne Center	1994	N/A(1)	253,941	Bed Bath & Beyond, Safeway, T.J. Maxx, Regal Cinemas	100%
Greenbriar Towne Center	13001-13055 Lee Jackson Memorial Hwy.	1972	1992	346,000	Dress Barn, Giant Food, Marshalls, PETCO, The Room Store, Total Wine & More, Ross Dress for Less	100%
Fair City Mall	9602-9670 Main Street	1974	1989	363,927	Bed Bath & Beyond, DSW, Life Time Fitness, Marshalls, Shoppers Food Warehouse	98.9%
Pickett Shopping Center	9400-9484 Main Street	1967	N/A	89,564	CVS, Firestone Tire & Service Centers, Total Wine & More, Trader Joe’s	100%

Source: Appraisal

(1)	A 15,000 SF expansion is planned.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Turnpike Shopping Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Turnpike Shopping Center Property:

Cash Flow Analysis(1)
	2010	2011	2012	2013	4/30/2014 TTM	UW	UW PSF
Base Rent	$1,014,111	$948,230	$1,138,868	$1,605,491	$1,952,593	$2,917,964	$28.25
Total Recoveries	$214,097	$158,679	$164,746	$292,930	$344,530	$656,724	$6.36
Other Income	$1,201	$782,358	$1,202	$2,912	$2,816	$1,014	$0.01
Discounts Concessions	($5,033)	($28,750)	($119,028)	($171,167)	($180,730)	$0	$0
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	($160,650)	($1.56)
Effective Gross Income	$1,224,375	$1,860,517	$1,185,789	$1,730,165	$2,119,210	$3,415,052	$33.06
Total Operating Expenses	$495,848	$408,326	$395,138	$504,567	$598,137	$754,508	$7.30
Net Operating Income	$728,527	$1,452,191	$790,651	$1,225,598	$1,521,072	$2,660,544	$25.76
Capital Expenditures	$356,512	$70,174	$4,103,452	$2,949,497	$1,479,167	$15,416	$0.15
TI/LC	$82,197	$39,000	$96,276	$1,717,313	$1,269,423	$94,549	$0.92
Net Cash Flow	$289,819	$1,343,017	($3,409,077)	($3,441,212)	($1,227,517)	$2,550,579	$24.69

Occupancy %	N/A	50.0%	58.8%	93.5%	98.5%	95.5%
NOI DSCR	0.36x	0.72x	0.39x	0.61x	0.76x	1.33x
NCF DSCR	0.14x	0.67x	-1.70x	-1.72x	-0.61x	1.27x
NOI Debt Yield	2.4%	4.7%	2.6%	4.0%	4.9%	8.6%
NCF Debt Yield	0.9%	4.3%	-11.0%	-11.1%	-4.0%	8.2%

(1)	The Turnpike Shopping Center Property was substantially renovated and re-tenanted in 2012-2013.

(2)
Underwritten Base Rent includes a contractual rent step for the Dollar Tree store of approximately $63,866, effective November 1, 2014. The TD Bank base rent is underwritten at the tenant’s average rent over the loan term, which equates to approximately $42,893 of additional Base Rent per annum.

Escrows and Reserves. The Turnpike Shopping Center Borrower deposited $50,046 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly. The Turnpike Shopping Center Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the Turnpike Shopping Center Borrower maintains insurance under an acceptable blanket insurance policy). During a Cash Sweep Period (as defined below), the Turnpike Shopping Center Borrower is required to make monthly deposits of $1,291 for replacement reserves (which amount may be increased by lender (but not more often than one time every two years) if lender reasonably determines that an increase is necessary to maintain proper operation of the Turnpike Shopping Center Property). The Turnpike Shopping Center Borrower is required to make monthly deposits of $6,456 for TI/LC reserves, provided that such deposits are not required to the extent that the amount then on deposit in the TI/LC reserve exceeds $200,000. The Turnpike Shopping Center Borrower also deposited in escrow at loan origination (x) $270,770 for tenant improvements, landlord work and leasing commissions outstanding at loan closing and referenced on a schedule to the loan agreement, and (y) $70,333 for tenants with outstanding rent credits, concessions and/or abatements as of loan closing as set forth on a schedule to the loan agreement which amount will be disbursed upon receipt by lender of an executed estoppel certificate in form and substance reasonably acceptable to lender from the tenant stating that the applicable free rent period has expired and that such tenant is in occupancy of the entirety of its premises, open for business and paying full contractual rent under its lease.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Turnpike Shopping Center Mortgage Loan. The Turnpike Shopping Center Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Turnpike Shopping Center Borrower. During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Turnpike Shopping Center Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves”, to disburse, provided no event of default has occurred, to the Turnpike Shopping Center Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by lender together with other amounts incurred by the Turnpike Shopping Center Borrower in connection with the operation and maintenance of the Turnpike Shopping Center Property approved by lender, and to remit the remainder to an account to be held by the lender as additional security for the Turnpike Shopping Center Mortgage Loan.

 A “Cash Sweep Period” will commence upon the occurrence of an event of default, a Lease Expiration Event (as defined below) and/or a Tenant Credit Event (as defined below) and continue until:

(i)           no event of default is continuing and

(ii)          the debt service coverage ratio is equal to or greater than 1.15x on an amortizing basis using a thirty year amortization schedule and

(iii)         (1) if the Cash Sweep Period is caused solely by a Lease Expiration Event, either (A) the Anchor Tenant is open for business either pursuant to a five year lease extension from its prior expiration date or pursuant to a replacement lease that is entered into in accordance with the loan agreement for the Turnpike Shopping Center Mortgage Loan (as evidenced by a tenant estoppel certificate from the Anchor Tenant in form and substance reasonably acceptable to the lender stating that the Anchor Tenant is in occupancy of its space, open for business and paying full contractual rent) or (B) 51% or more of the Anchor Tenant’s space has been re-let to one or more replacement tenants pursuant to replacement leases and the lender receives a tenant estoppel certificate(s) from each such replacement tenant in form and substance reasonably acceptable to the lender stating that the replacement tenant(s) is/are in occupancy for its/their space, open for business and paying full contractual rent, or

(2) if the Cash Sweep Period is caused solely by a Tenant Bankruptcy Event (as defined below), either (A) the Anchor Tenant’s lease has been assumed or affirmed in bankruptcy (as evidenced by delivery of a copy of the court order or applicable notice by which the Anchor Tenant assumed or affirmed its lease) and the Anchor Tenant is in occupancy of its space, open for business and paying full contractual rent or (B) 51% or more of the Anchor Tenant’s space has been re-let to one or more replacement tenants pursuant to replacement leases and the lender receives a

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Turnpike Shopping Center

tenant estoppel certificate(s) from each such replacement tenant in form and substance reasonably acceptable to the lender stating that the replacement tenant(s) is/are in occupancy for its/their space, open for business and paying full contractual rent, or

(3) if the Cash Sweep Period is caused solely by a Tenant Vacancy Event (as defined below), either (A) the Anchor Tenant is open for business either pursuant to its lease or pursuant to a replacement lease with the Anchor Tenant entered into in accordance with the loan agreement for the Turnpike Shopping Center Mortgage Loan (as evidenced by a tenant estoppel certificate from the Anchor Tenant in form and substance reasonably acceptable to the lender stating that the Anchor Tenant is in occupancy of 51% or more of its space, open for business and paying full contractual rent) or (B) 51% or more of the Anchor Tenant’s space has been re-let to one or more replacement tenants pursuant to replacement leases and the lender receives a tenant estoppel certificate(s) from each such replacement tenant in form and substance reasonably acceptable to the lender stating that the replacement tenant(s) is/are in occupancy for its/their space, open for business and paying full contractual rent, or

(4) if the Cash Sweep Period is caused solely by a Tenant Credit Event, delivery of a certification of the Turnpike Shopping Center Borrower in form and substance reasonably acceptable to lender stating that such Tenant Default Event has been cured, or

(5) the Turnpike Shopping Center Borrower delivers to the lender a letter of credit in an amount determined by the lender in its reasonable discretion.

An “Anchor Tenant” means each of Ross Dress for Less Inc. and Pet Smart, Inc. and their respective permitted subtenants and/or assignees.

A “Lease Expiration Event” means the earlier to occur of (a) the date 179 days prior to the expiration of a lease with an Anchor Tenant or (b) the day after the final day for notice of any lease renewal or extension by an Anchor Tenant pursuant to its lease if such Anchor Tenant fails to renew and/or extend its lease.

A “Tenant Credit Event” means (x) an Anchor Tenant has made a bankruptcy filing or been the subject of a bankruptcy filing (a “Tenant Bankruptcy Event”), (y) an Anchor Tenant (or its respective subtenant(s) or assignee(s)) has for all or substantially all of its premises, “gone dark”, vacated its space, not opened for business or terminated its lease (excluding temporary closures in connection with casualty, condemnation, or remodeling not exceeding 180 days) (a “Tenant Vacancy Event”) or (z) the occurrence of an uncured material monetary default (beyond any applicable notice and cure periods) by an Anchor Tenant under its lease.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. Generally, the Turnpike Shopping Center Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement costs and 12 months of business interruption insurance), provided the Turnpike Shopping Center Borrower will only be required to maintain as much coverage as may be obtained by paying premiums not in excess of five times the current rate as of the closing of the Turnpike Shopping Center Mortgage Loan for such coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Turnpike Shopping Center Borrower is required to maintain, and lender will accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	9800 Wilshire Boulevard

Mortgage Loan No. 10 – 9800 Wilshire Boulevard

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	9800 Wilshire Boulevard

Mortgage Loan No. 10 – 9800 Wilshire Boulevard

9800 Wilshire Boulevard
9800 Wilshire Boulevard
Beverly Hills, CA 90212
SANTA MONICA MTS.
Santa Monica Mts. Natl. Recr. Area
Hollywood
Hollywood Blvd
Sunset Blvd
(Sunset Strip)
Santa Monica Blvd
West Hollywood
Beverly Hills
Bel Air
Holmby Hills
Bel Air Country Club
University of California - Los Angeles
Drake Track Stadium
Los Angeles Country Club
Greystone Park
Coldwater Canyon Dr
Laurel Canyon Blvd
MOCA Pacific Design Center
Melrose Ave
Crescent Heights Blvd
Fairfax Ave
Beverly Blvd
Beverly Center
Cedars-Sinai Medical Center
3rd St
CBS Studios
Los Angeles Museum of the Holocaust
The Grove
Farmers Market
Pan Pacific Park
Town and Country Shopping Ctr.
Hancock Park
LA County Museum of Art
La Brea Tarpits
Acme Gallery
Saban Theatre
La Cienega Park
Fairfax
San Vicente Blvd
Beverly Hills City Hall
Burton Way
Wilshire Blvd
Rodeo Dr
Beverly Dr
Doheny Dr
Robertson Blvd
La Cienega Blvd
Olympic Blvd
Roxbury Recr. Ctr.
LOS ANGELES COUNTY
Century City Shopping Center
Century Park East
Century Park West
Ave. of The Stars
Westwood
Westwood Park
Westwood Blvd
Gayley Ave
Hilgard Ave
Century City
20th Century Fox Studios
Pico Blvd
Hillcrest Country Club
Cheviot Hills Park
Rancho Park Golf Course
Motor Ave
Overland Ave
LOS ANGELES
Venice Blvd
Kaiser Permanente Medical Center-West Los Angeles
Washington Blvd
West Los Angeles
Westside Pavilion
San Diego Fwy
Sepulveda Blvd
Manning Ave
Cheviot Hills
Beverwil Dr
Cattaraugus Ave
National Blvd
Santa Monica Fwy
Downtown Los Angeles 6 Miles
Culver City
METRO EXPO LINE
La Cienega/Jefferson
Expo/La Brea
Rodeo Rd
Bundy Dr
Palms
Brotman Medical Center
Culver City
SONY Pictures Studios
Culver City Park
Santa Monica Airport
Mar Vista
Mar Vista Recreation Center
Centinela Ave
Venice Blvd
Los Angeles Intl. Airport 8 miles
Veterans Memorial Park
Jefferson Blvd
La Brea Ave
Kenneth Hahn State Recr. Area
405
10
2
187
SAN GABRIEL MTS.
LOS ANGELES
Pacific Ocean
Santa Monica
Torrance
ANAHEIM
LONG BEACH
Huntington Beach
Simi Valley
Thousand Oaks
Burbank
Glendale
Pasadena
Inglewood
Fullerton

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	9800 Wilshire Boulevard

Mortgage Loan No. 10 – 9800 Wilshire Boulevard

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/Portfolio:	Single Asset
Original Balance:	$28,500,000	Location:	Beverly Hills, CA 90210
Cut-off Date Balance:	$28,500,000	General Property Type:	Office
% of Initial Pool Balance:	2.8%	Detailed Property Type:	Urban
Loan Purpose:	Refinance	Title Vesting:	Fee
Sponsor:	Alec E. Gores	Year Built/Renovated(2):	1958/2014
Mortgage Rate:	4.500%	Size:	49,805 SF
Note Date:	8/21/2014	Cut-off Date Balance per Unit:	$572
First Payment Date:	10/1/2014	Maturity Date Balance per Unit:	$572
Maturity Date:	9/1/2024	Property Manager:	The Gores Group, LLC (tenant)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months	Underwriting and Financial Information
IO Period:	120 months	UW NOI:	$2,395,150
Seasoning:	0 months	UW NOI Debt Yield:	8.4%
Prepayment Provisions:	LO (24); DEF (92); O (4)	UW NOI Debt Yield at Maturity:	8.4%
Lockbox/Cash Mgmt Status:	Hard/Springing	UW NCF DSCR:	1.78x
Additional Debt Type:	N/A	Most Recent NOI(2):	N/A
Additional Debt Balance:	N/A	2nd Most Recent NOI(2):	N/A
Future Debt Permitted (Type):	No (N/A)	3rd Most Recent NOI(2):	N/A
Reserves(1)	Occupancy Rate (As of):	100.0% (9/1/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	N/A
None	3rd Most Recent Occupancy(2):	N/A
Appraised Value (as of):	$50,250,000 (5/22/2014)
Cut-off Date LTV Ratio:	56.7%
Maturity Date LTV Ratio:	56.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$28,500,000	100.0%	Loan Payoff:	$24,942,427	87.5%
			Closing Costs:	$391,106	1.4%
			Return of Equity:	$3,166,466	11.1%
Total Sources:	$28,500,000	100.0%	Total Uses:	$28,500,000	100.0%

(1)	There are no reserves in place for the 9800 Wilshire Boulevard Mortgage Loan.

(2)
The 9800 Wilshire Boulevard Property was recently purchased and fully renovated by an affiliate of the 9800 Wilshire Boulevard Borrower. The single tenant, The Gores Group, LLC, an affiliate of the 9800 Wilshire Boulevard Borrower, took occupancy on June 1, 2014.

The Mortgage Loan. The tenth largest mortgage loan (the “9800 Wilshire Boulevard Mortgage Loan”) is evidenced by a note in the original principal amount of $28,500,000 and is secured by a first priority fee mortgage encumbering a single-tenant office building and adjacent parking garage located in Beverly Hills, CA (the “9800 Wilshire Boulevard Property”). The proceeds of the 9800 Wilshire Boulevard Mortgage Loan were primarily used to refinance a previous construction loan of approximately $24,942,427.

The Property. The 9800 Wilshire Boulevard Property consists of a three-story office building (9800 Wilshire Boulevard) and an adjoining four-story parking garage with office space (121 Spalding Drive) constructed in 1958, but completely renovated (the office building) and replaced (the parking garage) in 2014. Total renovation costs were approximately $57,234,821, not including approximately $3,115,569 of construction period operating losses, or original property purchase costs of approximately $25,728,251. Both structures comprising the 9800 Wilshire Boulevard Property have rooftop patios and are connected via a 3rd floor pedestrian bridge. The 9800 Wilshire Boulevard Property serves as The Gores Group headquarters building. The Gores Group, LLC, is the sole tenant of the 9800 Wilshire Boulevard Property under a triple net lease that commenced on June 1, 2014 and has a current expiration date of May 31, 2029, with no contractual lease extension options. The tenant has a $2 million security deposit held by the 9800 Wilshire Boulevard Borrower.

The Gores Group is a private equity firm founded in 1987 by Alex Gores. As of December 31, 2013, the firm reported approximately $3.7 billion in assets under management. The firm is headquartered at the 9800 Wilshire Boulevard Property and has additional offices in Boulder, Colorado and London.

The Borrower. The borrower is GCIP Holdings II, LLC (the “9800 Wilshire Boulevard Borrower”), a single-purpose Delaware limited liability company, with two independent directors. The sponsor and nonrecourse carve-out guarantor is Alec E. Gores, who indirectly owns 29% of the 9800 Wilshire Boulevard Borrower. The remainder of the 9800 Wilshire Boulevard Borrower is owned in equal parts by children of Mr. Gores. Mr. Gores is the founder and CEO of The Gores Group, LLC, the sole tenant of the 9800 Wilshire Boulevard Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	9800 Wilshire Boulevard

The Market. The 9800 Wilshire Boulevard Property is located in the “Golden Triangle” submarket of Beverly Hills, Los Angeles County, California, on the corner of Wilshire Boulevard and Spalding Drive. As of March 31, 2014, the average submarket office vacancy rate was 8.8% and average annual rental rate was $54.24 PSF. Below is a chart of comparable office rentals, all of which are in Beverly Hills and deemed comparable with respect to location:

Comparable Rent Summary
Property	Year Built	Occupancy	NRA (SF)	Tenant (SF)	Lease Term (Yrs.)	Base Rent (Est NNN Equivalent) Annualized
9595 Wilshire Boulevard	1972	98%	163,624	Zurich Investments (1,621) Raymond James (3,683) Robert Geringer (2,577) Christian Dior (1,989)	10.0 5.0 1.0 5.0	$49.80 $48.00 $46.80 $45.00
9665 Wilshire Boulevard	1972	92%	171,114	Media Rights Capital (15,846) Law Firm (1,295)	7.0 5.0	$46.20 $41.40
Maple Plaza 335-345 North Maple Drive	1986	93%	287,437	Netflix (34,678) Relativity Media (10,238)	5.0 5.0	$42.24 $42.00
100 N. Crescent	1989	97%	120,000	Cassa Forte (2,768)	4.0	$40.20
Wilshire & Robertson Office Building 8767 Wilshire Boulevard	2011	0%(1)	75,112	Confidential LOI (40,000)	10.0	$63.00

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 9800 Wilshire Boulevard Property:

Cash Flow Analysis(1)
	2011	2012	2013	2014	UW	UW PSF
Base Rent	N/A	N/A	N/A	N/A	$2,420,523	$48.60
Total Recoveries	N/A	N/A	N/A	N/A	$966,679	$19.41
Parking Income	N/A	N/A	N/A	N/A	$144,000	$2.89
Discounts Concessions	N/A	N/A	N/A	N/A	$0	$0
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($169,360)	($3.40)
Effective Gross Income	N/A	N/A	N/A	N/A	$3,361,842	$67.50
Total Operating Expenses	N/A	N/A	N/A	N/A	$966,692	$19.41
Net Operating Income	N/A	N/A	N/A	N/A	$2,395,150	$48.09
Capital Expenditures	N/A	N/A	N/A	N/A	$9,961	$0.20
TI/LC	N/A	N/A	N/A	N/A	$73,213	$1.47
Net Cash Flow	N/A	N/A	N/A	N/A	$2,311,976	$46.42

Occupancy %	N/A	N/A	N/A	N/A	95.0%
NOI DSCR	N/A	N/A	N/A	N/A	1.84x
NCF DSCR	N/A	N/A	N/A	N/A	1.78x
NOI Debt Yield	N/A	N/A	N/A	N/A	8.4%
NCF Debt Yield	N/A	N/A	N/A	N/A	8.1%

(1)
The 9800 Wilshire Boulevard Property was recently purchased and fully renovated by an affiliate of the 9800 Wilshire Boulevard Borrower. The single tenant, The Gores Group, LLC, an affiliate of the 9800 Wilshire Boulevard Borrower, took occupancy on June 1, 2014.

Escrows and Reserves. None.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 9800 Wilshire Boulevard Mortgage Loan. The 9800 Wilshire Boulevard Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the 9800 Wilshire Boulevard Borrower. During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay any interest accrued at the default rate, late payment charges and debt service on the 9800 Wilshire Boulevard Mortgage Loan, to disburse, provided no event of default has occurred, to the 9800 Wilshire Boulevard Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for and referenced in the annual budget approved by lender together with other amounts incurred by the 9800 Wilshire Boulevard Borrower in connection with the operation and maintenance of the 9800 Wilshire Boulevard Property approved by lender, and to remit the remainder to an account to be held by the lender as additional security for the 9800 Wilshire Boulevard Mortgage Loan.

A “Cash Sweep Period” will (i) commence upon the occurrence of an event of default and continue until the lender determines that no event of default exists, (ii) commence upon the assumed debt service coverage ratio (calculated based upon an imputed amount of debt service assuming a mortgage constant equal to 4.5625%) being less than 1.15x for six consecutive months and continue until the assumed debt service coverage ratio has been equal to or greater than 1.25x for six consecutive months, (iii) commence upon the date on which a tenant under a Major Lease (as defined below) vacates or gives notice of its intention to vacate or terminate its lease and continue until the 9800 Wilshire Boulevard Borrower re-lets the space to a replacement tenant acceptable to the lender for a period of time and on terms and conditions approved by the lender in its sole discretion, (iv) commence upon the date on which a tenant under a Major Lease ceases to operate at the 9800 Wilshire Boulevard Property during normal business hours and continue until the 9800 Wilshire Boulevard Borrower re-lets the space to a replacement tenant acceptable to the lender for a period of time and on terms and conditions approved by the lender in its sole discretion, or (v) commence upon the tenant under a Major Lease seeking protection under any laws

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	9800 Wilshire Boulevard

relating to bankruptcy, insolvency or creditors’ rights and continue until the date on which the lease with the tenant is affirmed in the bankruptcy case (as ordered by the bankruptcy court) without alteration of any material terms.

A “Major Lease” is (i) any lease which, individually or when aggregated with all other leases at the 9800 Wilshire Boulevard Property with the same tenant or its affiliates, either (A) accounts for 10% or more of the aggregate total rental income for the 9800 Wilshire Boulevard Property or (B) demises 10,000 square feet or more of the gross leasable area of the 9800 Wilshire Boulevard Property, (ii) any lease which contains an option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the 9800 Wilshire Boulevard Property or (iii) any instrument guaranteeing or providing credit support for any lease meeting the requirements noted above.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. Generally, the 9800 Wilshire Boulevard Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement costs and twelve months of business interruption insurance), provided the 9800 Wilshire Boulevard Borrower will only be required to maintain as much coverage as may be obtained by paying premiums not in excess of 5 times the current rate as of the closing of the 9800 Wilshire Boulevard Mortgage Loan for such coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the 9800 Wilshire Boulevard Borrower is required to maintain, and lender will be required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Louisiana and Mississippi Retail Portfolio

Mortgage Loan No. 11 – Louisiana and Mississippi Retail Portfolio

Mortgage Loan Information				Mortgaged Properties Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance:	$28,500,000			Location:	Various
Cut-off Date Balance:	$28,500,000			General Properties Type:	Retail
% of Initial Pool Balance:	2.8%			Detailed Properties Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Mitchell W. Kimble; Michael D. Kimble			Year Built/Renovated:	Various
Mortgage Rate:	5.320%			Size:	471,982 SF
Note Date:	9/2/2014			Cut-off Date Loan per Unit:	$60
First Payment Date:	11/1/2014			Maturity Date Loan per Unit:	$56
Maturity Date:	10/1/2019			Property Manager:	Kimble Development Louisiana LLC
Original Term to Maturity:	60 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$3,287,039
IO Period:	0 months			UW NOI Debt Yield:	11.5%
Seasoning:	0 months			UW NOI Debt Yield at Maturity:	12.4%
Prepayment Provisions:	LO (23); DEF (33); O (4)			UW NCF DSCR:	1.52x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$2,921,467 (6/30/2014 TTM)
Additional Debt Type(1):	Mezzanine			2nd Most Recent NOI:	$2,585,847 (12/31/2013)
Additional Debt Balance(1):	$5,000,000			3rd Most Recent NOI:	$2,264,719 (12/31/2012)
Future Debt Permitted (Type):	No (N/A)			Occupancy Rate:	92.5% (8/25/2014)
Reserves				2nd Most Recent Occupancy:	91.7% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	82.0% (12/31/2012)
Taxes:	$305,060	$27,733	N/A	Appraised Value (as of):	$41,940,000 (Various)
Insurance:	$131,414	$29,480	N/A	Cut-off Date LTV Ratio:	68.0%
Deferred Maintenance:	$247,113	$0	N/A	Maturity Date LTV Ratio:	63.1%
Recurring Replacements:	$0	$5,900	N/A
TI/LC(2):	$250,000	$30,000	$1,080,000
Other(3):	$17,137	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$28,500,000	85.1%	Loan Payoff:	$31,975,366	95.4%
Mezzanine Loan Amount:	$5,000,000	14.9%	Escrows:	$950,724	2.8%
			Closing Costs:	$573,910	1.7%
Total Sources:	$33,500,000	85.1%	Total Uses:	$33,500,000	100.0%

1)
The “Louisiana and Mississippi Retail Portfolio Mezzanine Loan” refers to an existing mezzanine loan in the principal amount of $5,000,000 made by Bank of America, N.A. as initial mezzanine lender to Kimble of Louisiana, L.L.C. as mezzanine borrower that is secured by 100% of the direct or indirect equity interest in the Louisiana and Mississippi Retail Portfolio Borrower. The Louisiana and Mississippi Retail Portfolio Mezzanine Loan is subject to an intercreditor agreement between the Louisiana and Mississippi Retail Portfolio Mortgage Loan lender and the Louisiana and Mississippi Retail Portfolio Mezzanine Loan lender. The Louisiana and Mississippi Retail Portfolio Mezzanine Loan is expected to be sold to third party prior to the securitization closing date.

2)
The Louisiana and Mississippi Retail Portfolio Borrower is required to deposit the sum of $30,000 into the TI/LC reserve on each payment date on which the balance in the TI/LC reserve is less than $1,080,000. Beginning two years after the closing date of the Louisiana and Mississippi Retail Portfolio Mortgage Loan, the Louisiana and Mississippi Retail Portfolio Borrower is required to maintain a minimum balance of $500,000 in the TI/LC reserve.

3)
The Louisiana and Mississippi Retail Portfolio Borrower is required to deposit the sum of $17,137 into a rent reserve holdback, consisting of $11,412 related to the commencement of the Rue21 lease and $5,725 related to the commencement of the Dr. Bryan Barrett lease.

The Mortgage Loan. The eleventh largest mortgage loan (the “Louisiana and Mississippi Retail Portfolio Mortgage Loan”) is evidenced by a note in the original principal amount of $28,500,000 and is secured by 11 first priority fee mortgages and one first priority fee deed of trust encumbering 14 retail properties located in Louisiana and one retail property located in Mississippi collectively known as the Louisiana and Mississippi Retail Portfolio (the “Louisiana and Mississippi Retail Portfolio Properties”).

The Borrower. The borrower is Kimble Development Louisiana, L.L.C., a Delaware limited liability company (the “Louisiana and Mississippi Retail Portfolio Borrower”). The Louisiana and Mississippi Retail Portfolio Mortgage Loan sponsors are Michael D. Kimble and Mitchell W. Kimble. Michael D. Kimble and Mitchell W. Kimble founded Kimble Development, which currently owns and manages in excess of 20 shopping centers throughout Louisiana and Mississippi with over 600,000 SF of gross leasable area.

The Properties. The Louisiana and Mississippi Retail Portfolio Properties consist of 15 retail properties totaling 471,982 SF, with 14 located in Louisiana and one located in Mississippi. The Louisiana and Mississippi Retail Portfolio Borrower developed 10 of the properties from 2006 to 2012 and acquired the remaining five between 2005 and 2012. As of August 25, 2014, the Louisiana and Mississippi Retail Portfolio Properties had an average occupancy of 92.5%.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Louisiana and Mississippi Retail Portfolio

The following table sets forth further information regarding the Louisiana and Mississippi Retail Portfolio Properties:

Louisiana and Mississippi Retail Portfolio Properties Summary
Property Name	Address	Property Subtype	Year Built/ Renovated	SF	Property Occupancy(1)	Anchors
Amite Crossing	704 West Oak Street Amite, LA 70422	Anchored	2009/N/A	39,000	100.0%	Stage Stores, Inc.; Dollar Tree
Live Oak Center	4065 Florida Boulevard Baton Rouge, LA 70806	Unanchored	2001/N/A	20,000	40.8%	Rent A Center; Evangeline Laundromat
Wax Pointe	14790 Wax Road Baton Rouge, LA 70818	Unanchored	2012/N/A	19,180	94.8%	Dr. Bryan Barrett; Las Palmas
Donaldsonville	3739 Highway 1 Donaldsonville, LA 70346	Unanchored	1990 / NAP	16,000	100.0%	Fountain of Faith; 1st Choice
Pelican Pointe	2001 Moss Street Lafayette, LA 70501	Anchored	2010/N/A	28,700	100.0%	1st Choice; Family Dollar
Natchez Center	347 Devereaux Drive Natchez, MS 39120	Anchored	2008/N/A	20,900	100.0%	1st Choice; Snap Fitness
River Centre I	1420 Hospital Road New Roads, LA 70760	Anchored	2007/N/A	37,184	100.0%	Stage Stores, Inc.; Family Dollar
River Centre II	1320 Hospital Road New Roads, LA 70760	Unanchored	2008/N/A	17,546	100.0%	Snap Fitness; El Patio Mexican Restaurant
Pineville Crossing	3740 Monroe Highway Pineville, LA 71360	Unanchored	2009/N/A	19,600	92.9%	Hibbett Sports; Maurice’s; Rue 21
Plaquemine I	24835 Highway 1 Plaquemine, LA 70764	Anchored	2007 / NAP	20,200	100.0%	1st Choice; St. John Fathers Club
Plaquemine II	58630 Belleview Road Plaquemine, LA 70764	Unanchored	2008/N/A	17,675	100.0%	O’Reilly Auto Parts; Hibbett Sports
Saint Mary’s Plaza	837 Highway 90 East Morgan City, LA 70380	Anchored	1987 / NAP	138,128	92.4%	Burkes Outlet #403; Save A Lot
River West	1900 Carter Street Vidalia, LA 71373	Unanchored	2008/N/A	18,650	100.0%	O’Reilly Auto Parts; Hibbett Sports
Ville Platte	811 East LaSalle Street Ville Platte, LA 70586	Anchored	1982 / NAP	45,419	76.4%	Stage Stores, Inc.; Affordable Rent to Own
Walker Commons	28811 Walker South Road Walker, LA 70785	Unanchored	2011/N/A	13,800	100.0%	Hibbett Sports; MNJ Holdings - Lolly Lu’s

(1)	As of August 25, 2014

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Louisiana and Mississippi Retail Portfolio

The Market. The Louisiana and Mississippi Retail Portfolio Properties consist of 14 retail centers in Louisiana and one retail center in Mississippi. The Louisiana and Mississippi Retail Portfolio Properties are located within the main commercial areas within their respective markets. The majority of the Louisiana and Mississippi Retail Portfolio Properties are located within a mile of the local area Wal-Mart. Certain market information is contained in the table below.

Market Summary
Property Name	Location	Property Occupancy	Submarket Occupancy	Property Rental Range PSF	Competitive Set Rental Rate Range PSF (NNN)	Submarket Average Asking Rents PSF (NNN)
Amite Crossing	Amite, LA	100%	85.6%	$7.50 - $12.00	$6.45 - $12.00	$7.85
Live Oak Center	Baton Rouge, LA	40.8%	94.7%	$8.50 - $10.49	$8.00 - $18.00	$12.24
Wax Pointe	Baton Rouge, LA	94.8%	89.1%	$13.00 - $16.00	$11.00 - $16.50	$13.41
Donaldsonville	Donaldsonville, LA	100.0%	79.6%	$3.00 - $12.00	$6.00 - $14.00	$10.21
Pelican Pointe	Lafayette, LA	100.0%	88.0%	$8.91 - $15.00	$8.00 - $17.00	$12.24
Natchez Center	Natchez, MS	100.0%	93.2%	$11.00 - $25.71	$10.00 - $15.00	$12.35
River Centre I	New Roads, LA	100.0%	85.6%	$6.41 - $9.00	$6.45 - $12.00	$7.85
River Centre II	New Roads, LA	100.0%	82.9%	$8.64 - $14.55	$6.45 - $18.00	$10.30
Pineville Crossing	Pineville, LA	92.9%	90.5%	$8.79 - $20.35	$8.00 - $16.50	$14.80
Plaquemine I	Plaquemine, LA	100.0%	71.9%	$2.40 - $8.00	$3.50 - $10.58	$7.22
Plaquemine II	Plaquemine, LA	100.0%	80.6%	$9.00 - $12.00	$8.00 - $12.75	$10.03
Saint Mary’s Plaza	Morgan City, LA	92.4%	83.9%	$1.43 - $9.70	$5.00 - $8.50	$6.98
River West	Vidalia, LA	100.0%	93.2%	$8.57 - $13.20	$10.00 - $15.00	$12.35
Ville Platte	Ville Platte, LA	76.4%	85.5%	$1.71 - $12.00	$3.25 - $16.50	$10.03
Walker Commons	Walker, LA	100.0%	81.9%	$2.50 - $22.00	$6.45 - $18.00	$8.40

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Louisiana and Mississippi Retail Portfolio Properties:

Cash Flow Analysis
	2011(1)	2012	2013	6/30/2014 TTM		UW	UW PSF
Base Rent	$1,333,460	$2,764,631	$3,056,284	$3,264,491		$3,709,333	$7.86
Other Income	$192,403	$190,433	$17,487	$11,482		$29,975	$0.06
Expense Reimbursements	$173,206	$268,620	$303,294	$231,586		$788,636	$1.67
Less Vacancy & Credit Loss	$0	$0	$0	$0		($330,725)	(7.35%)
Effective Gross Income	$1,699,069	$3,223,684	$3,377,065	$3,507,559		$4,197,219	$8.89
Total Operating Expenses	$617,206	$958,965	$791,218	$586,092		$910,180	$1.93
Net Operating Income	$1,081,863	$2,264,719	$2,585,847	$2,921,467		$3,287,039	$6.96
TI/LC	$0	$0	$0	$0		$292,416	$0.62
Capital Expenditures	$0	$0	$0	$0		$94,396	$0.20
Net Cash Flow	$1,081,863	$2,264,719	$2,585,847	$2,921,467		$2,900,226	$6.14

Occupancy %	69.0%	82.0%	91.7%	92.5%	(2)	92.6%
NOI DSCR	0.57x	1.19x	1.36x	1.53x		1.73x
NCF DSCR	0.57x	1.19x	1.36x	1.53x		1.52x
NOI Debt Yield	3.8%	7.9%	9.1%	10.3%		11.5%
NCF Debt Yield	3.8%	7.9%	9.1%	10.3%		10.2%

(1)	2011 figures do not include those for Oak Center and Wax Pointe, which were acquired and developed, respectively, during 2011.

(2)	As of August 25, 2014

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	1200 Lakes Drive

Mortgage Loan No. 12 – 1200 Lakes Drive

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$28,000,000			Location:	West Covina, CA 91790
Cut-off Date Balance:	$28,000,000			General Property Type:	Retail
% of Initial Pool Balance:	2.7%			Detailed Property Type:	Movie Theater
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Leon Melohn			Year Built/Renovated:	1999/N/A
Mortgage Rate:	4.780%			Size:	88,241 SF
Note Date:	9/2/2014			Cut-off Date Balance per Unit:	$317
First Payment Date:	11/1/2014			Maturity Date Balance per Unit:	$282
Maturity Date:	10/1/2019			Property Manager(4):	N/A
Original Term to Maturity:	60 months
Original Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$2,791,570
Seasoning:	0 month			UW NOI Debt Yield:	10.0%
Prepayment Provisions:	LO (23); DEF (35); O (2)			UW NOI Debt Yield at Maturity:	11.2%
Lockbox/Cash Mgmt Status(1):	Hard/Springing			UW NCF DSCR:	1.45x
Additional Debt Type:	N/A			Most Recent NOI:	$2,885,124 (12/31/2013)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,885,124 (12/31/2012)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,885,124 (12/31/2011)
Reserves				Occupancy Rate:	100.0% (6/10/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2013)
RE Tax(2):	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2012)
Insurance(2):	$0	Springing	N/A	Appraised Value (as of):	$37,400,000 (5/27/2014)
Recurring Replacements(3):	$0	Springing	N/A	Cut-off Date LTV Ratio:	74.9%
				Maturity Date LTV Ratio:	66.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$28,000,000	100.00%	Defeasance of Previous Debt:	$27,539,934	98.4%
			Closing Costs:	$256,767	0.9%
			Reserves:	$0	0.0%
			Return of Equity:	$203,299	0.7%
Total Sources:	$28,000,000	100.00%	Total Uses:	$28,000,000	100.0%

(1)
Upon the occurrence of (i) an event of default under the 1200 Lakes Drive Mortgage Loan documents, (ii) the debt yield falling below 7.5%, (iii) Edwards declaring bankruptcy or insolvency or (iv) the date that the Edwards lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date, excess cash will be deposited into a cash collateral reserve to be used for purposes as lender in its sole and absolute discretion may elect (including reimbursement of costs of re-tenanting or application to the indebtedness of the 1200 Lakes Drive Borrower under the 1200 Lakes Drive Mortgage Loan documents).

(2)
Upon the occurrence of (i) an event of default under the 1200 Lakes Drive Mortgage Loan documents, (ii) a default by Edwards under its lease (iii) Edwards declaring bankruptcy or insolvency, (iv) the date that the Edwards lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date, (v) Edwards no longer being required to pay taxes and insurance under its lease, (vi) any failure to pay taxes or maintain required insurance or (vii) the 1200 Lakes Drive Borrower failing to provide (or causing Edwards to provide) to the lender evidence of payment of taxes and insurance in the required amount of time, the 1200 Lakes Drive Borrower will be required to deposit the necessary amounts into the RE Tax and Insurance reserves.

(3)
In the event that Edwards is no longer required under its lease to pay for and/or perform all repairs, replacements, physical improvements, normal and customary maintenance necessary to maintain the 1200 Lakes Drive Property in good working order, the 1200 Lakes Drive Borrower will be required to deposit $1,103 into the Recurring Replacements reserve on a monthly basis.

(4)	There is no third party property management company as Edwards self-manages the 1200 Lakes Drive Property.

The Mortgage Loan. The twelfth largest mortgage loan (the “1200 Lakes Drive Mortgage Loan”) is evidenced by a note in the original principal amount of $28,000,000 and is secured by a first priority fee mortgage encumbering a movie theater (the “1200 Lakes Drive Property”). The proceeds of the 1200 Lakes Drive Mortgage Loan were primarily used to defease the previous loan.

The Property. The 1200 Lakes Drive Property is an 88,241 SF, 18-screen first-play movie theater and parking garage constructed in 1999. The 1200 Lakes Drive Property includes a two-story movie theater and an adjacent four-level parking structure. The 1200 Lakes Drive Property is 100% leased to Edwards Theatres Circuit, Inc. (“Edwards”), a wholly owned subsidiary of Regal Entertainment Group (“Regal”) on a triple-net lease. Edwards has 35 locations throughout California. According to Regal, it operates the largest and most geographically diverse theater group in the United States, consisting of 7,349 screens in 574 theaters. Regal has a market capitalization of approximately $3.2 billion. Regal guarantees Edwards’ lease at the 1200 Lakes Drive Property. Edwards has a 20-year lease that expires in July 2020 with one 105-month extension and two 10-year extension options remaining. Edwards currently pays annual rent of $32.70 PSF and is scheduled to pay $34.33 PSF commencing on February 1, 2015 through the remainder of the term of the 1200 Lakes Drive Mortgage Loan. Sales per screen at the 1200 Lakes Drive Property for the 12 months ending June 30, 2014 were $579,296, compared to the average sales per screen of $415,050 for Regal during the same period.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	1200 Lakes Drive

The following table presents a summary of the sales per screen experienced by Edwards at the 1200 Lakes Drive Property:

Tenant Sales Summary
Sales Category	2011	2012	2013	6/30/2014 TTM
Ticket Sales per Screen	$333,600	$366,572	$386,322	$395,776
Concessions & Ancillary Income per Screen	$137,644	$155,995	$174,371	$183,520
Total Sales per Screen	$471,245	$522,567	$560,693	$579,296

The following table presents a summary regarding the tenant at the 1200 Lakes Drive Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Edwards Theatres Circuit, Inc.	B+/B1/B+	88,241	100%	$3,029,376	100%	$34.33	7/31/2020
Total/Wtd. Avg.		88,241	100%	$3,029,376	100%	$34.33

(1)	Information is based on the underwritten rent roll.

(2)	Ratings are those of the parent company which has given a guarantee of performance of Edwards’ obligations under its lease.

The Borrower. The borrower is Pried Holding Company LLC (the “1200 Lakes Drive Borrower”), a single-purpose Delaware limited liability company majority owned and controlled by Leon Melohn, the 1200 Lakes Drive Mortgage Loan sponsor and nonrecourse carve-out guarantor. Leon Melohn is the owner and operator of Melohn Properties, Inc., a New York based privately-held real estate company. Leon Melohn has owned or managed in excess of 1,000,000 SF of commercial space, residential properties and free standing retail projects throughout the United States and has over twenty-five years of experience in real estate.

The Market. The 1200 Lakes Drive Property is located in West Covina, Los Angeles County, California, within the San Gabriel Valley - East retail submarket. The area surrounding the 1200 Lakes Drive Property includes both commercial and residential uses. The 1200 Lakes Drive Property is located just east of the Vincent Avenue exit of the Interstate-10, a major east-west highway which, according to an industry report, had an average daily traffic count of 421,663 as of 2012. Less than one mile west of the 1200 Lakes Drive Property is the 1.2 million SF Starwood owned regional mall known as Plaza West Covina which is also served by the Vincent Avenue exit, and is directly accessible from the 1200 Lakes Drive Property via Lakes Drive. In addition, the 1200 Lakes Drive Property is directly adjacent to a planned mixed-use project with 450 residential units, 10,000 SF of retail space and 10,000 SF of restaurant space.

According to an industry report, as of the first quarter of 2014, the overall San Gabriel Valley - East retail submarket, with approximately 9.8 million SF, had an average occupancy rate of 92.7% and an average in-line asking rental rate of $25.32 PSF. In order to determine market rents specific to movie theater leases, the appraiser conducted a study and concluded, based on recent movie theater leasing activity, that comparable leases had annual rents that ranged from $17.76 to $33.00 PSF on a triple net basis. According to an industry report, the estimated 2014 population within a three- and five-mile radius of the 1200 Lakes Drive Property is 227,361 and 491,477, respectively. The estimated 2014 average annual household income within a three- and five-mile radius is $72,880 and $73,526, respectively.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1200 Lakes Drive Property:

Cash Flow Analysis
	2009	2010	2011	2012	2013	UW	UW PSF
Base Rent(1)	$2,576,004	$2,859,364	$2,885,124	$2,885,124	$2,885,124	$3,029,376	$34.33
Total Recoveries	$0	$0	$0	$0	$0	$0	$0.00
Other Income	$0	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss(2)	$0	$0	$0	$0	$0	($151,469)	($1.72)
Effective Gross Income	$2,576,004	$2,859,364	$2,885,124	$2,885,124	$2,885,124	$2,877,907	$32.61
Total Operating Expenses(3)	$0	$0	$0	$0	$0	$86,337	$0.98
Net Operating Income	$2,576,004	$2,859,364	$2,885,124	$2,885,124	$2,885,124	$2,791,570	$31.64
Capital Expenditures	$0	$0	$0	$0	$0	$13,306	$0.15
TI/LC	$0	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$2,576,004	$2,859,364	$2,885,124	$2,885,124	$2,885,124	$2,778,264	$31.48

Occupancy %(2)	100.0%	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR	1.34x	1.49x	1.50x	1.50x	1.50x	1.45x
NCF DSCR	1.34x	1.49x	1.50x	1.50x	1.50x	1.45x
NOI Debt Yield	9.2%	10.2%	10.3%	10.3%	10.3%	10.0%
NCF Debt Yield	9.2%	10.2%	10.3%	10.3%	10.3%	9.9%

(1)	Underwritten Base Rent is based on the rental rate increase scheduled to occur on February 1, 2015.

(2)
Underwritten Vacancy and Credit Loss of 5% is more conservative than the appraiser’s concluded vacancy of 0%. Actual occupancy at the 1200 Lakes Drive Property was 100% based on a rent roll dated June 10, 2014.

(3)	Underwritten Total Operating Expenses consists of a 3% management fee. There is no actual management fee as Edwards self-manages the property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Ashford Hospitality Portfolio C3

Mortgage Loan No. 13 – Ashford Hospitality Portfolio C3

Mortgage Loan Information				Mortgaged Property Information(3)
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance:	$24,980,000			Location:	Various
Cut-off Date Balance:	$24,980,000			General Property Type:	Hospitality
% of Initial Pool Balance:	2.4%			Detailed Property Type:	Limited Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Ashford Hospitality Limited Partnership			Year Built/Renovated:	Various
Mortgage Rate:	4.900%			Size:	274 Rooms
Note Date:	7/25/2014			Cut-off Date Balance per Unit:	$91,168
First Payment Date:	9/1/2014			Maturity Date Balance per Unit:	$78,833
Maturity Date:	8/1/2024			Property Manager:	Remington Lodging & Hospitality, LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(2)
IO Period:	24 months			UW NOI:	$2,982,372
Seasoning:	1 month			UW NOI Debt Yield:	11.9%
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI Debt Yield at Maturity:	13.8%
Lockbox/Cash Mgmt Status:	Soft/In Place			UW NCF DSCR:	1.67x
Additional Debt Type:	N/A			Most Recent NOI:	$2,982,372 (6/30/2014 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,726,911 (12/31/2013)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			3rd Most Recent NOI:	$2,255,538 (12/31/2012)
Reserves(2)				Occupancy Rate(As of):	77.1% (6/30/2014 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	68.3% (12/31/2013 TTM)
RE Tax:	$217,264	$23,043	N/A	3rd Most Recent Occupancy:	65.5% (12/31/2012 TTM)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$37,400,000 (4/15/2014)
FF&E:	$664,818	$26,762	N/A	Cut-off Date LTV Ratio:	66.8%
PIP:	$296,047	$0	N/A	Maturity Date LTV Ratio:	57.8%

Sources and Uses(4)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$24,980,000	100.0%	Loan Payoff:	$18,262,000	73.1%
			Reserves:	$1,178,329	4.7%
			Closing Costs:	$388,821	1.6%
			Return of Equity:	$5,151,850	20.6%
Total Sources:	$24,980,000	100.0%	Total Uses:	$24,980,000	100.0%

(1)
The Ashford Hospitality Portfolio C3 Borrower is permitted a single mezzanine financing subject to certain conditions, including but not limited to (i) a maximum aggregate LTV ratio of 80%, (ii) a minimum aggregate NCF DSCR of 1.15x or an aggregate NOI debt yield less than 9.0%, and (iii) an intercreditor agreement acceptable to the lender.

(2)
The Ashford Hospitality Portfolio C3 Borrower made certain upfront FF&E and property improvement program (“PIP”) deposits. On January 1 of each year of a required franchise PIP, the Ashford Hospitality Portfolio C3 Borrower is required to deposit into the PIP reserve account any difference between the budgeted PIP costs for that calendar year and the then combined balances of the FF&E and PIP reserves. Currently scheduled PIP expenditures are $2,697,005 in 2015 and $1,076,224 in 2016.

(3)	Mortgaged Property Information and Underwriting and Financial Information are based on a combination or sum of all three hotels that comprise the Ashford Hospitality Portfolio C3 Property.

(4)
The Loan Payoff amount listed above is approximate as it is based on the reported total outstanding debt associated with the three hotels that comprise the Ashford Hospitality Portfolio C3 Property contained within an Ashford Hospitality Trust, Inc. Form 10-K report dated December 31, 2013, approximately eight months prior to the origination of the Ashford Hospitality Portfolio C3 Mortgage Loan.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Ashford Hospitality Portfolio C3 Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $24,980,000, secured by first priority fee mortgages encumbering three hospitality properties located in Buford and Lawrenceville, Georgia (collectively, the “Ashford Hospitality Portfolio C3 Property”). The proceeds of the Ashford Hospitality Portfolio C3 Mortgage Loan were primarily used to partially refinance two separate loans secured by multiple properties and included in the LBUBS 2006-C1 and JPMCC 2012 – FL2 transactions. The total amount of previously outstanding debt allocated to the Ashford Hospitality Portfolio C3 Property components, as of a December 31, 2013 Ashford Hospitality Trust, Inc. Form 10-K report, was approximately $18,262,000.

The Borrower and the Sponsor. The borrowers are Ashford Buford I LP, Ashford Buford II LP, and Ashford Lawrenceville, LP, three Delaware limited partnerships (collectively, the “Ashford Hospitality Portfolio C3 Borrower”), single purpose entities with independent directors. Ashford TRS Pool C3 LLC, a Delaware limited liability company, as operating lessee (the “Ashford Hospitality Portfolio C3 Operating Lessee”) executed a joinder to the loan agreement and certain other loan documents. The operating leases all have current expiration dates of December 31, 2017. The Ashford Hospitality Portfolio C3 Borrower and the Ashford Hospitality Portfolio C3 Operating Lessee are majority indirectly owned and controlled by Ashford Hospitality Trust, Inc. (NYSE: AHT) (“AHT”). Ashford Hospitality Limited Partnership is the nonrecourse carve-out guarantor.

AHT is a self-administered REIT that invests in the hospitality industry across all segments and at all levels of the capital structure primarily in the United States. As of its 2013 annual report, AHT held interests in 115 hospitality properties and 90 hotel condominium units. Ashford Hospitality Limited Partnership is the investment and operating subsidiary of AHT.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Ashford Hospitality Portfolio C3

The Mortgaged Property. The Ashford Hospitality Portfolio C3 Property consists of three limited-service hotels in Georgia, listed below in decreasing order of size by allocated loan amount. The Springhill Suites Atlanta Buford Mall of Georgia and the Hampton Inn Atlanta Mall of Georgia are both located in Buford, Georgia, across the street from the Mall of Georgia and the Mall of Georgia Crossing. The Hampton Inn Atlanta Lawrenceville is located in Lawrenceville, Georgia, approximately two miles from the Gwinnet Medical Center, a 553-bed health care network with more than 4,100 employees, and approximately 7.8 miles from Coolray Field. The hotels all have outdoor swimming pools, meeting rooms, fitness centers and dining areas that serve complimentary breakfast. Over the past five years the Springhill Suites Atlanta Buford Mall of Georgia has had approximately $1.84 million of capital improvements, the Hampton Inn Atlanta Mall of Georgia has had approximately $1.19 million of capital improvements and the Hampton Inn Atlanta Lawrenceville has had approximately $650,954 of capital improvements. The Springhill Suites Atlanta Buford Mall of Georgia has a franchise agreement with Marriott International, Inc. that currently expires on October 21, 2021. The Hampton Inn Atlanta Mall of Georgia has a franchise agreement with Promus Hotels, Inc., a subsidiary of Hilton Hotels Corporation, that currently expires on February 7, 2020, and the Hampton Inn Atlanta Lawrenceville has a franchise agreement with Promus Hotels, Inc. that currently expires on September 30, 2028.

Property Summary
Property	Location	No. of Rooms	Property Sub-type	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Year Built	Appraised Value	Cut-off Date LTV	UW NCF DSCR
Springhill Suites Atlanta Buford Mall of Georgia	Buford, GA	97	Limited-Service	$10,085,508	40%	2001	$15,100,000	66.8%	1.62x
Hampton Inn Atlanta Mall of Georgia	Buford, GA	92	Limited-Service	$9,150,428	37%	2000	$13,700,000	66.8%	1.81x
Hampton Inn Atlanta Lawrenceville	Lawrenceville, GA	85	Limited-Service	$5,744,064	23%	1997	$8,600,000	66.8%	1.54x
Total/Wtd. Avg.		274		$24,980,000	100%		$37,400,000	66.8%	1.67x

The Markets. The Ashford Hospitality Portfolio C3 Property consists of three hotels in Gwinnet County, Georgia, which is part of the Atlanta metropolitan area. Springhill Suites Atlanta Buford Mall of Georgia and Hampton Inn Atlanta Mall of Georgia are located in the city of Buford, across the street from the Mall of Georgia and the Mall of Georgia Crossings and approximately 2.4 miles from Coolray Field. The Mall of Georgia is anchored by Nordstrom, Belk, Dillard’s, JC Penney and Macy’s and has more than 225 in-line tenants. The Mall of Georgia Crossing, adjacent to the Mall of Georgia, is anchored by Target, Nordstrom Rack, TJ Maxx, Best Buy and Staples. Hampton Inn Atlanta Lawrenceville is located in the city of Lawrenceville, approximately two miles from the Gwinnet Medical Center, a 553-bed health care network with more than 4,100 employees, and approximately 7.8 miles from Coolray Field.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Ashford Hospitality Portfolio C3

Operating History and Underwritten Net Cash Flow. The following tables present certain information relating to the individual and combined historical operating performance and the Underwritten Net Cash Flow at the Ashford Hospitality Portfolio C3 Property:

SpringHill Suites Buford
	2009	2010	2011	2012	2013	6/30/2014 TTM	UW
Occupancy	59.0%	61.1%	69.6%	70.6%	79.2%	82.8%	82.8%
ADR	$98.14	$90.12	$91.71	$93.54	$98.24	$98.88	$98.88
RevPAR	$57.92	$55.04	$63.85	$66.04	$77.82	$81.84	$81.84

Hampton Inn Buford
	2009	2010	2011	2012	2013	6/30/2014 TTM	UW
Occupancy	64.6%	66.3%	68.0%	69.3%	74.4%	78.0%	78.0%
ADR	$105.94	$99.66	$105.51	$105.67	$110.15	$111.91	$111.91
RevPAR	$68.39	$66.08	$71.77	$73.20	$81.93	$87.27	$87.27

Hampton Inn Lawrenceville
	2009	2010	2011	2012	2013	6/30/2014 TTM	UW
Occupancy	51.8%	55.0%	58.2%	64.6%	70.0%	69.6%	69.6%
ADR	$90.52	$87.11	$89.17	$89.70	$93.33	$95.55	$95.55
RevPAR	$46.93	$47.95	$51.87	$57.91	$65.30	$66.48	$66.48

Portfolio Cash Flow Analysis
	2009	2010	2011	2012	2013	6/30/2014 TTM	UW	UW per Room
Rooms Revenue	$5,803,316	$5,655,266	$6,280,313	$6,610,867	$7,532,139	$7,890,795	$7,890,795	$28,799
Food & Beverage	$0	$0	$0	$0	$0	$0	$0	$0
Other Income	$80,163	$81,025	$85,423	$113,761	$115,810	$137,910	$137,910	$503
Total Revenue	$5,883,478	$5,736,291	$6,365,736	$6,724,628	$7,647,949	$8,028,705	$8,028,705	$29,302
Total Expenses	$4,240,800	$4,118,829	$4,309,359	$4,469,090	$4,921,037	$5,046,333	$5,046,333	$18,417
Net Op. Income	$1,642,678	$1,617,462	$2,056,377	$2,255,538	$2,726,911	$2,982,372	$2,982,372	$10,885
FF&E	$235,339	$229,452	$254,629	$268,994	$305,918	$321,148	$321,148	$1,172
Net Cash Flow	$1,407,339	$1,388,011	$1,801,748	$1,986,544	$2,420,993	$2,661,224	$2,661,224	$9,712

NOI DSCR	1.03x	1.02x	1.29x	1.42x	1.71x	1.87x	1.87x
NCF DSCR	0.88x	0.87x	1.13x	1.25x	1.52x	1.67x	1.67x
NOI Debt Yield	6.6%	6.5%	8.2%	9.0%	10.9%	11.9%	11.9%
NCF Debt Yield	5.6%	5.6%	7.2%	8.0%	9.7%	10.7%	10.7%

Release of Property. At any time after the second anniversary of the closing of the securitization which includes the Ashford Hospitality Portfolio C3 Mortgage Loan and prior to April 1, 2024, the Ashford Hospitality Portfolio C1 Borrower may obtain a release of any of the individual hotel properties comprising the Ashford Hospitality Portfolio C3 Property in connection with a partial defeasance (equal to 110% of the allocated loan balance associated with the released property or properties) of the Ashford Hospitality Portfolio C3 Mortgage Loan, provided, amongst other conditions, (i) the Ashford Hospitality Portfolio C3 Borrower delivers a rating agency confirmation with respect to the partial defeasance event, and (ii) the debt yield is equal to or greater than the greater of the debt yield of the Ashford Hospitality Portfolio C3 Mortgaged Property immediately prior to the partial defeasance event and 10.4%.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Value Place Williston

Mortgage Loan No. 14 – Value Place Williston

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/ Portfolio:	Single Asset
Original Balance:	$20,000,000			Location:	Williston, ND 58801
Cut-off Date Balance:	$20,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	1.9%			Detailed Property Type:	Extended Stay
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Arthur L. Cahoon, Jeffrey G. Meyer			Year Built/Renovated:	2012/N/A
Mortgage Rate:	5.510%			Size:	248 Rooms
Note Date:	8/29/2014			Cut-off Date Balance per Unit:	$80,645
First Payment Date:	10/1/2014			Maturity Date Balance per Unit:	$35,664
Maturity Date:	9/1/2024			Property Manager:	Nakota Property Management, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	180 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$3,594,062
Seasoning:	0 month			UW NOI Debt Yield:	18.0%
Prepayment Provisions:	LO (24); DEF (93); O (3)			UW NOI Debt Yield at Maturity:	40.6%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.72x
Additional Debt Type:	N/A			Most Recent NOI:	$3,812,281 (7/31/2014 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$4,250,331 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(2):	N/A
Reserves				Occupancy Rate:	65.9% (7/31/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	71.8% (12/31/2013)
RE Tax:	$61,029	$7,629	N/A	3rd Most Recent Occupancy(2):	N/A
Insurance:	$20,835	$4,167	N/A	Appraised Value (as of):	$31,900,000 (8/4/2014)
FF&E(1):	$0	$17,792	$213,504	Cut-off Date LTV Ratio:	62.7%
				Maturity Date LTV Ratio:	27.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,000,000	100.0%	Loan Payoff:	$9,191,859	46.0%
			Closing Costs:	$457,313	2.3%
			Reserves:	$81,864	0.4%
			Return of Equity:	$10,268,964	51.3%
Total Sources:	$20,000,000	100.0%	Total Uses:	$20,000,000	100.0%

(1)	The FF&E Reserve is capped at twelve times the then-applicable FF&E Reserve monthly amount.

(2)	Because construction of the Value Place Williston Property was completed in 2012, historical occupancy and NOI prior to 2013 are not available.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Value Place Williston Mortgage Loan”) is evidenced by a note in the original principal amount of $20,000,000 and is secured by a first priority fee mortgage encumbering a Value Place flagged extended stay hotel (the “Value Place Williston Property”). The proceeds of the Value Place Williston Mortgage Loan were used to refinance a previous loan of approximately $9,191,859, fund upfront reserves, pay closing costs and return equity to the borrower.

The Property. The Value Place Williston Property is comprised of two 4-story buildings with 248 rooms, as well as an on-site two-story, 83 unit storage facility that consists of 65 storage units and 18 garage stalls for storing larger personal items. The Value Place Williston Property is located in Williston, North Dakota, just off U.S. Highway 2 and U.S. Highway 85, which is the main north-south highway that runs through Williston. The Value Place Williston Property is located four miles north of Sloulin Field International Airport. Every unit at the Value Place Williston Property features a kitchenette with a full-sized refrigerator, cooktop stove, microwave and sink. In addition, the Value Place Williston Property also offers self-storage facilities. Other amenities include coin operated laundry, a picnic/barbecue area, free high speed internet, flat screen televisions with full cable packages and vending machines. The sponsor developed the Value Place Williston Property in 2012 for a total cost of approximately $17.7 million. The Value Place Williston Property is managed by Nakota Property Management, LLC, an affiliate of the borrower. The current franchise agreements with Value Place Franchise Services LLC expire in 2032.

The Borrower. The borrower is Bakken Park, LLC (the “Value Place Williston Borrower”), a single-purpose Delaware limited liability company. The Value Place Williston Borrower is controlled and partially directly and indirectly owned by Arthur L. Cahoon. The Value Place Williston Mortgage Loan sponsors and nonrecourse carve-out guarantors are Arthur L. Cahoon and Jeffrey G. Meyer. Mr. Cahoon is a founding partner and CEO of Rock Creek Capital, a real estate investment firm which specializes in acquiring unique land and increasing its value through active management and property repositioning. In addition to the Value Place Williston Property, Mr. Cahoon has ownership interests in two other Value Place hotels in the Bakken area: one in Dickinson, North Dakota and the other in Watford City, North Dakota.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Value Place Williston

The Market. The Value Place Williston Property is located in Williston, North Dakota, which is in the Bakken oil and natural gas field of northwestern North Dakota. Williston is the largest city in the Bakken area and is considered the center of the energy industry in North Dakota. According to the appraisal, Williston has had the fastest population growth in the United States in recent years, and extensive commercial, industrial and residential real estate development and business expansion have occurred during the last five years. According to the U.S. Energy Information Administration, North Dakota is the second largest oil producing state behind Texas, with the Bakken area accounting for 90% of North Dakota’s total oil production. The U.S. Geological Survey recently assessed that the Bakken and Three Forks (located directly below the Bakken area) areas may contain an estimated 7.4 billion barrels of recoverable oil.

The competitive set of hotel properties identified by the appraiser is comprised of approximately 1,254 rooms and was on average 70% occupied during the 12 months ending June 30, 2014 with an ADR of $150.17 and average RevPAR of $104.78. The competitive set includes mid-to-upper scale limited service hotels as well as mid-scale extended stay hotels which offer more amenities and services and charge higher rates than the Value Place Williston Property. Value Place’s business model is to focus on providing economical, safe, clean short term lodging alternatives to their customers by deploying a personalized system where each guest can pay for add-on amenities and services they need during their stay. As such, there are no hotels in the competitive set that have the same business model as the one employed at the Value Place Williston Property.

A summary of the properties that compete with the Value Place Williston Property is shown in the table below:

Competitive Property Summary(1)
Property	Hotel Type	No. of Rooms	Year Built	6/30/14 TTM Occ.	6/30/14 TTM ADR	6/30/14 RevPAR	Kitchenette	Restaurant	Lounge	Business Center	Pool & Spa	Gym
Value Place Williston	Extended Stay	248	2012	69%	$85.53	$58.93	Y	N	N	N	N	N
Dakota Landing	Extended Stay	240	2013	65%	$150.00	$97.50	N	Y	Y(2)	Y	N	Y
Microtel Inn & Suites	Extended Stay	77	2011	70%	$150.00	$105.00	N	N	N	N	Y	Y
Candlewood Suites	Extended Stay	79	2010	70%	$200.00	$140.00	Y	N	N	Y	N	Y
HomStay Suites	Extended Stay	79	2011	75%	$170.00	$127.50	Y	Y	Y	Y	N	Y
MainStay Suites	Extended Stay	89	2012	75%	$160.00	$120.00	Y	N	Y	Y	N	N
Best Western Plus	Limited Service	105	2012	70%	$180.00	$126.00	N	N	N	Y	Y	Y
Holiday Inn Express	Limited Service	88	2012	70%	$240.00	$168.00	N	N	N	Y	Y	Y
Hampton Inn & Suites	Limited Service	98	2012	70%	$220.00	$154.00	N	N	N	Y	Y	Y
Super 8	Limited Service	82	1978	70%	$95.00	$66.50	N	N	N	Y	Y	N
Motel 6	Limited Service	69	2011	75%	$95.00	$71.25	N	N	N	N	N	N
Total/Wtd. Avg.		1,254		70%	$150.17	$104.78

(1)	Source: Appraisal

(2)	Source: Dakota Landing website

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Value Place Williston Property:

Cash Flow Analysis
	2011(1)	2012(1)	2013	7/31/2014 TTM	UW	UW per Room
Occupancy	N/A	N/A	71.8%	65.9%	65.9%
ADR	N/A	N/A	$89.54	$88.31	$87.80
RevPAR	N/A	N/A	$64.32	$58.22	$57.86

Rooms Revenue	N/A	N/A	$5,759,770	$5,237,173	$5,237,505	$21,119
Rental Income(2)	N/A	N/A	$51,800	$89,789	$94,132	$380
Other Income(3)	N/A	N/A	$11,304	$5,953	$5,953	$24
Total Revenue	N/A	N/A	$5,822,874	$5,332,915	$5,337,590	$21,523
Total Expenses	N/A	N/A	$1,572,543	$1,520,634	$1,743,528	$7,030
Net Op. Income	N/A	N/A	$4,250,331	$3,812,281	$3,594,062	$14,492
FF&E	N/A	N/A	$0	$0	$213,504	$861
Net Cash Flow	N/A	N/A	$4,250,331	$3,812,281	$3,380,559	$13,631

NOI DSCR	N/A	N/A	2.17x	1.94x	1.83x
NCF DSCR	N/A	N/A	2.17x	1.94x	1.72x
NOI Debt Yield	N/A	N/A	21.3%	19.1%	18.0%
NCF Debt Yield	N/A	N/A	21.3%	19.1%	16.9%

(1)	Because construction of the Value Place Williston Property was completed in 2012, historical occupancy and NOI prior to 2013 are not available.

(2)	Rental income consists of income generated from renting 18 garage units and 65 self-storage units.

(3)	Other income consists of coin-operated laundry and vending machine income.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Shoregate Towers

Mortgage Loan No. 15 – Shoregate Towers

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$19,600,000			Location:	Willowick, OH 44095
Cut-off Date Balance:	$19,600,000			General Property Type:	Multifamily
% of Initial Pool Balance:	1.9%			Detailed Property Type:	High Rise
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Elliot Antebi			Year Built/Renovated:	1970/2010-2013
Mortgage Rate:	4.40918367%			Size:	405 Units
Note Date:	7/14/2014			Cut-off Date Balance per Unit:	$48,395
First Payment Date:	9/1/2014			Maturity Date Balance per Unit:	$46,228
Maturity Date:	8/1/2019			Property Manager:	Ellemark Management, LLC (borrower related)
Original Term to Maturity:	60 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$1,841,622
Seasoning:	1 month			UW NOI Debt Yield:	9.4%
Prepayment Provisions:	LO (25); DEF (31); O (4)			UW NOI Debt Yield at Maturity:	9.8%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.52x
Additional Debt Type(1):	Mezzanine			Most Recent NOI (As of):	$1,884,862 (4/30/2014 TTM)
Additional Debt Balance:	$2,000,000			2nd Most Recent NOI (As of):	$1,879,032 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI (As of):	$1,948,935 (12/31/2012)
Reserves				Occupancy Rate (As of):	91.4% (6/26/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy (As of):	91.5% (12/31/2013)
RE Tax:	$30,740	$30,740	N/A	3rd Most Recent Occupancy (As of):	94.5% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (As of):	$27,000,000 (2/18/2014)
Recurring Replacements:	$0	$8,438	N/A	Cut-off Date LTV Ratio:	72.6%
Deferred Maintenance:	$8,125	$0	N/A	Maturity Date LTV Ratio:	69.3%
Capital Expenditures(2):	$200,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,600,000	90.7%	Loan Payoff:	$14,399,595	66.7%
Mezzanine Loan:	$2,000,000	9.3%	Reserves:	$238,865	1.1%
			Closing Costs:	$414,535	1.9%
			Return of Equity:	$6,547,005	30.3%
Total Sources:	$21,600,000	100.0%	Total Uses:	$21,600,000	100.0%

(1)
The existing mezzanine financing is subject to an inter-creditor agreement with Morgan Stanley Bank, N.A. It is expected that this mezzanine loan will be placed with a third-party lender at a future date.

(2)	A Capital Expenditures reserve is in place for planned garage and elevator repairs and hallway carpet replacement.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Shoregate Towers Mortgage Loan”) is evidenced by a note in the original principal amount of $19,600,000 and is secured by a first priority fee mortgage encumbering a multifamily property known as Shoregate Towers located in Willowick, Ohio (the “Shoregate Towers Property”). The proceeds of the Shoregate Towers Mortgage Loan were primarily used to refinance a previous loan of approximately $14,399,595.

The Borrower and the Sponsor. The borrower is Shoregate Towers NS, LLC (the “Shoregate Towers Borrower”), a single-purpose Delaware limited liability company with an independent director. The Shoregate Towers Borrower is majority indirectly owned and controlled by Elliot Antebi, the nonrecourse carve-out guarantor.

The Mortgaged Property. The Shoregate Towers Property is a two-building, 12-story multifamily residential property containing 405 one and two bedroom apartments. The Shoregate Towers Property was constructed in 1970 and was renovated between 2010 and 2013. It is located on the shores of Lake Erie in Willowick, Ohio, a suburb of Cleveland. The 210 one-bedroom apartments range from 534 SF (23 units) to 660 SF (187 units). The 195 two-bedroom apartments range from 909 SF (106 units) to 935 SF (89 units). The 935 SF apartments have two bathrooms and the rest of the apartments have one bathroom. The overall average apartment size is 778 SF. There are 602 surface and garage parking spaces. Common amenities include two clubhouses, two community centers, two work-out facilities, and outdoor swimming pool overlooking Lake Erie, basement storage and laundry facilities.

The Market. The Shoregate Towers Property is located in Willowick, Lake County, Ohio, within the Cleveland metropolitan market, approximately 18 miles northeast of downtown Cleveland. The overall Cleveland apartment market had a 5.5% vacancy as of December 31, 2013 and the Shoregate Towers Property’s Euclid apartment submarket had an average 9.3% vacancy rate. The Euclid submarket contained approximately 11,371 apartment units as of December 31, 2013, and the appraiser noted 264 new units currently under construction. Average rental rates in the submarket were $795 per month as of December 31, 2013.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18	Shoregate Towers

Comparable properties to the Shoregate Towers Property are shown in the table below:

Comparable Property Summary
Property	Location	Year Built	Occ.	No. of Units	Avg. Size (SF)	Project Design	Distance from Subject	Avg. Rent Per Unit
Water’s Edge	23951 Lake Shore Blvd.	1966	95%	428	824	Mid-Rise	2.8 miles	$743
North Pointe Apartments	26151 Lake Shore Blvd.	1970	88%	954	806	Mid-Rise	2.0 miles	$697
The Riviera	26011 Lake Shore Blvd.	1965	97%	240	566	Mid-Rise	2.1 miles	$640
Richmond Hills	25450 Euclid Ave.	1966	100%	198	637	Mid-Rise	4.3 miles	$609
Oaks of Euclid	27061 Sidney Drive	1968	85%	740	990	Garden	3.5 miles	$753

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Shoregate Towers Property:

Cash Flow Analysis
	2011	2012(1)	2013	2014	UW	UW PSF
Base Rent	$3,155,664	$3,040,446	$2,996,263	$2,997,883	$3,283,296	$8,107
Total Recoveries	$0	$0	$0	$0	$0	$0
Other Income	$112,829	$298,658	$309,272	$324,171	$324,171	$800.42
Discounts Concessions	$0	$0	$0	$0	$0	$0
Less Vacancy & Credit Loss	$0	$0	$0	$0	($308,630)	($762)
Effective Gross Income	$3,268,493	$3,339,104	$3,305,535	$3,322,054	$3,298,837	$8,145
Total Operating Expenses	$1,343,285	$1,390,169	$1,426,503	$1,437,192	$1,457,215	$3,598
Net Operating Income	$1,925,208	$1,948,935	$1,879,032	$1,884,862	$1,841,622	$4,547
Capital Expenditures	$220,229	$311,858	$237,138	$254,178	$101,250	$250
TI/LC	$0	$0	$0	$0	$0	$0
Net Cash Flow	$1,704,979	$1,637,077	$1,641,894	$1,630,684	$1,740,372	$4,297
Occupancy %	95.2%	94.5%	91.5%	90.6%	90.6%
NOI DSCR	1.68x	1.70x	1.64x	1.64x	1.60x
NCF DSCR	1.48x	1.43x	1.43x	1.42x	1.52x
NOI Debt Yield	9.8%	9.9%	9.6%	9.6%	9.4%
NCF Debt Yield	8.7%	8.4%	8.4%	8.3%	8.9%

1)	An elevator in the East Building of the Shoregate Tower Property was damaged in the 4th quarter of 2012 and affected occupancy on the top floors of that building. The elevator has now been replaced.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C18

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